EXECUTION VERSION
SECOND AMENDMENT TO CREDIT AGREEMENT Exhibit 10.1
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of July 15, 2021 (the “Second Amendment Effective Date”), is among, EnerSys, a Delaware corporation (the “Company”), the Designated Borrowers party hereto, the Guarantors party hereto, the Lenders party hereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable.
W I T N E S S E T H
WHEREAS, pursuant to that certain Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the Lenders and the L/C Issuer have agreed to provide the Borrowers with the credit facilities provided for therein;
WHEREAS, the Borrowers have requested that the Lenders amend the Existing Credit Agreement as set forth herein; and
WHEREAS, the Lenders party hereto have agreed to amend the Existing Credit Agreement as set forth herein, subject to the terms and conditions specified in this Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:
1.Amendments to Existing Credit Agreement.
(a)The Existing Credit Agreement is amended in its entirety to read as set forth in Annex A attached hereto to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and insert the added text (indicated textually in the same manner as the following example: added text or added text) as shown therein (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).
(b)Schedules 2.01, 5.12, 7.03, 7.04, and 7.05 to the Existing Credit Agreement are hereby amended in their entirety to read in the forms of Schedules 2.01, 5.12, 7.03, 7.04, and 7.05 attached hereto, respectively.
(c)Exhibits A-1 and C to the Existing Credit Agreement are hereby amended in their entirety to read in the forms of Exhibits A-1 and C attached hereto, respectively.
(d)A new Exhibit B-6 is hereby added to the Amended Credit Agreement to read in the form of Exhibit B-6 attached hereto.
(e)Except as set forth in Sections 1(b) and 1(c), no schedules or exhibits to the Existing Credit Agreement (as amended or otherwise modified in writing prior to the Second Amendment Effective Date) are modified or otherwise affected hereby.
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(f)The parties hereto agree that, on and as of the Second Amendment Effective Date after giving effect to this Agreement, all Obligations outstanding on and as of the Second Amendment Effective Date shall in all respects be continuing and shall be deemed to be Obligations under the Amended Credit Agreement. Neither this Agreement nor the Amended Credit Agreement is a novation of the Existing Credit Agreement, or shall by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Lender, or any other holder of the Obligations under the Existing Credit Agreement or any other Loan Document, and except as set forth herein, shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Existing Credit Agreement or any other Loan Document.
2.Joinder of New Lenders.
(a)Each Person that signs this Agreement as a Lender and that was not a Lender party to the Existing Credit Agreement (each a “New Lender”) (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (B) it satisfies the requirements to be an assignee under the Amended Credit Agreement (subject to such consents, if any, as may be required under the Amended Credit Agreement), (C) from and after the Second Amendment Effective Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth in the Amended Credit Agreement, as may be applicable to such New Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities, (E) it has received a copy of the Amended Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Existing Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (F) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and (G) if it is a Foreign Lender, any documentation required to be delivered by it pursuant to the terms of the Amended Credit Agreement, has been duly completed and executed by such New Lender and delivered to the Administrative Agent; and (ii) agrees that (A) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (B) it will perform in accordance with their terms all of the obligations required to be performed by it as a Lender.
(b)Each of the Credit Parties and the Administrative Agent agrees that, upon the Second Amendment Effective Date, each New Lender shall be (i) a party to the Amended Credit Agreement, (ii) a “Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents, and (iii) subject to and bound by the terms of the Amended Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender under the Amended Credit Agreement and the other Loan Documents.

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(c)The address of each New Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such New Lender to the Administrative Agent.
3.Conditions Precedent to Effectiveness. This Agreement shall be effective on the Second Amendment Effective Date upon the satisfaction of the following conditions precedent:
(a)the Administrative Agent shall have received counterparts of this Agreement duly executed by the Company, the Designated Borrowers, the Guarantors, each Lender (other than any Exiting Lender (as defined below)), the Swing Line Lender, the L/C Issuer and the Administrative Agent;
(b)the Administrative Agent shall have received an exiting lender consent, in form and substance reasonably satisfactory to the Administrative Agent, from each Lender that will not have a Commitment or any Loans after giving effect to this Agreement (each such Lender, an “Exiting Lender”), if any;
(c)the Administrative Agent shall have received Notes executed by an Authorized Officer of the applicable Borrower, in favor of each Lender, if any, that has requested a Note from such Borrower;
(d)the Administrative Agent shall have received favorable opinions of legal counsel to the Credit Parties (including opinions of local and foreign counsel, as reasonably required by the Administrative Agent), addressed to the Administrative Agent, the Swing Line Lender, the L/C Issuer and each Lender, dated as of the Second Amendment Effective Date;
(e)the Administrative Agent shall have received (i) copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization, formation or incorporation, if available, and certified by an Authorized Officer of such Credit Party to be true and correct as of the Second Amendment Effective Date; (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Authorized Officers of each Credit Party as Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as a Authorized Officer in connection with this Agreement and the other Loan Documents to which such Credit Party is a party; and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing in its jurisdiction of organization, formation or incorporation, as applicable;
(f)the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, annual projections for the Company and its subsidiaries for each year during the term of the Amended Credit Agreement;
(g)the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, (i) to the extent not already filed, completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral, (ii) searches of UCC filings, tax liens, and judgment liens with the corresponding Governmental Authorities in the jurisdiction of incorporation or formation, as applicable, of each Credit Party, and each other jurisdiction deemed appropriate by the Administrative Agent, (iii) to

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the extent not previously delivered to the Administrative Agent, any certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of organization of such Person), and (iv) copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including naming the Administrative Agent and its successors and assigns as additional insured (in the case of liability insurance) or lender’s loss payee (in the case of property insurance) on behalf of the Lenders;
(h)the Administrative Agent shall have received a certificate of an Authorized Officer of the Company certifying (i) as to the matters set forth in Section 5(c)(v) and (ii) that there has not occurred since March 31, 2021 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect;
(i)the Administrative Agent shall have received a Solvency Certificate signed by an Authorized Officer of the Company, dated as of the Second Amendment Effective Date;
(j)all existing third party Indebtedness for borrowed money of the Company and its Restricted Subsidiaries (other than such third party Indebtedness for borrowed money which is permitted to remain outstanding pursuant to the terms of the Amended Credit Agreement) shall have been, or substantially concurrently, will be refinanced or repaid;
(k)the Credit Parties shall have provided (at least three (3) Business Days before the Second Amendment Effective Date) to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and the Lenders in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Canadian AML Acts, to the extent requested in writing at least ten (10) days prior to the Second Amendment Effective Date;
(l)at least three (3) days prior to the Second Amendment Effective Date, if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver, to each Lender that shall have made such request in writing at least ten (10) days prior to the Second Amendment Effective Date, a Beneficial Ownership Certification in relation to such Borrower;
(m)the Borrowers shall have repaid a portion of the principal amount of the Incremental Term A-1 Loan (as defined in the Incremental Term Loan and Increase Agreement) outstanding under the Existing Credit Agreement immediately prior to the Second Amendment Effective Date in an aggregate principal amount equal to $150,000,000 (the “Prepayment”);
(n)the Borrowers shall have paid all accrued and unpaid interest and fees owing under the Existing Credit Agreement immediately prior to the Second Amendment Effective Date; and
(o)the Administrative Agent shall have received all fees due and payable under the Fee Letter (as defined in the Amended Credit Agreement) on or before the Second Amendment Effective Date and, to the extent invoiced at least two (2) Business Days prior to the Second Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses

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required to be reimbursed or paid by the Borrowers hereunder and under the Amended Credit Agreement.
Without limiting the generality of Section 9.03(c) of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Agreement (and each Exiting Lender that has delivered an Exiting Lender Consent) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.
4.Reallocation.
(a)Each Lender party hereto (including each New Lender) hereby agrees that, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, upon giving effect to this Agreement, (i) its Revolving A Commitment is set forth opposite its name on Schedule 2.01 attached to this Agreement under the caption “Revolving A Commitment”, (ii) its Revolving B Commitment is set forth opposite its name on Schedule 2.01 attached to this Agreement under the caption “Revolving B Commitment”, (iii) its Initial Term Loan Commitment is set forth opposite its name on Schedule 2.01 attached to this Agreement under the caption “Initial Term Loan Commitment” and (iv) its Initial Term A-2 Loan Commitment is set forth opposite its name on Schedule 2.01 attached to this Agreement under the caption “Initial Term A-2 Loan Commitment”.
(b)On the Second Amendment Effective Date, upon giving effect to this Agreement, each Lender shall, subject to the terms and conditions of this Agreement and the Amended Credit Agreement, effect such assignments, prepayments, borrowings and reallocations as are necessary to effectuate the modifications contemplated in this Agreement and the Amended Credit Agreement, in each case, such that, after giving effect thereto, (i) each Lender will hold its respective Applicable Percentage of the Outstanding Amount of all Revolving A Loans, all Revolving B Loans, the Initial Term Loan, and the Initial Term A-2 Loan, in each case, as set forth on Schedule 2.01 attached hereto (it being understood that some or all of the Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement may remain outstanding under the Amended Credit Agreement in accordance with this Section 4(b), and upon such effectiveness shall be deemed Loans funded on the Second Amendment Effective Date and outstanding under the Amended Credit Agreement). In connection with the foregoing, any Lender may exchange, continue, or rollover all or a portion of its Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.
5.Miscellaneous.
(a)The Loan Documents and the obligations of the Credit Parties thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.
(b)Each Credit Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, (iii)

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agrees that, except with respect to the Prepayment, this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Collateral Documents shall continue to be in full force and effect and are not impaired or adversely affected by this Agreement in any manner whatsoever, (iv) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Obligations and (v) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents shall remain and continue in full force and effect in respect of, and to secure, the Obligations.
(c)Each Credit Party hereby represents and warrants as follows:
    (i)    such Credit Party has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;
(ii)    such Credit Party has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
    (iii)    neither the execution, delivery or performance by such Credit Party of this Agreement, nor compliance by such Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein, (A) will contravene any material provision of any material applicable Law, (B) will violate or result in a default under any material indenture, agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, (C) will result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Restricted Subsidiaries (other than pursuant to the Collateral Documents) or (d) will violate any provision of the certificate of incorporation, by-laws, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of such Credit Party;
    (iv)    except as may have been obtained or made on or prior to the Second Amendment Effective Date (and which remain in full force and effect on the Second Amendment Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required in connection with (A) the execution, delivery and performance of this Agreement or (B) the legality, validity, binding effect or enforceability of this Agreement; and
    (v)    after giving effect to this Agreement and the transactions contemplated hereby, (A) the representations and warranties of the Company and each other Credit Party contained in Article V of the Amended Credit Agreement and each other Loan Document are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically

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refer to an earlier date, in which case they were true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date and (B) no Default exists, or would result from, this Agreement or from the application of the proceeds of any Borrowing on the Second Amendment Effective Date.
(d)Subject to Section 10.17 of the Amended Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. The authorization under this Section 5(d) may include use or acceptance by the Administrative Agent, the L/C Issuer and each Lender of a manually signed paper copy of this Agreement which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed copy of this Agreement converted into another format, for transmission, delivery and/or retention.
(e)If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
(g)The terms of Sections 10.14 and 10.15 of the Existing Credit Agreement with respect to submission to jurisdiction, waiver of venue, and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
[signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first written above.
COMPANY:    ENERSYS,
a Delaware corporation
By:    /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Vice President, Treasurer and Assistant Secretary
DESIGNATED BORROWER:    ALPHA TECHNOLOGIES LTD.,
a British Columbia company
By: /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Treasurer
GUARANTORS:    ENERSYS ADVANCED SYSTEMS INC.,
a Delaware corporation
By: /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Treasurer
ENERSYS CAPITAL INC.,
a Delaware corporation
By: /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Vice President and Treasurer
ENERSYS DELAWARE INC.,
a Delaware corporation
By: /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Treasurer and Assistant Secretary
ENERSYS ENERGY PRODUCTS INC.,
a Delaware corporation
By: /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Treasurer

[Signature Page to Second Amendment]

PURCELL SYSTEMS, INC.,
a Delaware corporation
By: /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Treasurer
ESFINCO, LLC,
a Delaware limited liability company
By: EnerSys Delaware Inc., its sole member
By: /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Treasurer and Assistant Secretary
HAWKER POWERSOURCE, INC.,
a Delaware corporation
By: /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Treasurer and Assistant Secretary
ALPHA TECHNOLOGIES SERVICES, INC.,
a Nevada corporation
By: /s/ Thomas L. O’Neill
Name: Thomas L. O’Neill
Title: Director and Authorized Signatory

[Signature Page to Second Amendment]

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President
BANK OF AMERICA, N.A., acting through its Canada Branch, as Canadian Administrative Agent
By: /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[Signature Page to Second Amendment]

LENDERS:                    BANK OF AMERICA, N.A.,
as a Lender, the Swing Line Lender and the L/C Issuer
By: /s/ Erron Powers
Name: Erron Powers
Title: Director

[Signature Page to Second Amendment]

TD BANK, N.A.,
as a Lender

By: /s/ Steve Levi
Name:    Steve Levi
Title:    Senior Vice President

[Signature Page to Second Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Alyssa Conahan
Name:    Alyssa Conahan
Title:    Vice President

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Louis Salvino
Name:    Louis Salvino
Title:    Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH
as a Lender

By: /s/ Jeffrey Coleman
Name:    Jeffrey Coleman
Title:    Executive Director

[Signature Page to Second Amendment]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Domenic D’Ginto
Name:    Domenic D’Ginto
Title:    Managing Director

[Signature Page to Second Amendment]

PNC BANK, CANADA BRANCH,
as a Lender

By: /s/ Caroline Stade
Name:    Caroline Stade
Title:    Senior Vice President

[Signature Page to Second Amendment]

CITIZENS BANK, N.A.,
as a Lender

By: /s/ Pamela Hansen
Name:    Pamela Hansen
Title:    Senior Vice President

[Signature Page to Second Amendment]

THE HUNTINGTON NATIONAL BANK,
as a Lender

By: /s/ Mark Zobel
Name:    Mark Zobel
Title:    Vice President

[Signature Page to Second Amendment]

MUFG BANK, LTD.,
as a Lender

By: /s/ Liwei Liu
Name:    Liwei Liu
Title:    Vice President

MUFG BANK, LTD., CANADA BRANCH,
as an Initial Term A-2 Loan Lender

By: /s/ Shiva Srikantan
Name:    Shiva Srikantan
Title:    Vice President

[Signature Page to Second Amendment]

SANTANDER BANK, N.A.,
as a Lender

By: /s/ Jennifer Baydian
Name:    Jennifer Baydian
Title:    Senior Vice President

[Signature Page to Second Amendment]

TRUIST BANK,
as a Lender

By: /s/ Jason Hembree
Name:    Jason Hembree
Title:    Vice President

[Signature Page to Second Amendment]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Kenneth R. Fieler
Name:    Kenneth R. Fieler
Title:    Vice President

[Signature Page to Second Amendment]

FULTON BANK, N.A.,
as a Lender

By: /s/ Michael J. Lessig
Name:    Michael J. Lessig
Title:    Senior Vice President

[Signature Page to Second Amendment]

DZ BANK AG,
Deutsche Zentral-Genossenschaftsbank
New York Branch,
as a Lender

By: /s/ Oliver Hildenbrand
Name:    Oliver Hildenbrand
Title:    Director

By: /s/ Kathrin Rauschnabel
Name:    Kathrin Rauschnabel
Title:    General Counsel

[Signature Page to Second Amendment]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Christopher Griffin
Name:    Christopher Griffin
Title:    Director

[Signature Page to Second Amendment]

FIRST NATIONAL BANK OF PENNSYLVANIA,
as a Lender

By: /s/ Mary Ann Moffitt
Name:    Mary Ann Moffitt
Title:    Senior Vice President

[Signature Page to Second Amendment]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ JiaQi Zhang
Name:    JiaQi Zhang (23294)
Title:    Vice President

[Signature Page to Second Amendment]

SVENSKA HANDELSBANKEN AB (PUBL), NEW YORK BRANCH,
as a Lender

By: /s/ Anna Gustafsson
Name:    Anna Gustafsson
Title:    VP – Head of Corporate Banking

By: /s/ Mark Cleary
Name:    Mark Cleary
Title:    SVP – Deputy General Manager

[Signature Page to Second Amendment]

Annex A
Amended Credit Agreement
[see attached]
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~~**COMPOSITE CREDIT AGREEMENT**~~
~~**FOR REFERENCE PURPOSES ONLY**~~

Annex A

Published CUSIP Numbers: Deal: 29275VAG3 Revolver A: 29275VAH1 Revolver B: 29275VAJ7 Initial Term Loan: 29275VAK4 Initial Term A-2 Loan: 29275VAM0
CREDIT AGREEMENT~~1~~
Dated as of August 4, 2017
among
    ENERSYS,
The Other Borrowers Party Hereto,
The Guarantors Party Hereto,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer
and
The Other Lenders Party Hereto
~~JPMORGAN CHASE~~TD BANK, N.A.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents

~~TD~~JPMORGAN CHASE BANK, N.A.
and
PNC BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

~~HSBC~~CITIZENS BANK ~~USA~~, ~~NATIONAL ASSOCIATION~~N.A.,
~~BRANCH BANKING AND TRUST COMPANY~~THE HUNTINGTON NATIONAL BANK,
~~THE~~MUFG BANK ~~OF TOKYO-MITSUBISHI UFJ~~, LTD.,
SANTANDER BANK, N.A.,
~~CITIZENS~~TRUIST BANK ~~OF PENNSYLVANIA,~~
and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Managers

~~1 Reflects amendments pursuant to that certain Incremental Term Loan Lender Joinder Agreement, Increase Agreement and First Amendment to Credit Agreement dated as of December 7, 2018.~~
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Arranged by:
~~BANK OF AMERICA MERRILL LYNCH~~BOFA SECURITIES, INC.,
~~J.P. MORGAN~~TD SECURITIES (USA) LLC
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~43~~48
1.03    Accounting Terms    ~~45~~50
1.04    Rounding    ~~46~~51
1.05    Exchange Rates; Currency Equivalents; Rates    ~~46~~51
1.06    Additional Alternative Currencies    ~~47~~52
1.07    Change of Currency    ~~48~~53
1.08    Times of Day    ~~48~~53
1.09    Letter of Credit Amounts    ~~48~~53
1.10    Certain Determinations    ~~48~~53
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS    ~~49~~54
2.01    Loans    ~~49~~54
2.02    Borrowings, Conversions and Continuations    ~~50~~55
2.03    Letters of Credit    ~~52~~58
2.04    Swing Line Loans    ~~61~~67
2.05    Prepayments    ~~64~~69
2.06    Termination or Reduction of Commitments    ~~67~~72
2.07    Repayment of Loans    ~~68~~73
2.08    Interest    ~~69~~75
2.09    Fees    ~~69~~76
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    ~~70~~77
2.11    Evidence of Debt    ~~71~~77
2.12    Payments Generally; Administrative Agent’s Clawback    ~~71~~78
2.13    Sharing of Payments by Lenders    ~~73~~80
2.14    Cash Collateral    ~~74~~80
2.15    Defaulting Lenders    ~~75~~81
2.16    Designated Borrowers    ~~77~~84
2.17    Refinancing Facilities    ~~79~~85
2.18    Incremental Facilities    ~~81~~87
2.19    Amend and Extend Transactions    ~~85~~91
2.20    ~~ERISA Matters 86~~ESG Adjustments    93
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    ~~86~~93
3.01    Taxes    ~~86~~93
3.02    Illegality    ~~92~~99
3.03    Inability to Determine Rates    ~~93~~99
3.04    Increased Costs    ~~93~~103
3.05    Compensation for Losses    ~~95~~105
3.06    Mitigation Obligations; Replacement of Lenders    ~~96~~106
3.07    Survival    ~~96~~106
ARTICLE IV CONDITIONS PRECEDENT    ~~96~~106
4.01    Conditions to Effectiveness and Initial Credit Extension    ~~96~~106
4.02    Conditions to all Credit Extensions    ~~98~~108
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ARTICLE V REPRESENTATIONS AND WARRANTIES    ~~99~~109
5.01    Company Status    ~~99~~109
5.02    Power and Authority    ~~99~~109
5.03    No Violation    ~~99~~109
5.04    Litigation    ~~100~~110
5.05    Use of Proceeds; Margin Regulations    ~~100~~110
5.06    Governmental Approvals    ~~100~~110
5.07    Investment Company Act    ~~101~~110
5.08    True and Complete Disclosure    ~~101~~110
5.09    Financial Condition; Financial Statements    ~~101~~111
5.10    Security Interests    ~~102~~112
5.11    Compliance with ERISA    ~~102~~112
5.12    Subsidiaries    ~~103~~113
5.13    Intellectual Property    ~~103~~113
5.14    Compliance with Statutes, Agreements, Etc    ~~103~~113
5.15    Environmental Matters    ~~103~~113
5.16    Properties    ~~104~~114
5.17    Labor Relations    ~~104~~114
5.18    Tax Returns and Payments    ~~104~~114
5.19    Insurance    ~~104~~114
5.20    Sanctions    ~~104~~114
5.21    Anti-Corruption Laws    ~~105~~115
5.22    ~~EEA~~Affected Financial Institution Status    ~~105~~115
5.23    Covered Entity Status    115
5.24    Beneficial Ownership Certification    115
ARTICLE VI AFFIRMATIVE COVENANTS    ~~105~~115
6.01    Information Covenants    ~~105~~115
6.02    Books, Records and Inspections    ~~107~~117
6.03    Insurance    ~~108~~118
6.04    Payment of Taxes    ~~108~~118
6.05    Preservation of Existence    ~~108~~118
6.06    Compliance with Statutes, Etc    ~~108~~118
6.07    Compliance with Environmental Laws    ~~109~~119
6.08    ERISA    ~~109~~119
6.09    Good Repair    ~~110~~120
6.10    Additional Security; Further Assurances    ~~110~~120
6.11    Use of Proceeds    ~~112~~122
6.12    Performance of Obligations    ~~112~~122
6.13    Anti-Corruption Laws; Sanctions    ~~112~~122
6.14    Unrestricted Subsidiaries    ~~112~~122
ARTICLE VII NEGATIVE COVENANTS    ~~113~~123
7.01    Changes in Business; Fiscal Year    ~~113~~123
7.02    Consolidation; Merger; Sale or Purchase of Assets, Etc    ~~113~~123
7.03    Liens    ~~117~~126
7.04    Indebtedness    ~~120~~129
7.05    Advances; Investments; Loans    ~~124~~134
7.06    Dividends    ~~128~~137
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7.07    Transactions with Affiliates    ~~130~~140
7.08    Consolidated Interest Coverage Ratio    ~~131~~140
7.09    Consolidated Total Net Leverage Ratio    ~~131~~141
7.10    Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock, Etc    ~~131~~141
7.11    Limitations on Certain Restrictions on Subsidiaries    ~~132~~142
7.12    Sanctions    ~~133~~143
7.13    Anti-Corruption Laws    ~~133~~143
7.14    Canadian Defined Benefit Pension Plan    ~~133~~143
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    ~~133~~143
8.01    Events of Default    ~~133~~143
8.02    Application of Funds    ~~136~~145
ARTICLE IX ADMINISTRATIVE AGENT    ~~137~~147
9.01    Appointment and Authority    ~~137~~147
9.02    Rights as a Lender    ~~137~~147
9.03    Exculpatory Provisions    ~~138~~147
9.04    Reliance by Administrative Agent    ~~139~~149
9.05    Delegation of Duties    ~~139~~149
9.06    Resignation of Administrative Agent    ~~139~~149
9.07    NonReliance on Administrative Agent and Other Lenders    ~~141~~151
9.08    No Other Duties, Etc    ~~141~~151
9.09    Administrative Agent May File Proofs of Claim    ~~141~~152
9.10    Collateral and Guaranty Matters    ~~142~~153
9.11    Secured Swap Agreements and Secured Cash Management Agreements    ~~143~~153
9.12    Certain ERISA Matters    154
9.13    Recovery of Erroneous Payments    155
ARTICLE X MISCELLANEOUS    ~~143~~155
10.01    Amendments, Etc    ~~143~~155
10.02    Notices; Effectiveness; Electronic Communication    ~~145~~157
10.03    No Waiver; Cumulative Remedies; Enforcement    ~~147~~159
10.04    Expenses; Indemnity; Damage Waiver    ~~148~~160
10.05    Payments Set Aside    ~~150~~162
10.06    Successors and Assigns    ~~151~~162
10.07    Treatment of Certain Information; Confidentiality    ~~156~~168
10.08    Right of Setoff    ~~157~~169
10.09    Interest Rate Limitation    ~~158~~169
10.10    ~~Counterparts;~~ Integration; Effectiveness    ~~158~~170
10.11    Survival of Representations and Warranties    ~~158~~170
10.12    Severability    ~~158~~170
10.13    Replacement of Lenders    ~~159~~170
10.14    Governing Law; Jurisdiction; Etc    ~~159~~171
10.15    Waiver of Jury Trial    ~~161~~173
10.16    No Advisory or Fiduciary Responsibility    ~~161~~173
10.17    Electronic Execution ~~of Assignments and Certain Other Documents 161~~    173
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10.18    USA PATRIOT Act and Canadian AML Acts    ~~162~~175
10.19    Judgment Currency    ~~162~~175
10.20    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions    ~~162~~175
10.21    Acknowledgement Regarding Any Supported QFCs    176
10.22    Appointment of Company    176
ARTICLE XI GUARANTY    ~~163~~177
11.01    The Guaranty    ~~163~~177
11.02    Obligations Unconditional    ~~163~~177
11.03    Reinstatement    ~~164~~178
11.04    Certain Additional Waivers    ~~165~~178
11.05    Remedies    ~~165~~178
11.06    Rights of Contribution    ~~165~~178
11.07    Guarantee of Payment; Continuing Guarantee    ~~166~~179
11.08    Keepwell    ~~166~~179

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SCHEDULES
1.01    Existing Letters of Credit
2.01    Commitments and Applicable Percentages; L/C Commitment
5.12    Subsidiaries
5.19    Insurance
7.03    Liens Existing on the ~~Closing~~Second Amendment Effective Date
7.04     Indebtedness Existing on the ~~Closing~~Second Amendment Effective Date
7.05    Investments Existing on the ~~Closing~~Second Amendment Effective Date
10.02    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of
A-1    Loan Notice
A-2    Swing Line Loan Notice
B-1    Revolving Note (Domestic)
B-2    Revolving Note (Foreign)
B-3    Initial Term Note
B-4    Incremental Term Note
B-5    Swing Line Note
B-6    Initial Term A-2 Note
C    Compliance Certificate
D    Assignment and Assumption
E    Guaranty Supplement
F    Borrower Request and Assumption Agreement
G    Borrower Notice
H    U.S. Tax Compliance Certificates
I    Secured Party Designation Notice
J    Incremental Term Loan Lender Joinder Agreement
K    Solvency Certificate
L    Shareholder Subordinated Note
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CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of August 4, 2017, among ENERSYS, a Delaware corporation (the “Company”), the other Borrowers from time to time party hereto, the Guarantors party hereto, each Lender from time to time party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
The Company has requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

DEFINITIONS AND ACCOUNTING TERMS
1.01.Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
~~“2018 Revolver Increase Effective Date” means December 7, 2018.~~
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the ~~date of this Agreement~~Closing Date, by which any Person (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership, limited liability company or division or other business unit or segment thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Act” has the meaning specified in Section 10.18.
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates, including Bank of America acting through its Canada branch for the ~~Incremental~~Initial Term A-2 Loan) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
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“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Revolving A Commitments” means the aggregate Revolving A Commitments of all the Revolving A Lenders. The aggregate principal amount of the Aggregate Revolving A Commitments in effect on the ~~2018 Revolver Increase~~Second Amendment Effective Date is ~~SIX~~EIGHT HUNDRED ~~FORTY THREE~~TWENTY MILLION ~~FIVE HUNDRED THOUSAND~~ DOLLARS ($~~643,500,000.00~~820,000,000).
“Aggregate Revolving B Commitments” means the aggregate Revolving B Commitments of all the Revolving B Lenders. The aggregate principal amount of the Aggregate Revolving B Commitments in effect on the ~~2018 Revolver Increase~~Second Amendment Effective Date is ~~FIFTY SIX~~THIRTY MILLION ~~FIVE HUNDRED THOUSAND~~ DOLLARS ($~~56,500,000.00~~30,000,000).
“Aggregate Revolving Commitments” means the Aggregate Revolving A Commitments and/or the Aggregate Revolving B Commitments, as applicable.
“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
“Agreement” means this Credit Agreement.
“Alternative Currency” means~~, with respect to Revolving A Loans and Letters of Credit, each of~~ each of Canadian Dollars, Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.06.
“Alternative Currency Authority” means, with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.
“Alternative Currency Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA, EURIBOR, the CDOR Rate or any proposed Successor Rate for an Alternative Currency, as applicable, any conforming changes to the definitions of “SONIA”, “EURIBOR”, “CDOR Rate”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Alternative Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as the Administrative Agent (in consultation with the Company) determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and
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(b)denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a);
provided, that, (i) if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement and (ii) any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, ~~at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date)~~by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars~~.~~ at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, that, if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its reasonable discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:
(c)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (“EURIBOR”) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(d)denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “CDOR Rate”) on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period; and
(e)denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a);
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provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Applicable Percentage” means, with respect to any Lender at any time, (a) with respect to such Revolving A Lender’s Revolving A Commitment, the percentage of the Aggregate Revolving A Commitments represented by such Revolving A Lender’s Revolving A Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Revolving A Lender to make Revolving A Loans and the obligation of the L/C Issuer to make L/C Credit Extensions thereunder have been terminated pursuant to Section 8.01 or if the Aggregate Revolving A Commitments have expired, then the Applicable Percentage of each Revolving A Lender shall be determined based on the Applicable Percentage of such Revolving A Lender most recently in effect, giving effect to any subsequent assignments, (b) with respect to such Revolving B Lender’s Revolving B Commitment, the percentage of the Aggregate Revolving B Commitments represented by such Revolving B Lender’s Revolving B Commitment at such time, subject to adjustment as provided in Section 2.15, provided that if the commitment of each Revolving B Lender to make Revolving B Loans and the obligation of the L/C Issuer to make L/C Credit Extensions thereunder have been terminated pursuant to Section 8.01 or if the Aggregate Revolving B Commitments have expired, then the Applicable Percentage of each Revolving B Lender shall be determined based on the Applicable Percentage of such Revolving B Lender most recently in effect, giving effect to any subsequent assignments, (c) with respect to such Lender’s portion of the outstanding Initial Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Initial Term Loan held by such Lender at such time, subject to adjustment as provided in Section 2.15 ~~and~~, (d) with respect to such Lender’s portion of the outstanding Initial Term A-2 Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Initial Term A-2 Loan held by such Lender at such time, subject to adjustment as provided in Section 2.15, and (e) with respect to such Lender’s portion of any outstanding Incremental Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Incremental Term Loan held by such Lender at such time, subject to adjustment as provided in Section 2.15. The Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.02 or 2.17, as applicable.
“Applicable Rate” means with respect to:
any Incremental Term Loan made pursuant to any Incremental Term Loan Lender Joinder Agreement, the percentage(s) per annum set forth in such Incremental Term Loan Lender Joinder Agreement;
Revolving Loans, Swing Line Loans, the Initial Term Loan, the Initial Term A-2 Loan, the Commitment Fee and Letter of Credit Fees, the following percentages per annum, based upon the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):
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Pricing Level	Consolidated Total Net Leverage Ratio	~~EurocurrencyLIBOR Rate Loans, Alternative Currency Loans and Letter of Credit Fees~~	Base Rate Loans and Canadian Prime Rate Loans	Commitment Fee
1	< 1.25 to 1.00	1.125%	0.125%	0.175%
~~12~~	> 1.25 to 1.00 but < 2.00 to 1.00	~~1.251.250%~~	~~0.250.250%~~	~~0.2500.200%~~
~~23~~	> 2.00 to 1.00 but < 2.50 to 1.00	~~1.501.500%~~	~~0.500.500%~~	~~0.3000.250%~~
~~34~~	> 2.50 to 1.00 but < 3.25 to 1.00	~~1.751.750%~~	~~0.750.750%~~	~~0.3500.300%~~
~~45~~	> 3.25 to 1.00	~~2.002.000%~~	~~1.001.000%~~	~~0.3750.325%~~
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level ~~4~~5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Subject to the proviso in the immediately preceding sentence, the Applicable Rate in effect from the ~~Closing~~Second Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c) for the fiscal quarter of the Company ending ~~December 31, 2017~~September 30, 2021 shall be determined based upon Pricing Level ~~1~~2.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Time” means ~~(a)~~, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment~~, and (b) with respect to any borrowings and payments in Canadian Dollars, the local time in the place of settlement for Canadian Dollars as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.~~.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means ~~MLPFS, J.P. Morgan~~BofA Securities, TD Securities (USA) LLC and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners.
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“Asset Sale” means any Disposition by the Company or any of its Restricted Subsidiaries made pursuant to Section 7.02(e), (s), (u), (x) or (aa) to any Person other than the Company or any other Restricted Subsidiary of any asset (including, without limitation, any capital stock or other Equity Interests of another Person, but excluding the sale by such Person of its own Equity Interests) of the Company or such Restricted Subsidiary; provided, that, any Immaterial Asset Sale shall not constitute an “Asset Sale”.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by ~~MarkitClear or other~~use of an electronic platform) approved by the Administrative Agent.
“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, (a) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease and (b) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended March 31, ~~2017~~2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Authorized Officer” means, with respect to (a) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the chief executive officer, the chief operating officer, the corporate controller, any treasurer or other financial officer of the Company and (b) any other matter in connection with this Agreement or any other Loan Document, any officer (or a person or persons so designated by such officer) of the applicable Credit Party, in each case to the extent reasonably acceptable to the Administrative Agent, or any other officer or employee of the applicable Credit Party designated in an incumbency certificate delivered to the Administrative Agent or pursuant to an agreement between the applicable Credit Party and the Administrative Agent. Any document delivered hereunder that is signed by an Authorized Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
“Availability Period” means, (a) with respect to the Revolving A Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving A Commitments in their entirety pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving A Lender to make Revolving A Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions under the Revolving A Tranche pursuant to Section 8.01 and (b) with respect to the Revolving B Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving B Commitments in their entirety pursuant to Section 2.06, and (iii) the date of termination of
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the commitment of each Revolving B Lender to make Revolving B Loans and the obligation of the L/C Issuer to make L/C Credit Extensions under the Revolving B Tranche pursuant to Section 8.01.
“Available Amount” means, at any date, an amount equal to (a) the sum of (i) an amount, not less than zero in the aggregate, equal to 50% of Consolidated Net Income of the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from April 1, 2017 to the end of the fiscal quarter most recently ended in respect of which a Compliance Certificate has been delivered as required hereunder plus (ii) on the date of receipt by the Company after the Closing Date of Net Cash Proceeds from any sale or issuance of common stock or Qualified Preferred Stock of the Company or any contribution to the common equity capital of the Company, the amount of such Net Cash Proceeds to the extent such Net Cash Proceeds do not increase the Available JV Basket Amount plus (iii) the Net Cash Proceeds received by the Borrowers and their respective Restricted Subsidiaries of Dispositions of Investments made using the Available Amount to the extent such Net Cash Proceeds are not required to prepay the Loans pursuant to Section 2.05(b) in an amount not to exceed the amount of the original Investment plus (iv) returns received in cash or Cash Equivalents by the Borrowers and their respective Restricted Subsidiaries on Investments made using the Available Amount (including Investments in Unrestricted Subsidiaries) in an amount not to exceed the amount of the original Investment plus (v) any Declined Amounts minus (b) the sum of the amount of (i) any Investment made (or deemed made) pursuant to Section 7.05(p) plus (ii) any Dividend made in reliance on Section 7.06(e), in each case, as of such date.
“Available JV Basket Amount” means, on any date of determination, an amount equal to the sum of (a) $250,000,000 plus (b) on the date of receipt by the Company after the Closing Date of Net Cash Proceeds from any sale or issuance of common stock or Qualified Preferred Stock of the Company or any contribution to the common equity capital of the Company, the amount of such Net Cash Proceeds to the extent such Net Cash Proceeds do not increase the Available Amount minus (c) the aggregate amount of Investments made (including for such purpose the fair market value of any assets contributed to any Joint Venture or Unrestricted Subsidiary (in each case, as determined in good faith by the Company), net of Indebtedness and, without duplication, Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture or Unrestricted Subsidiary in connection therewith) pursuant to Section 7.05(n) after the Closing Date, minus (d) the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture or Unrestricted Subsidiary for which the Company or any of its Restricted Subsidiaries (other than the respective Joint Venture or Unrestricted Subsidiary, as applicable) is liable, minus (~~d~~e) all payments made by the Company or any of its Restricted Subsidiaries (other than the respective Joint Venture or Unrestricted Subsidiary, as applicable) in respect of Indebtedness or other obligations of the respective Joint Venture or Unrestricted Subsidiary, as applicable, (including, without limitation, payments in respect of obligations described in preceding clause (d)) after the Closing Date, plus (~~e~~f) the amount of any increase to the Available JV Basket Amount made after the Closing Date in accordance with the provisions of Section 7.05(n).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
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“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the ~~Eurocurrency Base~~LIBOR Rate plus 1%, subject to the interest rate floors set forth therein; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) of this definition and shall be determined without reference to clause (c) of this definition.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Benchmark” means, initially, LIBOR; provided, that, if a replacement of the Benchmark has occurred pursuant to Section 3.03(b) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means:
(f)for purposes of Section 3.03(b)(i), the first alternative set forth below that can be determined by the Administrative Agent: (i) the sum of: (A) Term SOFR and (B) 0.03839% (3.839 basis points) for an Available Tenor of one-week’s duration, 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or (ii) the sum of: (A) Daily Simple SOFR and (B) 0.11448% (11.448 basis points); provided, that, if initially LIBOR is replaced with the rate contained in clause (ii) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrowers and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (i) above; and
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(g)for purposes of Section 3.03(b)(ii), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrowers as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;
provided, that, (x) if the Benchmark Replacement as determined pursuant to clause (a) or (b) of this definition would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents, and (y) any Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (in consultation with the Company in connection with any Benchmark Replacement determined pursuant to clause (b) of the definition of “Benchmark Replacement”) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
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“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“BofA Securities” means BofA Securities, Inc.
“Borrower” means the Company and any Designated Borrower that is identified on Schedule 5.12 as a Borrower or becomes a Borrower under the terms of Section 2.16.
“Borrower Materials” has the meaning specified in Section 6.01.
“Borrower Request and Assumption Agreement” has the meaning specified in Section 2.16(a).
“Borrowing” means each of the following, as the context may require: (a) a borrowing of Swing Line Loans pursuant to Section 2.04, and (b) a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of ~~Eurocurrency~~LIBOR Rate Loans and Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
if such day relates to any interest rate settings as to a ~~Eurocurrency~~LIBOR Rate Loan ~~denominated in Dollars~~, any fundings, disbursements, settlements and payments in Dollars in respect of any such ~~Eurocurrency~~LIBOR Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such ~~Eurocurrency~~LIBOR Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;
if such day relates to any interest rate settings as to ~~a Eurocurrency Rate~~an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such ~~Eurocurrency Rate~~Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such ~~Eurocurrency Rate~~Alternative Currency Loan, means a TARGET Day;
if such day relates to any interest rate settings as to ~~a Eurocurrency Rate~~an Alternative Currency Loan denominated in ~~a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;~~Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;
if such day relates to any fundings, disbursements, settlements and payments in ~~a currency other than~~Canadian Dollars ~~or Euro~~ in respect of a ~~Eurocurrency Rate~~ Loan denominated in ~~a currency other than~~Canadian Dollars ~~or Euro~~, or any other dealings in ~~any currency other than~~Canadian Dollars ~~or Euro~~ to be carried out pursuant to this Agreement in respect of any such ~~Eurocurrency Rate~~ Loan ~~(other than any interest rate settings)~~, means any such day on which banks are open for foreign exchange business in ~~the principal financial center of the country of such currency~~Toronto, Ontario; and
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if such day relates to any fundings, disbursements, settlements and payments in a currency other than Canadian Dollars, Sterling or Euro in respect of ~~a~~an Alternative Currency Loan denominated in a currency other than Canadian Dollars, Sterling or Euro, or any other dealings in any currency other than Canadian Dollars, Sterling or Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in ~~Toronto, Ontario~~the principal financial center of the country of such currency.
“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).
“Canadian Borrower” ~~has the meaning specified in the Incremental Term Loan and Increase Agreement~~means Alpha Technologies Ltd., a corporation amalgamated under the laws of the Province of British Columbia.
“Canadian Defined Benefit Pension Plan” means a Foreign Pension Plan that contains or has ever contained a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada).
“Canadian Dollar” or “C$” means the lawful currency of Canada.
“Canadian Prime Rate” means, for any day, a fluctuating rate of interest per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (b) the average CDOR Rate for a 30-day term plus ½ of 1% per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding anything to the contrary contained herein, if the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Canadian Prime Rate Loan” means any portion of the ~~Incremental~~Initial Term A-2 Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Rate Loans shall ~~only be available to the Canadian Borrower and shall~~ be denominated in Canadian Dollars.
“Capital Expenditures” means, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period and are, or are required to be, included in property, plant or equipment reflected on the consolidated balance sheet of such Person (including, without limitation, expenditures for maintenance and repairs which should be so capitalized in accordance with GAAP) and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person during such period.
“Capital Lease,” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP (determined as provided in Section 1.03), is accounted for as a capital lease on the balance sheet of that Person.
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“Capitalized Lease Obligations” means all obligations under Capital Leases of the Company and its Restricted Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP; provided, however, all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any Operating IRU) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 6.01(a) and 6.01(b).
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Revolving A Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) demand deposit accounts held in accounts denominated in U.S. Dollars and, in the case of any of Foreign Subsidiaries, such local currencies held in accounts denominated in Euros, Chinese Yuan, Singapore Dollars, Rubles, Canadian Dollars, Sterling, Swiss Franc and/or such other currencies from time to time, (b) securities issued or directly fully guaranteed or insured by the governments of the United States, The Netherlands, Great Britain, France or Germany or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, in each case (i) having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) and (ii) the outstanding debt of which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act of 1933) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; provided that up to $15,000,000 of cash equivalents of the type described in this clause (c) shall be deemed to be “Cash Equivalents” if all the requirements of this clause (c) (other than preceding clause (ii)) are satisfied, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above and (e) commercial paper having one of the two highest ratings obtainable from S&P or Moody’s and in each case maturing within twelve months after the date of acquisition. Furthermore, with respect to Foreign Subsidiaries, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practices of the Company’s Foreign Subsidiaries.
“Cash Management Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts,
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returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Cash Management Agreement or (c) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Cash Management Agreement.
“CDOR Rate” has the meaning specified in clause (b) of the definition of “~~Eurocurrency Base~~Alternative Currency Term Rate”.
“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and each Subsidiary of any such “controlled foreign corporation”.
“Change in Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934), directly or indirectly, of greater than 35% of the economic or voting interests in the Company’s capital stock or (b) the Company ceases to own (directly or indirectly) 100% of the outstanding shares of the voting stock of each Designated Borrower.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Chinese Factoring Program” means a receivables factoring, discounting or other similar program entered into by the Chinese Subsidiaries providing for the discounted sale of receivables of the Chinese Subsidiaries.
“Chinese Factoring Program Financing Costs” means, for any period, the total consolidated interest expense of the Chinese Subsidiaries which would have existed for such period pursuant to the Chinese Factoring Program if same were structured as a secured lending arrangement rather than as a factoring program for the sale of receivables and related assets, in each case assuming an imputed interest rate commensurate with amounts being charged pursuant to the Chinese Factoring Program.
“Chinese Receivables Indebtedness” means indebtedness of the Chinese Subsidiaries deemed to exist pursuant to the Chinese Factoring Program, determined as if such Chinese Factoring Program were structured as a secured financing transaction as opposed to an asset purchase and sale transaction.
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“Chinese Subsidiaries” means all Subsidiaries of the Company organized under the laws of the People’s Republic of China.
“Closing Date” means August 4, 2017.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral” means all “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations and excluding, for the avoidance of doubt, any Excluded Property.
“Collateral Documents” means a collective reference to the Security Agreement and other collateral documents as may be executed and delivered by any Credit Party pursuant to the terms of Section 6.10 or any of the Loan Documents.
“Collateral Release Period” mean any period during which (i) the corporate credit rating of the Company is at least BBB- (with stable or better outlook) from S&P and at least Baa3 (with stable or better outlook) from Moody’s, (ii) no Default or Event of Default then exists or is continuing and (iii) no Incremental Equivalent Debt, Incremental Term Loans, Refinancing Notes, Refinancing Junior Loans and/or any other Indebtedness for borrowed money (other than the Obligations) with an aggregate outstanding principal amount in excess of $75,000,000 (or any Permitted Refinancing of any of the foregoing) is secured by a Lien on any assets of any Credit Party (unless such Liens are contemporaneously released) and is then outstanding. Each Collateral Release Period shall (x) commence upon (a) the Company’s satisfaction of the conditions set forth in the immediately preceding sentence and (b) certification by the Company thereof and (y) shall terminate on the first date following the commencement of such Collateral Release Period on which the Company ceases to satisfy any of the above conditions.
“Commitment” means a Term Loan Commitment or a Revolving Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.09(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication” means this Agreement, any Loan Document, and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Company” has the meaning specified in the introductory paragraph hereto.
“Competitor” means any competitor of the Company or any of its Subsidiaries that is in the same or a similar line of business as the Company or any of its Subsidiaries and is designated in writing from time to time by the ~~Borrower~~Company to the Administrative Agent.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes).
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“Consolidated Debt” means, at any time, the difference of (a) the sum of (without duplication) (i) the principal amount of all Indebtedness of the Company and its Restricted Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or capital leases on the liability side of a consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) all Indebtedness of the Company and its Restricted Subsidiaries of the type described in clause (c) of the definition of Indebtedness, (iii) the aggregate amount of Chinese Receivables Indebtedness ~~and~~, other Foreign Receivables Indebtedness, and Receivables Indebtedness of the Company and its Restricted Subsidiaries outstanding at such time, and (iv) Attributable Indebtedness in respect of Synthetic Lease Obligations (but excluding Attributable Indebtedness in respect of or arising in connection with an IRB Sale-Leaseback Transaction) at such time minus (b) the aggregate amount of Unrestricted Cash of the Credit Parties and the Foreign Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the Company if same were prepared on such date.
“Consolidated EBIT” means, for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries plus, in each case to the extent actually deducted in determining Consolidated Net Income for such period, consolidated interest expense of the Company and its Restricted Subsidiaries and provision for income taxes, adjusted to exclude for such period (a) any extraordinary gains or losses, (b) gains or losses from sales of assets other than inventory sold in the ordinary course of business, (c) any write-downs of non-current assets relating to impairments or the sale of non-current assets or (d) any non-cash expenses incurred in connection with stock options, stock appreciation rights or similar equity rights.
“Consolidated EBITDA” means for any period, Consolidated EBIT, adjusted by (a) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT), with respect to the Company and its Restricted Subsidiaries, the amount of, without duplication, (i) all amortization and depreciation that were deducted in arriving at Consolidated EBIT for such period, (ii) any non-cash charges in such period to the extent that such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any ~~future~~other period), (iii) fees and expenses incurred by the Company and its Restricted Subsidiaries during such period in connection with the Transaction, the consummation of a Permitted Acquisition or any other Investment or Disposition, the issuance of any Equity Interests, any actual or proposed incurrence of Indebtedness or the Investment in any Joint Venture or Unrestricted Subsidiary, in each case permitted hereunder, (iv) cash charges not to exceed $10,000,000 incurred in connection with the termination of Swap Agreements during such period, (v) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinuing operations, (vi) any other extraordinary, unusual or non-recurring cash charges or expenses incurred outside the ordinary course of business, provided that the aggregate amount added pursuant to this clause (vi), clause (vii) below and clause (viii) below shall not exceed ~~15~~25% of Consolidated EBITDA (determined prior to giving effect to such add-backs) for such period, (vii) the amount of cost savings and synergies projected by the Company in good faith to be realized as a result of any Acquisition permitted hereunder within the first four consecutive fiscal quarters following the consummation of such Acquisition, calculated as though such cost savings and synergies had been realized on the first day of such period and net of the amount of actual benefits received during such period from such Acquisition provided, that, (A) such cost savings or synergies are reasonably identifiable and factually supportable and (B) the aggregate amount added pursuant to this clause (vii), clause (vi) above and clause (viii) below shall not exceed ~~15~~25% of Consolidated EBITDA (determined prior to giving effect to such add-backs) for such period, (viii) restructuring and related charges, integration costs, business optimization expenses and charges
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attributable to, and payments of, legal settlements, fines, judgments or orders and severance, relocation costs, facilities start-up costs, recruiting fees, signing costs, retention or completion bonuses and transition costs, provided that the aggregate amount added pursuant to this clause (viii), clause (vi) above and clause (vii) above shall not exceed ~~15~~25% of Consolidated EBITDA (determined prior to giving effect to such add-backs) for such period, (ix) any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Preferred Stock), (x) any non-cash impairment charge or asset write-off or write-down (other than write-offs or write-downs of current assets) in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, (xiii) any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within such 365 days) and (b) subtracting therefrom, to the extent included in arriving at Consolidated EBIT for such period, with respect to the Company and its Restricted Subsidiaries, the amount of, without duplication, (i) the amount of non-cash gains during such period, (ii) any income directly attributable to discontinued operations.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Net Interest Expense for such period.
“Consolidated Net Income” means, for any period, the net after tax income (or loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that in determining Consolidated Net Income of the Company and its Restricted Subsidiaries (a) the net income of any Person which is not a Restricted Subsidiary of the Company or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the payment of dividends or disbursements by such Person to the Company or a wholly-owned Restricted Subsidiary of the Company during such period, (b) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Restricted Subsidiary shall be excluded from such determination, and (c) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary shall be excluded from such determination. Consolidated Net Income shall be calculated without regard to (i) the cumulative effect of a change in accounting principles during such period and (ii) effects of adjustments pursuant to GAAP resulting from the application of application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items).
“Consolidated Net Interest Expense” means, for any period, (a) the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period (calculated without regard to any limitations on payment thereof) plus, to the extent not included above, Chinese Factoring Program Financing Costs ~~and~~, the Foreign Receivables Facilities Financing Costs, and the Receivables Facilities Financing Costs for such period, adjusted to exclude (to the extent same would otherwise be included in
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the calculation above in this clause (a)) (i) the amortization of any deferred financing costs for such period, (ii) non-cash interest expense (including amortization of discount and interest which will be added to, and thereafter become part of, the principal or liquidation preference of the respective Indebtedness or Preferred Stock through a pay-in-kind feature or otherwise, but excluding all regularly accruing interest expense which will be payable in cash in a subsequent period) payable in respect of any Indebtedness or Preferred Stock and (iii) dividends on Qualified Preferred Stock in the form of additional Qualified Preferred Stock, plus (b) without duplication, that portion of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries on a consolidated basis representing the interest factor for such period minus (c) the cash portion of interest income of the Company and its Restricted Subsidiaries on a consolidated basis for such period (for this purpose, excluding any cash interest income received by any non-wholly owned Restricted Subsidiary to the same extent as such amount, if representing net income, would be excluded from Consolidated Net Income pursuant to the proviso to the definition thereof), all as determined in accordance with GAAP (subject to the express requirements set forth above).
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt (other than Consolidated Debt of the Company and its Restricted Subsidiaries that is not secured by a Lien on any property of the Company or any Restricted Subsidiary) of the Company and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.
“Consolidated Total Assets” means, as of any date of determination, total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company delivered (or required to be delivered) pursuant to Section 6.01(a) or 6.01(b).
“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt of the Company and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.
“Corporate Restructuring” means (a) the transfer of any Foreign Subsidiary (or any Equity Interests or assets in any Foreign Subsidiary) to any other Foreign Subsidiary or Domestic Subsidiary, (b) the transfer by any Foreign Subsidiary of any Domestic Subsidiary (or Equity Interests or assets in any Domestic Subsidiary) to any other Foreign Subsidiary or Domestic Subsidiary, (c) the formation of any Foreign Subsidiary, (d) the merger or consolidation of any Subsidiary with a Domestic Subsidiary (provided that if a Borrower is party to such transaction, such Borrower shall be the surviving entity), (e) the merger or consolidation of any Foreign Subsidiary with any Foreign Subsidiary (provided that if a Borrower is party to such transaction, such Borrower shall be the surviving entity) and (f) the merger or consolidation of any Subsidiary with any Domestic Credit Party (provided that (i) if the Company is a party to such transaction, the Company shall be the surviving entity, (ii) if a Borrower is party to such transaction, such Borrower shall be the surviving entity and (iii) if a Guarantor (other than Esfinco, ~~Inc. or Esrmco, Inc.~~LLC, so long as the Credit Parties have not transferred any material assets to Esfinco, ~~Inc. or Esrmco, Inc., as applicable~~LLC, after the Closing Date) is a party to such transaction, such Guarantor shall be the surviving entity) in each case, in connection with bona fide tax planning activities so long as (x) taken as a whole, the value of the Collateral securing the Obligations is not materially reduced and (y) the security interests of the Administrative Agent, on behalf of the Lenders, in the Collateral, taken as a
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whole, are not materially impaired, in each case, as reasonably determined by the Administrative Agent in consultation with the Company.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 10.21.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Parties” means, collectively, each Borrower and each Guarantor.
“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Issuance” means the issuance by the Company or any Restricted Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.04.
“Debt Repurchase” has the meaning provided in Section 7.10(d).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Amount” has the meaning set forth in Section 2.05(d).
“Declining Lender” has the meaning set forth in Section 2.05(d).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that (A) with respect to a ~~Eurocurrency~~LIBOR Rate Loan or an Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws, and (B) with respect to a Canadian Prime Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws; and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.15(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Borrower” means any Restricted Subsidiary that has been designated as a Borrower pursuant to the terms hereof and that has not ceased to be a Borrower pursuant to the terms hereof. For the avoidance of doubt, the Canadian Borrower shall constitute a Designated Borrower.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any comprehensive Sanction.
“Designated Non-Cash Consideration” means the fair market value (as determined by the Company in good faith) of non-cash consideration received by the Company or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.02(e) that is designated as Designated Non-Cash
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Consideration pursuant to a certificate of an Authorized Officer of the Company, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).
“Disposition” has the meaning set forth in Section 7.02.
“Disqualified Institutions” means (a) any Competitor that has been identified by legal name in writing to the Administrative Agent ~~(i) prior to July 11, 2017 or (ii)~~ following the ~~Closing~~Second Amendment Effective Date (such list, as supplemented from time to time in accordance with this definition, the “DQ List”), (b) any owner of the Equity Interests of any Competitor identified pursuant to clause (a), but only to the extent such Person has been identified by legal name on the DQ List delivered to the Administrative Agent, or (c) any Affiliate of any Competitor identified pursuant to clause (a) that, in each case, is obviously (based solely on the similarity of the legal name of such Affiliate to the name of such Competitor) an Affiliate of such Competitor; provided, that, (i) the foregoing shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation in the Loans or Commitments under this Agreement to the extent that any such Person was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be and (ii) “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time.
“Disqualified Preferred Stock” means, as to any Person, any Preferred Stock of such Person which is not Qualified Preferred Stock.
“Dividends” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of the Company or any Restricted Subsidiary or on account of any return of capital to the Company’s or its Restricted Subsidiaries’ stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, ~~at~~for any amount, at the time of determination thereof, (a) ~~with respect to any~~if such amount ~~denominated~~is expressed in Dollars, such amount, (b) ~~with respect to any amount denominated in any~~if such amount is expressed in an Alternative Currency, the equivalent ~~amount thereof in~~ of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as ~~the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency, and (c) with respect to any amount~~applicable using any method of determination it deems appropriate in its reasonable discretion), and (c) if such amount is denominated in ~~Canadian~~
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~~Dollars~~any other currency, the equivalent of such amount ~~thereof~~ in Dollars as determined by the Administrative Agent ~~at such time for the purchase of Dollars with Canadian Dollars.~~or the L/C Issuer, as applicable, using any method of determination it deems appropriate in its reasonable discretion. Any determination by the Administrative Agent or the L/C Issuer pursuant to clauses (b) or (c) pursuant to this definition shall be conclusive absent manifest error.
“Domestic Borrower” means the Company and each Designated Borrower that is a Domestic Subsidiary.
“Domestic Credit Party” means each Domestic Borrower and each Guarantor that is a Domestic Subsidiary.
“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of any political subdivision of the United States.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of (a) a determination by the Administrative Agent, or a notification by the Borrowers to the Administrative Agent that the Borrowers have made a determination, that Dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and (b) the joint election by the Administrative Agent and the Borrowers to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning set forth in Section 10.17(a).
“Electronic Record” has the meaning assigned to that term by 15 USC §7006.
“Electronic Signature” has the meaning assigned to that term by 15 USC §7006.
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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(ii) and (iv) (subject to such consents, if any, as may be required under Section 10.06(b)(ii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 10.06(g).
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Company or any of its Restricted Subsidiaries under any Environmental Law (hereafter “Claims”) or any permit issued to the Company or any of its Restricted Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment, pursuant to Environmental Law.
“Environmental Laws” means any U.S. or non-U.S. federal, state or local law, statute, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, “Laws”)), relating to the protection of the environment, or Hazardous Materials or health and safety to the extent such health and safety issues relate to the handling of, or exposure to, Hazardous Materials.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” has the meaning specified in Section 6.08.
“ESG” has the meaning set forth in Section 2.20.
“ESG Amendment” has the meaning set forth in Section 2.20.
“ESG Applicable Rate Adjustments” has the meaning set forth in Section 2.20.
“ESG Pricing Provisions” has the meaning set forth in Section 2.20.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” has the meaning specified in clause (a) of the definition of “Alternative Currency Term Rate”.
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“Euro” and “EUR” mean the single currency of the Participating Member States.
~~“Eurocurrency Base Rate” means:~~
~~(a) for any Interest Period with respect to a Eurocurrency Rate Loan:~~
~~(i) in the case of a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or, if not available, a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;~~
~~(ii) in the case of a Eurocurrency Rate Loan denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00a.m. (Toronto, Ontario time) on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period;~~
~~(iii) in the case of a Eurocurrency Rate Loan denominated in any other Non-LIBOR Quoted Currency (other than Canadian Dollars), the rate designated and disclosed to the Company in writing with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06; and~~
~~(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits for a term of one month commencing that day;~~
~~provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice and disclosed to the Company prior to such application; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent and disclosed to the Company prior to such application; provided, further, the Eurocurrency Base Rate shall in no event be less than zero at any time.~~
~~“Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:~~
~~Eurocurrency Rate =     Eurocurrency Base Rate~~
    ~~1.00 Eurocurrency Reserve Percentage~~
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~~“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars, Canadian Dollars (to the extent such Eurocurrency Rate Loan is a portion of the Incremental Term A-2 Loan) or in an Alternative Currency. All Loans denominated in Alternative Currencies must be Eurocurrency Rate Loans.~~
 ~~“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.~~
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Equity Interest” means (a) margin stock, (b) Equity Interests of any Person other than any Borrower or any wholly owned Material Subsidiary that is a Restricted Subsidiary directly owned by a Domestic Credit Party, (c) Equity Interests of any Material Subsidiary that is a wholly owned Foreign Subsidiary or Foreign Subsidiary Holding Company directly owned by a Domestic Credit Party in excess of 65% of such Material Subsidiary’s issued and outstanding Equity Interests and (d) any Equity Interest to the extent the pledge thereof would be prohibited by such Person’s Organization Documents or joint venture documents on the Closing Date (or, with respect to any Subsidiary acquired by a Borrower or a Restricted Subsidiary after the Closing Date, so long as such prohibition or restriction was not incurred in contemplation of such Acquisition, on the date such Subsidiary is so acquired) (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code).
“Excluded Property” means, with respect to any Credit Party, (a) (x) any fee owned real property and (y) any real property leasehold rights and interests (it being understood there shall be no requirement to obtain any landlord or other third party waivers, estoppels or collateral access letters) or any fixtures affixed to any real property to the extent a security interest in such fixtures may not be perfected by a Uniform Commercial Code financing statement in the jurisdiction of organization of the applicable Credit Party; (b) motor vehicles, aircraft and other assets subject to certificates of title; (c) commercial tort claims; (d) letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights other than filing of a Uniform Commercial Code financing statement)); (e) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code); (f) assets to the extent the pledge thereof or grant of security interests therein (i) is prohibited or restricted by applicable Law, rule or regulation, (ii) would cause the destruction, invalidation or abandonment of such asset under applicable Law, rule or regulation, or (iii) requires any consent, approval, license or other authorization of any third party or Governmental Authority (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code); (g) Excluded Equity Interests; (h) any lease, license or agreement, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than any Credit Party or Restricted Subsidiary) or otherwise require consent thereunder (other than from any Credit Party or Restricted Subsidiary) after giving effect to the applicable
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anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (i) any assets to the extent a security interest in such assets would result in material adverse Tax consequences as reasonably determined by the Company in consultation with the Administrative Agent; (j) any intent-to-use trademark application prior to the filing, and acceptance by the U.S. Patent and Trademark Office, of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (k) assets where the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Lenders afforded thereby as reasonably determined between the Company and the Administrative Agent; and (l) any acquired property (including property acquired through the acquisition or merger of another entity) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code).
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary, (b) any Foreign Subsidiary, (c) any Domestic Subsidiary (i) that is a direct or indirect subsidiary of a CFC or (ii) that is a Foreign Subsidiary Holding Company, (d) any Subsidiary that is prohibited or restricted by applicable Law, accounting policies or by contractual obligation existing on the Closing Date (or, with respect to any Subsidiary acquired by a Borrower or a Restricted Subsidiary after the Closing Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition, on the date such Subsidiary is so acquired) from providing a Guaranty, or if such Guaranty would require governmental (including regulatory) or third party consent, approval, license or authorization, unless such consent, approval, license or authorization has been received, (e) any special purpose securitization vehicle (or similar entity), (f) any captive insurance subsidiary, (g) any not for profit Subsidiary, (h) any Immaterial Subsidiary, (i) each Unrestricted Subsidiary, (j) any Subsidiary with respect to which the Guaranty would result in material adverse Tax consequences as reasonably determined by the Company in consultation with the Administrative Agent and (k) any other Subsidiary with respect to which the Administrative Agent and the Company reasonably agree that the burden or cost of providing the Guaranty shall outweigh the benefits to be obtained by the Lenders therefrom.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant under a Loan Document by such Credit Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.08 and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Credit Party, or grant by such Credit Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Agreement, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Agreements for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i)
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imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), 3.01(a)(iii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Credit Agreement dated as of March 29, 2011 by and among the Company, the lenders party thereto and Bank of America, as administrative agent.
“Existing Letters of Credit” means the standby letters of credit existing as of the Closing Date and described on Schedule 1.01.
“Extended Revolving Commitment” means any Revolving Commitments the maturity of which shall have been extended pursuant to Section 2.18.
“Extended Revolving Loans” means any Loans made pursuant to the Extended Revolving Commitments.
“Extended Term Loans” means any Term Loans the maturity of which shall have been extended pursuant to Section 2.18.
“Extension” has the meaning specified in Section 2.19(a).
“Extension Offer” has the meaning specified in Section 2.19(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate per annum ~~equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published~~calculated by the Federal Reserve Bank of New York ~~on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so~~based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day~~, and (b) if no such rate is so published on such next succeeding Business Day, the~~ by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Effective Rate ~~for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as~~
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~~reasonably determined by the Administrative Agent.~~as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means the letter agreement, dated ~~July 11~~June 17, ~~2017~~2021, among the Company~~, the Administrative Agent and MLPFS~~ and BofA Securities.
“Foreign Borrower” means each Borrower that is a Foreign Subsidiary.
“Foreign Borrower Sublimit” means an amount equal to the greater of (a) the lesser of the Aggregate Revolving A Commitments and $300,000,000 and (b) 50% of the Aggregate Revolving A Commitments. The Foreign Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Company or any of its Restricted Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Foreign Receivables Facilities Financing Costs” means, for any period, as to any Foreign Subsidiary party to a Foreign Receivables Facility, the total consolidated interest expense of such Foreign Subsidiary which would have existed for such period pursuant to such Foreign Receivables Facility if same were structured as a secured lending arrangement rather than as a receivables facility or factoring program for the sale of receivables and related assets, in each case assuming an imputed interest rate commensurate with amounts being charged pursuant to the Foreign Receivables Facility (whether as fees, by way of a discount on a receivable sold or otherwise).
“Foreign Receivables Facility” means a receivables facility or receivables factoring, discounting or other similar program entered into by a Foreign Subsidiary providing for the discounted sale of receivables of such Foreign Subsidiary.
“Foreign Receivables Indebtedness” means indebtedness of one or more Foreign Subsidiaries deemed to exist pursuant to a Foreign Receivables Facility, determined as if such Foreign Receivables Facility ~~were~~was structured as a secured financing transaction as opposed to an asset purchase and sale transaction.
“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” means, as of any time of determination, a Restricted Subsidiary substantially all of the assets of which consist of, directly or indirectly, Equity Interests in or Equity Interests in and Indebtedness of one or more CFCs.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving A Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving A Lenders or Cash Collateralized in
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accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving A Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Indemnity Letter” means a letter by and among the Company and the Administrative Agent, on behalf of the Lenders, entered into on or prior to the date that is three Business Days prior to the Closing Date pursuant to which the Company agrees to compensate the Lenders for certain losses, costs or expenses incurred by such Lender as a result of any failure for any reason to make the ~~Loan~~ Borrowings on the date set forth therein, in the form agreed to by the parties thereto.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors” means the collective reference to (a) each wholly-owned Material Domestic Subsidiary of the Company identified as a “Guarantor” on the signature pages ~~hereto~~to the Second Amendment, (b) each wholly-owned Material Domestic Subsidiary and each additional Restricted
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Subsidiary that executes and delivers to the Administrative Agent a Guaranty Supplement pursuant to Section 6.10, (c) with respect to (i) Obligations of the Designated Borrowers, (ii) Obligations under any Secured Swap Agreement, (iii) Obligations under any Secured Cash Management Agreement and (iv) any Swap Obligation of a Specified Credit Party (determined before giving effect to Sections 11.01 and 11.08) under the Guaranty, each Domestic Borrower and (d) with respect to the Obligations of the Foreign Borrowers, each Foreign Borrower.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the other holders of the Obligations pursuant to Article XI.
“Guaranty Supplement” means each supplement substantially in the form of Exhibit E executed and delivered by a Restricted Subsidiary pursuant to Section 6.10.
“Hazardous Materials” means (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined under any Environmental Law as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances” or “toxic pollutants”.
“Honor Date” has the meaning set forth in Section 2.03(c).
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Immaterial Asset Sale” means any Disposition (for such purpose, treating any series of related Dispositions as a single such transaction) that generates Net Cash Proceeds of less than $5,000,000; provided, that the aggregate amount of all Immaterial Asset Sales in any fiscal year of the Company shall not exceed $25,000,000.
“Immaterial Subsidiary” means a Subsidiary that is not a Material Subsidiary.
“Incremental Amount” means, as of any date of determination, the sum of (a) the total of (i) ~~$325,000,000~~the greater of (A) $350,000,000 and (B) 100% of Consolidated EBITDA for the most recent four fiscal quarter period ended prior to such date of determination for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), as applicable, plus (ii) the aggregate principal amount of voluntary prepayments of the Initial Term Loan, the Initial Term A-2 Loan, Incremental Terms Loans (to the extent such Incremental Term Loans were incurred in reliance on clause (a)(i) above) and Revolving Loans (to the extent such prepayment of Revolving Loans is accompanied by a permanent reduction of the applicable Aggregate Revolving Commitments) made prior to such date, except to the extent such prepayments were funded with the proceeds of long-term Indebtedness, minus (iii) the aggregate amount of increases in the Aggregate Revolving A Commitments and Aggregate Revolving B Commitments, and/or institution of any Incremental Term Loans incurred in reliance on clause (a)(i) above prior to such date pursuant to Section 2.18, plus (b) an unlimited additional amount so long as the Maximum Leverage Ratio Requirement at such time is satisfied at the time of incurrence of the applicable Revolving Commitments or Term Loans minus, (c) the aggregate amount of any Incremental Equivalent Debt incurred prior to such date.
“Incremental Equivalent Debt” has the meaning set forth in Section 7.04(y).
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~~“Incremental Term A-2 Loan” means the Incremental Term Loan identified as the “Incremental Term A-2 Loan” and established pursuant to Section 2.18(c) and the Incremental Term Loan and Increase Agreement.~~
“Incremental Term Lender” means, with respect to any Incremental Term Loan, each of the Persons identified as an “Incremental Term Lender” in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Loan, together with their respective successors and assigns.
“Incremental Term Loan” has the meaning specified in Section 2.01(~~d~~e).
~~“Incremental Term Loan and Increase Agreement” means that certain Incremental Term Loan Lender Joinder Agreement, Increase Agreement and First Amendment to Credit Agreement, dated as of December 7, 2018 by and among the Lenders party thereto, the Credit Parties party thereto, and the Administrative Agent.~~
“Incremental Term Loan Commitment” means, as to each Incremental Term Lender, with respect to any Incremental Term Loan, its obligation to make its portion of such Incremental Term Loan hereunder pursuant to the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Loan; provided, that at any time after the funding of such Incremental Term Loan, the determination of “Required Lenders” shall include the Outstanding Amount of all Incremental Term Loans.
“Incremental Term Loan Lender Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit J, executed and delivered in accordance with the provisions of Section 2.18(c).
“Incremental Term Loan Maturity Date” with respect to any Incremental Term Loan, shall be as set forth in the Incremental Term Loan Lender Joinder Agreement for such Incremental Term Loan.
“Incremental Term Note” has the meaning specified in Section 2.11(a).
“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller’s assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent and trade payables not overdue by more than 60 days, both as determined in accordance with GAAP, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (g) all obligations under any Swap Agreement, (h) all Guarantees of such Person with respect to the types of Indebtedness specified in clauses (a) through (g) and (i) through (j) hereof, (i) all Chinese Receivables Indebtedness ~~and~~, all other Foreign Receivables Indebtedness, and all Receivables Indebtedness, (j) all Synthetic Lease Obligations and (k) all Disqualified Preferred Stock issued by such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Preferred Stock or Indebtedness into which such Disqualified Preferred Stock is convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Preferred Stock; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business and, in the case of trade payables, not overdue by more than 60 days. The amount of any obligation under any Swap Agreement on any date
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shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Term A-2 Lender” means any Lender that holds a portion of the Initial Term A-2 Loan at such time.
“Initial Term A-2 Loan” has the meaning specified in Section 2.01(d).
“Initial Term A-2 Loan Commitment” means, as to each Initial Term A-2 Lender, its obligation to make its portion of the Initial Term A-2 Loan to the Canadian Borrower pursuant to Section 2.01(d), in the principal amount set forth opposite such Initial Term A-2 Lender’s name on Schedule 2.01. The aggregate principal amount of the Initial Term A-2 Loan Commitments of all of the Initial Term A-2 Lenders as in effect on the Second Amendment Effective Date is ONE HUNDRED SIX MILLION FOUR HUNDRED FORTY THOUSAND CANADIAN DOLLARS (C$106,440,000).
“Initial Term A-2 Note” has the meaning specified in Section 2.11(a).
“Initial Term Lender” means any Lender that holds a portion of the Initial Term Loan at such time.
“Initial Term Loan” has the meaning specified in Section 2.01(c).
“Initial Term Loan Commitment” means, as to each Initial Term Lender, its obligation to make its portion of the Initial Term Loan to the Company pursuant to Section 2.01(c), in the principal amount set forth opposite such Initial Term Lender’s name on Schedule 2.01. The aggregate principal amount of the Initial Term Loan Commitments of all of the Initial Term Lenders as in effect on the ~~Closing~~Second Amendment Effective Date is ONE HUNDRED ~~FIFTY~~THIRTY MILLION DOLLARS ($~~150,000,000~~130,000,000).
“Initial Term Note” has the meaning specified in Section 2.11(a).
“Interest Payment Date” means, (a) as to any ~~Loan other than a Base~~LIBOR Rate Loan or ~~a Canadian Prime~~any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a ~~Eurocurrency~~LIBOR Rate Loan or an Alternative Currency Term Rate Loan, as applicable, exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; ~~and~~ (b) as to any Alternative Currency Daily Rate Loan, the last Business Day of each calendar month and the Maturity Date; and (c) as to any Base Rate Loan (including a Swing Line Loan) or any Canadian Prime Rate Loan, the last Business Day of each March, June, September and December, and the Maturity Date.
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“Interest Period” means, as to each ~~Eurocurrency~~LIBOR Rate Loan and each Alternative Currency Term Rate Loan, the period commencing on the date such ~~Eurocurrency Rate~~ Loan is disbursed or converted to or continued as a ~~Eurocurrency~~LIBOR Rate Loan or an Alternative Currency Term Rate Loan, as applicable, and ending on (x) the date one week (provided, that, one week Interest Periods shall not be available after September 30, 2021, unless otherwise consented to by all the Lenders in accordance with clause (y) of this definition) or one~~, two~~, three or six months (or, solely with respect to Alternative Currency Term Rate Loans denominated in Canadian Dollars, one or three months) thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Loan Notice or (y) such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders required to fund or maintain a portion of such Loan; provided that:
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
no Interest Period shall extend beyond the Maturity Date.
“Investment” has the meaning set forth in Section 7.05.
“IRB Sale-Leaseback Transaction” means any arrangement of the Company or any of its wholly-owned Domestic Subsidiaries that are Restricted Subsidiaries with any industrial revenue authority in the United States which provides for (a) the sale of real property or personal property by the Company or such Restricted Subsidiary (other than any such real property or personal property owned on the Closing Date) to such authority, (b) the leaseback of such real property or personal property by the Company or such Restricted Subsidiary from such authority, and (c) the subsequent purchase by the Company or such Restricted Subsidiary of tax-exempt industrial revenue bonds (or similar instruments) issued by such authority.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.
“Joint Venture” means any Person, other than an individual or a wholly-owned Subsidiary of the Company, (a) in which the Company or a Restricted Subsidiary of the Company holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (b) which is engaged in a Permitted Business.
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“Junior Debt” means Refinancing Junior Loans, any Shareholder Subordinated Notes, any other contractually subordinated junior lien Indebtedness and any Indebtedness of the Company or any Restricted Subsidiary that is by its terms subordinated or required to be subordinated in right of payment to any of the Obligations.
“KPIs” has the meaning set forth in Section 2.20.
“L/C Advance” means, with respect to each Revolving A Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving A Loans. All L/C Borrowings shall be denominated in Dollars.
“L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue Letters of Credit hereunder. The initial amount of the L/C Commitment is set forth on Schedule 2.01. The L/C Commitment may be modified from time to time by written agreement between the L/C Issuer and the Company (with a copy of such agreement provided to the Administrative Agent).
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America, through itself or one of its designated Affiliates or branches, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the sum of (a) the aggregate amount available to be drawn under all outstanding Letters of Credit plus (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Maturity Date” means the latest of (~~i~~a) the Maturity Date for the Revolving A Loans, (~~ii~~b) the Maturity Date for the Revolving B Loans, (~~iii~~c) the Maturity Date for the Initial Term Loan, (~~iv~~d) the Maturity Date for the Initial Term A-2 Loan, (e) any Incremental Term Loan Maturity Date and (~~vi~~f) the maturity date for any Specified Refinancing Term Loan, Extended Revolving Commitment or Extended Term Loan, in each case, as of any date of determination.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LCT Test Date” has the meaning set forth in Section 1.02(d).
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“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns and, as the context requires, includes the Swing Line Lender.
“Lender Party” means each of the Lenders, the Swing Line Lender and the L/C Issuer.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving A Commitments and (b) $125,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.
“LIBOR” has the meaning specified in the definition of “~~Eurocurrency~~LIBOR Rate”.
~~“LIBOR Quoted Currency” means Dollars, Euros, Sterling and any other Alternative Currency for which there is a published LIBOR rate, in each case as long as there is a published LIBOR rate with respect thereto.~~
“LIBOR Rate” means:
(h)for any Interest Period with respect to any Credit Extension denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for such currency for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the Dollars, with a term equivalent to such Interest Period; and
(i)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
provided, that, if the LIBOR Rate shall be less than zero percent (0%), such rate shall be deemed zero percent (0%) for purposes of this Agreement.
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“LIBOR Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “LIBOR Rate”. LIBOR Rate Loans shall be denominated in Dollars.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Limited Conditionality Transaction” means (a) a Permitted Acquisition or other Investment, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing or (b) any Debt Repurchase requiring irrevocable notice in advance thereof.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, a Term Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, the Notes, the Fee Letter, any Guaranty Supplements, the Collateral Documents, each Issuer Document, each Incremental Term Loan Lender Joinder Agreement, each Borrower Request and Assumption Agreement, each ESG Amendment, and all other documents and agreements contemplated hereby and executed by the Company or any Restricted Subsidiary in favor of the Administrative Agent or any Lender (but specifically excluding Secured Swap Agreements and any Secured Cash Management Agreements).
“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to another Type, or (c) a continuation of ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Term Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by an Authorized Officer of the applicable Borrower.
“Market Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens, subordination arrangements and/or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.
“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.
“Material Adverse Effect” means (a) a material adverse effect on the business, properties, assets, operations, liabilities or financial condition of the Company and its Restricted Subsidiaries taken as a whole or (b) a material adverse effect (i) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Loan Document or (ii) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Loan Document, taking into account in the case of either of clauses (a) or (b) above (in each such case to the extent relevant) insurance, indemnities, rights of contribution and/or similar rights and claims available and applicable to any determination pursuant to this definition so long as consideration is given to the nature and quality of, and likelihood of recovery under, such insurance, indemnities, rights of contribution and/or similar rights and claims.
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“Material Domestic Subsidiary” means each Domestic Subsidiary that is a Material Subsidiary.
“Material Subsidiary” means each Restricted Subsidiary that, as of the last day of the most recent fiscal quarter, for the period of twelve months then ended, for which financial statements have been delivered, or are required to have been delivered, pursuant to Section 6.01, (a) contributed more than twelve and one half percent (12.5%) of the Company and its Restricted Subsidiaries’ consolidated revenues for such period or (b) contributed more than twelve and one half percent (12.5%) of the Consolidated Total Assets of the Company and its Restricted Subsidiaries for such period; provided that if a Person becomes a Restricted Subsidiary pursuant to or in connection with an Acquisition, then such initial determination shall be made as of the date such Acquisition is consummated, based on the financial statements of such Person for its most recent quarter end (for the period of twelve months then ended) for which financial statements are available (which may be unaudited).
“Maturity Date” means September 30, ~~2022~~2026; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Leverage Ratio Requirement” means, with respect to any request pursuant to Section 2.18 or in respect of any Incremental Equivalent Debt, the requirement that the Company shall have delivered to the Administrative Agent a Compliance Certificate demonstrating that immediately after giving pro forma effect to the applicable increase in the Aggregate Revolving A Commitments and Aggregate Revolving B Commitments and/or institution of an Incremental Term Loan and the use of proceeds therefrom (and any related Acquisitions, other Investments or other transactions in connection therewith), the Consolidated Secured Net Leverage Ratio does not exceed ~~2.00~~2.50 to 1.00 (it being understood that any increase and/or institution may be incurred prior to any increase and/or institution in reliance on clause (a) of the definition of “Incremental Amount”, and, in the case of a simultaneous incurrence and/or advance of the maximum amount permitted to be incurred under clause (a) of the definition of “Incremental Amount”, the Company shall not be required to give pro forma effect to any such increase and/or institution in reliance on clause (a) of the definition of “Incremental Amount”); provided, that, for the purpose of calculating the Consolidated Secured Net Leverage Ratio pursuant to this definition, such increase of the Aggregate Revolving A Commitments and the Aggregate Revolving B Commitments, as applicable, shall be deemed to be fully drawn.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
~~“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Closing Date).~~
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
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“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Company or any Restricted Subsidiary in respect of any Disposition, Recovery Event or Debt Issuance net of (a) fees, expenses and costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) Taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Recovery Event, the amount necessary to retire any Indebtedness secured by a Lien permitted hereunder (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the Disposition of any non-cash consideration received by the Company or any Restricted Subsidiary in any Disposition or Recovery Event.
“Non-Consenting Lender” means (a) any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders and (b) any Lender that does not approve of the addition of an Applicant Borrower that has been approved by the Revolving A Lenders, Revolving B Lenders and/or Incremental Term Lenders, as applicable, holding in the aggregate more than 50% of the relevant class of Commitments (it being understood that the unfunded Commitments of any Defaulting Lender shall be excluded from such determination).
“Non-Credit Party” means a Restricted Subsidiary that is not a Credit Party.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
~~“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.~~
“Note” or “Notes” means the Revolving Notes, the Initial Term Notes, the Initial Term A-2 Notes, the Incremental Term Notes and/or the Swing Line Loan Notes, individually or collectively, as appropriate.
“Obligations” means, collectively, all unpaid principal of and accrued and unpaid interest on all Loans or Letters of Credit, accrued and unpaid fees, and expenses, reimbursements, indemnities and other obligations of any Credit Party to the Lenders or to any Lender, the L/C Issuer, the Administrative Agent or any Indemnitee hereunder arising under this Agreement or any other Loan Document, all amounts payable by any Credit Party or any Restricted Subsidiary under any Secured Swap Agreement or Secured Cash Management Agreement, and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any nonU.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of
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formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Rate Early Opt-in” means the Administrative Agent and the Borrowers have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election, (b) Section 3.03(b)(ii), and (c) clause (b) of the definition of “Benchmark Replacement”.
“Other Hedging Agreements” means any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the outstanding amount of such L/C Obligations after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, ~~the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market, and (c) with respect to any amount denominated in Canadian Dollars, the rate of interest per annum at which overnight deposits in Canadian Dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable interbank market for Canadian Dollars to major banks in such interbank market.~~an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d).
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“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means an Investment consisting of an Acquisition by any Credit Party or any Restricted Subsidiary; provided that (a) no Default shall have occurred and be continuing or would result from such Acquisition (subject, in the case of a Limited Conditionality Transaction, to Section 1.02(d)), (b) the property acquired (or the property of the Person acquired) in such Acquisition shall be a Permitted Business, (c) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Company shall have delivered to the Administrative Agent a Compliance Certificate demonstrating that immediately after giving pro forma effect to the Acquisition, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.08 and 7.09 recomputed as of the end of the period of twelve months most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b) and (e) if such transaction involves the purchase of an interest in a partnership between any Credit Party as a general partner and entities unaffiliated with the Company as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly owned by such Credit Party newly formed for the sole purpose of effecting such transaction. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.
“Permitted Business” means the manufacture, distribution, installation and servicing of batteries and reasonably related products and technologies, and activities reasonably related to the foregoing.
“Permitted Encumbrances” mean (i) as to any particular real property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such real property for the purpose for which it is held by the mortgagor thereof and which do not secure any Indebtedness, (ii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the premises and (iii) general real estate taxes and assessments not yet delinquent.
“Permitted Liens” shall have the meaning provided in Section 7.03.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, replaced, refunded, renewed or extended, except by an amount equal to unpaid accrued interest, fees, expenses and premium thereon and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, replacement, refunding, renewal or extension has a final stated maturity date equal to or later
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than the final stated maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing or would result therefrom, (d) such modification, refinancing, replacement, refunding, renewal or extension does not add guarantors, obligors or security from that which applied to such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (e) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended and (f) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is secured by Liens that are subordinated to the Liens securing the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended.
“Permitted Refinancing Debt Documents” means the documentation governing any Permitted Refinancing Indebtedness.
“Permitted Refinancing Indebtedness” means any Indebtedness modified, refinanced, replaced, refunded, renewed or extended pursuant to, and in accordance with the requirements of, a Permitted Refinancing.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning specified in Section 6.01.
“Preferred Stock,” as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock and any preferred stock which is not Qualified Preferred Stock.
“Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Specified Transaction) after the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were
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required to be delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, as if such Indebtedness had been retired or repaid on the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, and (z) any Acquisition or any Significant Asset Sale then being consummated as well as any other Acquisition or any other Significant Asset Sale if consummated after the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, and on or prior to the date of the respective Acquisition or Significant Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:
all Indebtedness (i) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Specified Transaction) incurred or issued after the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) (whether incurred to finance an Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, shall be deemed to have been retired or redeemed on the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, and remain retired through the date of determination;
all Indebtedness assumed to be outstanding pursuant to preceding clause (a) shall be deemed to have borne interest at (i) the rate applicable thereto, in the case of fixed rate indebtedness, or (ii) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and
in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Acquisition or any Significant Asset Sale if effected during such period as if same had occurred on the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, taking into account, in the case of any Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X
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under the Securities Act of 1933, as if such cost savings or expenses were realized on the first day of the respective period.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.01.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 10.21.
“Qualified Acquisition” means (a) an Acquisition permitted hereunder for which the aggregate cash and non-cash consideration (including assumed Indebtedness, the good faith estimate by the Company of the maximum amount of any deferred purchase price obligations (including any earn out payments) and Equity Interests) exceeds $250,000,000, or (b) a series of related Acquisitions in any twelve (12) month period, for which the aggregate cash and non-cash consideration (including assumed Indebtedness, the good faith estimate by the Company of the maximum amount of any deferred purchase price obligations (including any earn out payments) and Equity Interests) for all such Acquisitions exceeds $250,000,000; provided, that, for any Acquisition or series of Acquisitions to qualify as a “Qualified Acquisition”, the Administrative Agent shall have received, prior to the consummation of such Acquisition or the last in a series of related Acquisitions, a Qualified Acquisition Election Certificate with respect to such Acquisition or series of Acquisitions.
“Qualified Acquisition Election Certificate” means a certificate of an Authorized Officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, (a) certifying that the applicable Acquisition or series of related Acquisitions meet the criteria set forth in clauses (a) or (b) (as applicable) of the definition of “Qualified Acquisition”, and (b) notifying the Administrative Agent that the Company has elected to treat such Acquisition or series of related Acquisitions as a “Qualified Acquisition”.
“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Preferred Stock” means any preferred stock of the Company so long as the terms of any such preferred stock (a) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision requiring payment prior to one year after the Latest Maturity Date (as determined at the time of issuance of such Qualified Preferred Stock) other than to the extent such provision is triggered as a result of a change of control or asset sale, so long as the rights of the holders thereof upon the occurrence of such change of control or asset sale event are subject to the prior payment in full of all Obligations, the cancellation of all Letters of Credit and termination of the Commitments, (b) do not require the cash payment of dividends at a time when such payment would be prohibited or not permitted under this Agreement, (c) do not grant the holders thereof any voting rights except for (i) voting rights required to be granted to such holders under applicable law and (ii) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Company, or liquidations involving the Company, and (d) are otherwise reasonably satisfactory to the Administrative Agent.
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“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Receivables Facilities Financing Costs” means, for any period, as to any Restricted Subsidiary party to a Receivables Facility, the total consolidated interest expense of such Subsidiary which would have existed for such period pursuant to such Receivables Facility if same were structured as a secured lending arrangement rather than as a receivables facility or factoring program for the sale of receivables and related assets, in each case assuming an imputed interest rate commensurate with amounts being charged pursuant to the Receivables Facility (whether as fees, by way of a discount on a receivable sold or otherwise).
“Receivables Facility” means a receivables facility or receivables factoring, discounting or other similar program entered into by a Restricted Subsidiary (other than a Credit Party) providing for the discounted sale of receivables of such Restricted Subsidiary (it being understood that no Chinese Factoring Program and no Foreign Receivables Facility shall constitute a Receivables Facility).
“Receivables Indebtedness” means indebtedness of one or more Restricted Subsidiaries deemed to exist pursuant to a Receivables Facility, determined as if such Receivables Facility was structured as a secured financing transaction as opposed to an asset purchase and sale transaction.
“Recipient” means the Administrative Agent, the L/C Issuer, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.
“Recovery Event” means the receipt by the Company or any of its Restricted Subsidiaries of any insurance or condemnation proceeds in excess of $5,000,000 for any one Recovery Event and $25,000,000 for all Recovery Events occurring in any fiscal year of the Company (other than proceeds from business interruption insurance) payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Company or any of its Restricted Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Company or any of its Restricted Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 6.03.
“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Term Loans, effecting the incurrence of such Specified Refinancing Term Loans in accordance with Section 2.17.
“Refinancing Junior Loans” means loans under credit or loan agreements that are (a) senior or subordinated and unsecured or (b) secured by the Collateral of the Credit Parties on a junior basis to the credit facilities under this Agreement, incurred in respect of a refinancing of outstanding Term Loans; provided that, (i) no Event of Default shall have occurred and be continuing at the time such Refinancing Junior Loans are incurred; (ii) if such Refinancing Junior Loans shall be secured by a security interest in the Collateral and/or subordinated in right of payment to the Obligations, then such Refinancing Junior Loans shall be issued subject to a Market Intercreditor Agreement that is reasonably satisfactory to the Administrative Agent and the Company; (iii) no Refinancing Junior Loans shall mature prior to the final maturity date of the Term Loan(s) being refinanced, or have a weighted average life to maturity that is
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less than the weighted average life to maturity of the Term Loan(s) being refinanced thereby, or be subject to any mandatory redemption or prepayment provisions or rights (except related to customary asset sale, similar events and change of control offers) that would result in mandatory prepayment of such Refinancing Junior Loans prior to the Term Loans being refinanced or replaced; provided that this clause (iii) shall not apply to any bridge facility on customary terms if the long-term indebtedness that such bridge facility is to be converted into satisfies the maturity, prepayment and amortization restrictions in such clauses; (iv) the borrower of the Refinancing Junior Loans shall be the Borrower with respect to the Term Loan(s) being refinanced; (v) such Refinancing Junior Loans shall subject to clause (iii) above have pricing (including interest, fees and premiums), optional prepayment and redemption terms as may be agreed to by the Company and the lenders party thereto; (vi) the other terms and conditions (excluding those referenced in clauses (iii) and (v) above) of such Refinancing Junior Loans shall either (x) be substantially identical to, or (taken as a whole) no more favorable to the lenders providing such Refinancing Junior Loans than those applicable to the Term Loans being refinanced or replaced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the relevant Term Loans existing at the time of such refinancing or replacement or that are added for the benefit of the Administrative Agent and the Lenders under the then-existing Term Loans) or (y) reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined in good faith by the Company (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the relevant Term Loans existing at the time of such refinancing or replacement or that are added for the benefit of the Administrative Agent and the Lenders under the then-existing Term Loans); (vii) the Refinancing Junior Loans may not have guarantors, obligors or security in any case more extensive than that which applied to the applicable Loans being so refinanced; (viii) the aggregate principal amount of the Refinancing Junior Loans shall be in a principal or commitment amount not greater than the aggregate principal amount of the Term Loan(s) being refinanced plus any fees (including original issue discount and upfront fees), premiums and accrued interest associated therewith and costs and expenses related thereto; and (ix) the Net Cash Proceeds of such Refinancing Junior Loans shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans under the applicable class of Loans being so refinanced in accordance with Section 2.05(b).
“Refinancing Notes” means one or more series of (a) senior unsecured notes or (b) senior secured notes secured by the Collateral of the Credit Parties (x) on an equal and ratable basis with the credit facilities under this Agreement or (y) on a junior basis to the credit facilities under this Agreement (to the extent then secured by such Collateral) in each case issued in respect of a refinancing of outstanding Indebtedness of Borrowers under the Term Loans; provided that, (i) no Event of Default shall have occurred and be continuing at the time such Refinancing Notes are incurred; (ii) if such Refinancing Notes shall be secured by a security interest in the Collateral, then such Refinancing Notes shall be issued subject to a Market Intercreditor Agreement that is reasonably satisfactory to the Administrative Agent and the Company; (iii) no Refinancing Notes shall mature prior to the date that is after the final maturity date of, or have a weighted average life to maturity that is less than the weighted average life to maturity of, in each case, the Term Loans being refinanced and no Refinancing Notes shall be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except related to customary asset sale, similar events and change of control offers) that would result in mandatory prepayment of such Refinancing Notes prior to the Term Loans being refinanced or replaced; (iv) such Refinancing Notes shall have pricing (including interest, fees and premiums), optional prepayment and redemption terms as may be agreed to by the Company and the lenders party thereto; (v) the other terms and conditions (excluding those referenced in clauses (iii) and (iv) above) of such Refinancing Notes shall be either (x) substantially identical to, or (taken as a whole) no more favorable to the lenders providing such Refinancing Notes than those applicable to the Term Loans being refinanced or replaced (except for covenants or other provisions applicable only to periods
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after the Latest Maturity Date of the relevant Term Loans existing at the time of such refinancing or replacement or that are added for the benefit of the Administrative Agent and the Lenders under the then-existing Term Loans) or (y) reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined in good faith by the Company (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the relevant Term Loans existing at the time of such refinancing or replacement or that are added for the benefit of the Administrative Agent and the Lenders under the then-existing Term Loans); (vi) the Refinancing Notes shall not have security in any case more extensive than that which applied to the applicable Term Loan(s) being so refinanced and shall not have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Term Loan(s) being refinanced; (vii) the aggregate principal amount of the Refinancing Notes shall be in a principal or commitment amount not greater than the aggregate principal amount of the Term Loan(s) being refinanced plus any fees (including original issue discount and upfront fees), premiums and accrued interest associated therewith and costs and expenses related thereto; and (viii) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable class of Term Loans being so refinanced in accordance with Section 2.05(b).
“Register” has the meaning specified in Section 10.06(c).
“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transactions under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar or euro-for-euro exchange, as applicable, therefor pursuant to an exchange offer registered with the SEC.
“Related Indemnified Parties” of an Indemnitee means (a) any controlling Person or controlled Affiliate of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its controlling Persons or controlled Affiliates, and (c) the respective agents or representatives of such Indemnitee, in the case of this clause (c), acting on behalf of, or at the instructions of, such Indemnitee.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, (b) with respect to Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (d) with respect to Loans denominated in any other Agreed Currency, (i) the central bank for the currency in which such Loan is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Successor Rate or (B) the administrator of such Successor Rate or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Successor Rate is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Successor Rate or (2) the administrator of
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such Successor Rate, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Release Date” has the meaning specified in Section 6.10(f)(i).
“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, LIBOR, (b) Sterling, SONIA, (c) Euros, EURIBOR, and (d) Canadian Dollars, the CDOR Rate, as applicable.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under PBGC Regulation Section 4043.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans (other than Swing Line Loans), a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of (a) the unfunded Revolving Commitments, the outstanding Loans, L/C Obligations and participations in outstanding Swing Line Loans and L/C Obligations or (b) if the Revolving Commitments have been terminated, the outstanding Loans, L/C Obligations and participations in outstanding Swing Line Loans and L/C Obligations. The unfunded Revolving Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted” means, when referring to cash or Cash Equivalents of the Company or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Company or of any such Restricted Subsidiary (unless such appearance is related to the Loan Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person (other than the Administrative Agent for the benefit of the Lenders) or (iii) are not otherwise generally available for use by the Company or such Restricted Subsidiary.
“Restricted Subsidiaries” means each Subsidiary that is not an Unrestricted Subsidiary.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of ~~a Eurocurrency Rate Loan denominated in~~ an Alternative Currency Loan, (ii) each date of a continuation of ~~a Eurocurrency Rate Loan denominated in~~ an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall reasonably
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determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall reasonably determine or the Required Lenders shall reasonably require.
“Revolving A Commitment” means, as to each Revolving A Lender, its obligation to (a) make Revolving A Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving A Lender’s name on Schedule 2.01, in the Assignment and Assumption pursuant to which such Revolving A Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.18, as applicable, as such amount may be increased or decreased from time to time in accordance with this Agreement.
“Revolving A Exposure” means the aggregate Outstanding Amount of the Revolving A Loans of any Revolving A Lender, plus such Revolving A Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Revolving A Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans.
“Revolving A Lender” means, at any time, (a) so long as any Revolving A Commitment is in effect, any Lender that has a Revolving A Commitment at such time or (b) if the Revolving A Commitments have terminated or expired, any Lender that has a Revolving A Loan or a participation in L/C Obligations or Swing Line Loans at such time.
“Revolving A Loan” has the meaning specified in Section 2.01(a).
“Revolving B Commitment” means, as to each Revolving B Lender, its obligation to make Revolving B Loans to the Borrowers pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving B Lender’s name on Schedule 2.01, in the Assignment and Assumption pursuant to which such Revolving B Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.18, as applicable, as such amount may be increased or decreased from time to time in accordance with this Agreement.
“Revolving B Exposure” means the aggregate Outstanding Amount of the Revolving B Loans of any Revolving B Lender.
“Revolving B Lender” means, at any time, (a) so long as any Revolving B Commitment is in effect, any Lender that has a Revolving B Commitment at such time or (b) if the Revolving B Commitments have terminated or expired, any Lender that has a Revolving B Loan at such time.
“Revolving B Loan” has the meaning specified in Section 2.01(b).
“Revolving Commitment” means a Revolving A Commitment and/or a Revolving B Commitment, as applicable.
“Revolving Lender” means any Revolving A Lender and any Revolving B Lender.
“Revolving Loan” means a Revolving A Loan and/or a Revolving B Loan, as applicable.
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“Revolving Note” has the meaning specified in Section 2.11(a).
“S&P” means Standard & Poor’s~~, a division of The McGraw-Hill Companies,~~ Financial Services LLC, a subsidiary of S&P Global Inc., and any successor ~~to its rating agency business~~thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds~~,~~ and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency~~, and (c) with respect to disbursements and payments in Canadian Dollars, same day or other funds as may be reasonably determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.~~.
“Sanction(s)” means any sanctions administered or enforced by the government of the United States of America (including without limitation, OFAC), the United Nations Security Council ~~or~~, the European Union, or Her Majesty’s Treasury (“HMT”).
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c)(ii).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Company, the Canadian Borrower, the Guarantors party thereto, the Lenders party thereto, the L/C Issuer, the Swing Line Lender and the Administrative Agent.
“Second Amendment Effective Date” means July 15, 2021.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party or any of its Restricted Subsidiaries and any Cash Management Bank with respect to such Cash Management Agreement.
“Secured Party Designation Notice” means a notice from any Swap Provider substantially in the form of Exhibit I.
“Secured Swap Agreement” means any Swap Agreement that is entered into by and between a Credit Party or any of its Restricted Subsidiaries and a Swap Provider. For the avoidance of doubt, a holder of Obligations in respect of Secured Swap Agreements shall be subject to the last paragraph of Section 8.02 and Section 9.11.
“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent for the benefit of the holders of the Obligations by each of the Credit Parties.
“Shareholder Subordinated Note” means an unsecured junior subordinated note issued by the Company (and not guaranteed or supported in any way by any Restricted Subsidiary of the Company), which note shall be in the form of Exhibit L; provided that additional provisions may be included so long as such provisions do not adversely affect the interests of the Lenders in a material manner and are not in
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conflict with the provisions of this Agreement or any other Loan Document and are otherwise reasonably acceptable to the Administrative Agent.
“Shareholders’ Rights Plan” means a plan approved by the board of directors of the Company providing for the distribution to shareholders of the Company of rights to purchase Preferred Stock of the Company (which Preferred Stock need not be Qualified Preferred Stock) on such terms and conditions as are customary for similar plans adopted by publicly-held companies of comparable size to the Company.
“Significant Asset Sale” means each Disposition which generates Net Cash Proceeds of at least $75,000,000.
“SOFR” has the meaning specified in the definition of Daily Simple SOFR.
“SOFR Early Opt-in” means the Administrative Agent and the Borrowers have elected to replace LIBOR pursuant to (a) an Early Opt-in Election, (b) Section 3.03(b)(i), and (c) clause (a) of the definition of “Benchmark Replacement”.
“Solvency Certificate” means a certificate executed by the chief financial officer of the Company, substantially in the form of Exhibit K.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, that, if such determination date is not a Business Day, SONIA means such rate that applied on the first (1st) Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, 0.0326% (3.26 basis points).
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country (a) that is a member of the Organization for Economic Cooperation and Development at such time and (b) is located in North America or Europe.
“Specified Credit Party” means any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act.
“Specified Event of Default” means an Event of Default pursuant to Section 8.01(a), Section 8.01(b) or Section 8.01(g).
“Specified Refinancing Term Loans” has the meaning set forth in Section 2.17.
“Specified Transaction” means any Permitted Acquisition, any other Investment in a Person, any Significant Asset Sale, any Dividend, any Debt Repurchase, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or any other event that by the terms of this Agreement requires compliance on a “Pro Forma Basis” with a test or covenant hereunder.
~~“Spot Rate” for an Alternative Currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Administrative Agent or the L/C Issuer, as applicable, as the spot rate for the purchase by such Person of such Alternative Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. London time on the date~~
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~~two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Administrative Agent or the L/C Issuer, as applicable, does not have as of the date of determination a spot buying rate for any such Alternative Currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.~~
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent, or by the parent and one or more subsidiaries of the parent, and the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Successor Rate” has the meaning specified in Section 3.03(c).
“Supported QFC” has the meaning set forth in Section 10.21.
“Sustainability Coordinator” means BofA Securities, in its capacity as the sustainability coordinator.
“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles (as published in May 2021 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association).
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Restricted Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means with respect to any Credit Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Provider” means any Person that, at the time it enters into a Swap Agreement is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreement, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s)
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determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit A-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be ~~approve~~approved by the Administrative Agent), appropriately completed and signed by an Authorized Officer of the Company.
“Swing Line Note” has the meaning specified in Section 2.11(a).
“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving A Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Allocation Agreements” means any tax sharing or tax allocation agreements entered into by the Company or any of its Subsidiaries.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Lender” means any Lender that holds a portion of the Initial Term Loan, a portion of the Initial Term A-2 Loan, a portion of any Incremental Term Loans, a portion of any Extended Term Loan or a portion of any Specified Refinancing Term Loan at such time.
“Term Loan” means the Initial Term Loan, the Initial Term A-2 Loan, an Incremental Term Loan, an Extended Term Loan or a Specified Refinancing Term Loan.
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“Term Loan Commitment” means, as to each Term Lender, such Term Lender’s obligation to make its portion of any Term Loan to the applicable Borrower.
“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two (2) Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Total Revolving A Outstandings” means the aggregate Outstanding Amount of all Revolving A Loans, all Swing Line Loans and all L/C Obligations.
“Total Revolving B Outstandings” means the aggregate Outstanding Amount of all Revolving B Loans.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.
“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans and the use of the proceeds thereof.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Canadian Prime Rate Loan ~~or~~, a ~~Eurocurrency~~LIBOR Rate Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York; provided that, if by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interest granted to the Administrative Agent pursuant to any Collateral Document in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Current Liability” of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with
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Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan.
“United Kingdom” and “UK” mean the United Kingdom of Great Britain and Northern Ireland.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” means, as of any date of determination, subject to the limitations in Section 1.03(a), the aggregate amount (without duplication) of cash and Cash Equivalents that are not Restricted of the Credit Parties and the Foreign Subsidiaries to the extent the same would be reflected on a consolidated balance sheet of the Company if the same were prepared as of such date~~; provided, that, in the case of “Unrestricted Cash” of Foreign Subsidiaries, (x) only the portion of such “Unrestricted Cash” that are, in the aggregate, in excess of $50,000,000 shall count as “Unrestricted Cash” and (y) any such “Unrestricted Cash” of Foreign Subsidiaries that count as “Unrestricted Cash” shall be subject to a thirty-five percent (35%) (or such lower percentage as a result of a change in Law reducing such implied repatriation costs) adjustment to account for implied repatriation costs.~~.
“Unrestricted Subsidiaries” means each Subsidiary (other than a Borrower) designated by the Company as an “Unrestricted Subsidiary” pursuant to Section 6.14.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.21.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02.Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended,
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supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including any Consolidated Secured Net Leverage Ratio test, any Consolidated Total Net Leverage Ratio test, any Consolidated Interest Coverage Ratio test) or basket (including the amount of Consolidated Total Assets or the amount of Consolidated EBITDA), (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to the consummation of any Limited Conditionality Transaction or incurrence of Indebtedness in connection therewith, (iii) a determination of the amount of the Available Amount, the Available JV Basket Amount or any other basket based on Consolidated Total Assets or Consolidated EBITDA or (iv) a determination as to whether the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects), the determination of whether the relevant condition is satisfied may be made, at the election of the Company, at the time of (on the basis of the financial statements for the most recently ended four quarter period for which financial statements have been delivered) the execution of the definitive agreement with respect to such Limited Conditionality Transaction (the “LCT Test Date”), after giving effect to the relevant Limited Conditionality Transaction and related incurrence of Indebtedness, on a Pro Forma Basis; provided that notwithstanding the foregoing, (A) the absence of Specified Event of Default shall be a condition to the consummation of any such Limited Conditionality Transaction and incurrence of any related Indebtedness, (B) if the proceeds of an Incremental Term Loan are to be used to finance a Limited Conditionality Transaction, then such financing may be subject to customary “SunGard” or “certain funds” conditionality and the representations and warranties required shall be limited to customary “Specified Representations” and such other representations and warranties as may be required by the applicable lenders providing such Incremental Term Loan and (C) the Limited Conditionality Transaction and the related Indebtedness to be incurred (and any associated Lien) and the use of proceeds thereof (and the consummation of any Acquisition or Investment) shall be deemed incurred and/or applied at the LCT Test Date (until such time as the Indebtedness is actually incurred or the applicable definitive agreement is terminated without actually consummating the applicable Limited Conditionality Transaction) and
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outstanding thereafter for purposes of pro forma compliance (other than with respect to Dividends or Debt Repurchases of Junior Debt) with any applicable calculation of the financial covenants set forth in Sections 7.08 and 7.09, or the amount or availability of the Available Amount, the Available JV Basket Amount or any other basket based on Consolidated EBITDA or Consolidated Total Assets, as the case may be (it being understood and agreed that with respect to any such ratio test or basket to be used to effect a Dividend or Debt Repurchase of Junior Debt, the Company shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Conditionality Transaction and assuming that such transaction had not occurred). For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the LCT Test Date are thereafter exceeded as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA), at or prior to the consummation of the relevant Limited Conditionality Transaction, such ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant Limited Conditionality Transaction is permitted to be consummated or taken.
(e)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
(f)Any baskets utilized under this Agreement prior to the Second Amendment Effective Date shall each be deemed replenished in their entirety and available in full under this Agreement as of the Second Amendment Effective Date.
1.03.Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Credit Parties and their Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. Notwithstanding anything contained herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness for borrowed money (including, for the avoidance of doubt, any incremental facility established pursuant to Section 2.18 and any Incremental Equivalent Debt) and the calculation of the financial covenants set forth in Sections 7.08 and 7.09 on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, (i) the proceeds thereof shall not be counted as Unrestricted Cash for the purposes of clause (b) of the definition of Consolidated Debt and (ii) all Incremental Term Loans and Incremental Equivalent Debt (and, in each case, any Permitted Refinancings thereof) shall be deemed to constitute Consolidated Debt secured by a Lien on any property of the Company and its any Restricted Subsidiaries.
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(b)Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio, requirement or provision set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent and the Company shall negotiate in good faith to amend such ratio, requirement or provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed); provided that, until so amended, (i) such ratio, requirement or provision shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Restricted Subsidiaries or to the determination of any amount for the Company and its Restricted Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Restricted Subsidiary as defined herein.
1.04.Rounding.
Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated in accordance with this Agreement and, if necessary, by carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a roundingup if there is no nearest number).
1.05.Exchange Rates; Currency Equivalents; Rates.
(a)The Administrative Agent or the L/C Issuer, as applicable, shall determine the ~~Spot Rates as of each Revaluation Date to be used for calculating~~ Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such ~~Spot Rates~~Dollar Equivalent shall become effective as of such Revaluation Date and shall be the ~~Spot Rates employed in converting any~~Dollar Equivalent of such amounts ~~between the applicable currencies~~ until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.
(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of ~~a Eurocurrency Rate~~an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, ~~Eurocurrency Rate~~ Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, rounded upward to the nearest 1000 units), as reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be.
(c)The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter
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related to the rates in the definition of “~~Eurocurrency~~LIBOR”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any ~~comparable~~rate (including the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate ~~thereto~~(including any Successor Rate) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes or Alternative Currency Conforming Changes.
1.06.Additional Alternative Currencies.
(a)The Company may from time to time request that ~~Eurocurrency Rate~~Alternative Currency Loans be made under the Aggregate Revolving A Commitments and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “~~LIBOR Quoted Currency” or “Non-LIBOR Quoted~~Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of ~~Eurocurrency Rate~~Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and each Revolving A Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to ~~Eurocurrency Rate~~Alternative Currency Loans, the Administrative Agent shall promptly notify each Revolving A Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Revolving A Lender (in the case of any such request pertaining to ~~Eurocurrency Rate~~Alternative Currency Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., seven Business Days after receipt of such request whether it consents, in its sole discretion, to the making of ~~Eurocurrency Rate~~Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)Any failure by a Revolving A Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving A Lender or the L/C Issuer, as the case may be, to permit ~~Eurocurrency Rate~~Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving A Lenders consent to making ~~Eurocurrency Rate~~Alternative Currency Loans in such requested currency and the Administrative Agent and such Revolving A Lenders reasonably determine that a ~~Eurocurrency Base Rate~~an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent, such Revolving A Lenders and the Company may amend the definition of ~~Eurocurrency Base Rate for any Non-LIBOR Quoted~~Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable ~~Eurocurrency Base Rate~~rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of ~~Eurocurrency Base Rate reflects the appropriate interest rate for such currency or~~Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be ~~a LIBOR Quoted~~an Alternative Currency ~~or a Non-LIBOR Quoted Currency, as applicable,~~ for purposes of any Borrowings of ~~Eurocurrency Rate~~Alternative Currency Loans. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and
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(A) the Administrative Agent, the L/C Issuer and the Company may amend the definition of ~~Eurocurrency Base Rate for any Non-LIBOR Quoted~~Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable ~~Eurocurrency Base Rate~~rate for such currency and any applicable adjustment for such rate and (B) to the extent the definition of ~~Eurocurrency Base Rate reflects the appropriate interest rate for such currency or~~Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be ~~a LIBOR Quoted~~an Alternative Currency ~~or a Non-LIBOR Quoted Currency, as applicable,~~ for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.
1.07.Change of Currency.
(a)Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the ~~date hereof~~Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the ~~London~~ interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as agreed to by the Administrative Agent and the Company from time to time to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as agreed to by the Administrative Agent and the Company from time to time to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.8.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.9.Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
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1.10.Certain Determinations.
For purposes of determining compliance with any of the covenants set forth in Article VI or Article VII (including in connection with any Incremental Term Loan or Incremental Equivalent Debt) at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Disposition, Dividend or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to Article VI or Article VII (including in connection with any Incremental Term Loan or Incremental Equivalent Debt), the Company (i) shall in its sole discretion determine under which category such Lien (other than Liens with respect to the Loans), Investment, Indebtedness (other than Indebtedness consisting of the Loans), Disposition, Dividend or Affiliate transaction (or, in each case, any portion there) is permitted and may classify or reclassify such transaction or item (or portion thereof) in any category and (ii) shall be permitted to make any such determination or redetermination or classification or reclassification at such time and from time to time as it may determine and without notice to the Administrative Agent or any Lender.
For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test (including the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Interest Coverage Ratio), such financial ratio or test shall, except as expressly permitted under this Agreement, be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

THE COMMITMENTS AND CREDIT EXTENSIONS
Loans.
(a)Subject to the terms and conditions set forth herein, each Revolving A Lender severally agrees to make loans (each such loan, a “Revolving A Loan”) to the Borrowers in Dollars and one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving A Commitment; provided, however, that after giving effect to any Borrowing of Revolving A Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Revolving A Exposure of any Lender shall not exceed such Lender’s Revolving A Commitment, (iii) the aggregate Outstanding Amount of all Revolving Loans made to Foreign Borrowers shall not exceed the Foreign Borrower Sublimit and (iv) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments. Within the limits of each Lender’s Revolving A Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving A Loans may be Base Rate Loans ~~or Eurocurrency~~, LIBOR Rate Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, or a combination thereof, as further provided herein.
(b)Subject to the terms and conditions set forth herein, each Revolving B Lender severally agrees to make loans (each such loan, a “Revolving B Loan”) to the Borrowers in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving B Commitment; provided, however, that after giving
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effect to any Borrowing of Revolving B Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Revolving B Exposure of any Lender shall not exceed such Lender’s Revolving B Commitment, (iii) the aggregate Outstanding Amount of all Revolving Loans made to Foreign Borrowers shall not exceed the Foreign Borrower Sublimit and (iv) the Total Revolving B Outstandings shall not exceed the Aggregate Revolving B Commitments. Within the limits of each Lender’s Revolving B Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving B Loans may be Base Rate Loans or ~~Eurocurrency~~LIBOR Rate Loans, or a combination thereof, as further provided herein.
(c)Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Initial Term Loan”) to the Company in Dollars on the ~~Closing~~Second Amendment Effective Date in an amount not to exceed such Lender’s Initial Term Loan Commitment by (i) continuing some or all of its portion of the Initial Term Loan (as defined in this Agreement immediately prior to giving effect to the Second Amendment) outstanding immediately prior to the Second Amendment Effective Date, (ii) exchanging some or all of its portion of the Incremental Term A-1 Loan (as defined in the Incremental Term Loan and Increase Agreement (as defined in this Agreement immediately prior to giving effect to the Second Amendment)) outstanding immediately prior to the Second Amendment Effective Date, and/or (iii) advancing additional borrowings of the Initial Term Loan on the Second Amendment Effective Date. Amounts repaid on the Initial Term Loan may not be reborrowed. The Initial Term Loan may consist of Base Rate Loans or ~~Eurocurrency~~LIBOR Rate Loans, or a combination thereof, as further provided herein.
(d)Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Initial Term A-2 Loan”) to the Canadian Borrower in Canadian Dollars on the Second Amendment Effective Date in an amount not to exceed such Lender’s Initial Term A-2 Loan Commitment by (i) continuing some or all of its portion of the Incremental Term A-2 Loan (as defined in this Agreement immediately prior to giving effect to the Second Amendment) outstanding immediately prior to the Second Amendment Effective Date, and/or (ii) advancing additional borrowings of the Initial Term A-2 Loan on the Second Amendment Effective Date. Amounts repaid on the Initial Term A-2 Loan may not be reborrowed. The Initial Term A-2 Loan may consist of Canadian Prime Rate Loans and/or Alternative Currency Term Rate Loans in Canadian Dollars, or a combination thereof, as further provided herein.
(e)~~(d)~~ Subject to Section 2.18, on the effective date of any Incremental Term Loan Lender Joinder Agreement, each Incremental Term Lender party to such Incremental Term Loan Lender Joinder Agreement severally agrees to make its portion of a term loan (each, an “Incremental Term Loan”) in a single advance to the applicable Borrower in the amount of its respective Incremental Term Loan Commitment for such Incremental Term Loan as set forth in the applicable Incremental Term Loan Lender Joinder Agreement; provided, however, that after giving effect to such advances, the Outstanding Amount of such Incremental Term Loans shall not exceed the aggregate amount of the Incremental Term Loan Commitments set forth in the applicable Incremental Term Loan Lender Joinder Agreement of the applicable Incremental Term Lenders. Each Incremental Term Loan prepaid or repaid may not be reborrowed. Each Incremental Term Loan may be Base Rate Loans ~~or Eurocurrency Rate Loans, as further provided herein; provided, that, the Incremental Term A-2 Loan may be comprised of~~, Canadian Prime Rate Loans ~~and/or Eurocurrency~~, LIBOR Rate Loans ~~in Canadian Dollars, but not Base~~, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.
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(f)~~(e)~~ The Company shall use commercially reasonable efforts to the extent practicable to allocate Borrowings of Loans denominated in Dollars such that ratable percentages are outstanding on an approximate basis under the Revolving A Commitments and the Revolving B Commitments.
Borrowings, Conversions and Continuations.
Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~Eurocurrency Rate Loans~~a LIBOR Rate Loan or an Alternative Currency Term Rate Loan shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such ~~notice~~Loan Notice must be received by the Administrative Agent not later than (i) 11:00 a.m. on the requested date of any Borrowings of Base Rate Loans or Canadian Prime Rate Loans, (ii) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurocurrency~~LIBOR Rate Loans ~~denominated in Dollars~~, of any conversion of ~~Eurocurrency~~LIBOR Rate Loans ~~denominated in Dollars~~ to Base Rate Loans or of any conversion of ~~Eurocurrency Rate~~Alternative Currency Loans denominated in Canadian Dollars to Canadian Prime Rate Loans, and (iii) 11:00 a.m. four Business Days prior to the requested date of any Borrowing ~~or~~of Alternative Currency Loans or any continuation of ~~Eurocurrency~~Alternative Currency Term Rate Loans ~~denominated in any Alternative Currency or Canadian Dollars~~ (or five Business Days in the case of a Special Notice Currency); provided, however, that if such Borrower wishes to request ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Term Rate Loans having an Interest Period other than one week or one~~, two~~, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than (i) 1:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation of ~~Eurocurrency~~LIBOR Rate Loans ~~denominated in Dollars~~, or (ii) 11:00 a.m. five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of ~~Eurocurrency~~Alternative Currency Term Rate Loans ~~denominated in any Alternative Currency or Canadian Dollars~~, in each case, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. In the case of a request pursuant to the proviso in the preceding sentence, not later than (i) 1:00 p.m. three Business Days before the requested date of such Borrowing, conversion or continuation of ~~Eurocurrency~~LIBOR Rate Loans ~~denominated in Dollars~~, or (ii) 11:00 a.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of ~~Eurocurrency~~Alternative Currency Term Rate Loans ~~denominated in any Alternative Currency or Canadian Dollars~~, in each case, the Administrative Agent shall notify such Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each Borrowing of, conversion to or continuation of ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Loans, as applicable, shall be in a principal amount of the Dollar Equivalent of $5,000,000 (or C$5,000,000, in the case of any ~~Eurocurrency Rate~~Alternative Currency Loans denominated in Canadian Dollars) or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or C$1,000,000, in the case of any ~~Eurocurrency Rate~~Alternative Currency Loans denominated in Canadian Dollars) (or, if less, the entire principal thereof then outstanding); provided, that, in connection with a simultaneous Borrowing of, conversion to or continuation of LIBOR Rate Loans that are Revolving A Loans and Revolving B Loans, the foregoing minimum and multiple amounts shall apply to the principal amount such Revolving A Loans and such Revolving B Loans, taken a
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whole. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding); provided, that, in connection with a simultaneous Borrowing of or conversion to Base Rate Loans that are Revolving A Loans and Revolving B Loans, the foregoing minimum and multiple amounts shall apply to the principal amount such Revolving A Loans and such Revolving B Loans, taken a whole. Each Borrowing of or conversion to Canadian Prime Rate Loans shall be in a principal amount of C$500,000 or a whole multiple of C$100,000 in excess thereof~~.~~ (or, if less, the entire principal thereof then outstanding). Each Loan Notice shall specify (i) whether such Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed and (vii) whether the Loans to be borrowed are Revolving A Loans, Revolving B Loans, the Initial Term Loan, the Initial Term A-2 Loan or an Incremental Term Loan. If the applicable Borrower fails to specify a Type of Loan in a Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans (or, in the case of the ~~Incremental~~Initial Term A-2 Loan, Canadian Prime Rate Loans); provided, however, that in the case of a failure to timely request a continuation of ~~Eurocurrency~~Alternative Currency Term Rate Loans ~~denominated in an Alternative Currency or Canadian Dollars~~, such Loans shall be continued as ~~Eurocurrency~~Alternative Currency Term Rate Loans in ~~such Alternative Currency or Canadian Dollars, as applicable,~~their original currency with an Interest Period of one month. Any such automatic conversion of Loans to Base Rate Loans or Canadian Prime Rate Loans, as applicable, shall be effective as of the last day of the Interest Period then in effect with respect to ~~the applicable Eurocurrency Rate~~such Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency.
Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans or Canadian Prime Rate Loans, as applicable, or continuation of ~~Eurocurrency~~LIBOR Rate Loans ~~denominated in an~~or Alternative Currency ~~or Canadian Dollars, as applicable~~Term Rate Loans, in each case as described in the preceding subsection. In the case of a Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than (i) 1:00 p.m., in the case of any Loan denominated in Dollars, (ii) 1:00 p.m., in the case of any Canadian Prime Rate Loans, or (iii) the Applicable Time specified by the Administrative Agent in the case of any ~~Eurocurrency Rate~~ Loan denominated in an Alternative Currency ~~or in Canadian Dollars~~, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of
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Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date of a Borrowing of Revolving A Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to such Borrower as provided above. ~~Each Lender, at its option, may make any Eurocurrency Rate Loans by causing any domestic or, if such Loan is denominated in an Alternative Currency or Canadian Dollars, foreign branch or Affiliate of such Lender to make such Eurocurrency Rate Loan (and in the case of an Affiliate, the provisions of Sections 3.01, 3.02, 3.03, 3.04 and 3.05 shall apply to such Affiliate to the same extent as they apply to such Lender).~~
Except as otherwise provided herein, a ~~Eurocurrency~~LIBOR Rate Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurocurrency Rate~~ Loan. During the existence of an Event of Default, at the request of the Required Lenders or the Administrative Agent, (i) no Loans may be requested as, converted to or~~, if such Loan is denominated in Dollars, continued as Eurocurrency~~ continued as LIBOR Rate Loans and (ii) no Loans may be requested as, or converted to Alternative Currency Daily Rate Loans or converted to or continued as Alternative Currency Term Rate Loans. During the existence of an Event of Default~~, Eurocurrency Rate Loans denominated in an~~ and subject to the immediately preceding sentence, Alternative Currency Term Rate Loans may be maintained and at the end of the Interest Period with respect thereto shall automatically be continued as ~~Eurocurrency~~Alternative Currency Term Rate Loans ~~in such Alternative Currency~~ with an Interest Period of one month.
The Administrative Agent shall promptly notify the applicable Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Term Rate Loans, as applicable, upon determination of such interest rate. At any time that Base Rate Loans or Canadian Prime Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate or Canadian Prime Rate, as applicable, promptly following the public announcement of such change.
After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen Interest Periods in effect with respect to all Loans.
Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender.
Letters of Credit.
(a)The Letter of Credit Commitment.
Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving A Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until
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the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the Company or any of its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving A Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (~~w~~v) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (~~x~~w) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, (~~y~~x) the aggregate Revolving A Exposure of any Revolving A Lender shall not exceed such Lender’s Revolving A Commitment, (y) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed the L/C Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company or any Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company or such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s and the applicable Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company or such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
The L/C Issuer shall not issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders under which such Letter of Credit is to be issued have approved such expiry date; or
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving A Lenders have approved such expiry date.
The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
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the issuance of such Letter of Credit would violate one or more material policies of the L/C Issuer applicable to letters of credit generally applied on a consistent basis to similarly situated letter of credit applicants;
except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;
such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
except in the case of a Letter of Credit to be denominated in Dollars or an Alternative Currency, the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or
any Revolving A Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its reasonable discretion) with the applicable Borrowers or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
The L/C Issuer shall act on behalf of the Revolving A Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(a)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by
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electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (and in the absence of specification of currency shall be deemed to be a request for a Letter of Credit denominated in Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving A Lender, the Administrative Agent or any Credit Party, at least two Business Days prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Restricted Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such Letter of Credit.
If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer agrees to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension
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Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving A Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving A Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.
Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
Drawings and Reimbursements; Funding of Participations.
Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. (or the Applicable Time with respect to a Letter of Credit to be reimbursed in an Alternative Currency) on the Business Day following receipt of such notice (each such date, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency (together with interest thereon). In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the applicable Borrower, whether on the Honor Date (as a result of an error in calculating the Dollar amount to be paid by the applicable Borrower, but in any event, not as a result of any intraday fluctuation in a currency exchange rate) or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, such Borrower agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency
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in the full amount of the drawing. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving A Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving A Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Base Rate Loans that are Revolving A Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 or the prior notice required therefor for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
Each Revolving A Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving A Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans that are Revolving A Loans because the conditions set forth in Section 4.02 cannot be satisfied, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving A Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving A Lender in satisfaction of its participation obligation under this Section 2.03.
Until each Revolving A Lender funds its Revolving A Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
Each Revolving A Lender’s obligation to make Revolving A Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower
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or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by a Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
If any Revolving A Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Overnight Rate. A certificate of the L/C Issuer submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
Repayment of Participations.
At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving A Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving A Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
Obligations Absolute. The obligation of each Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
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any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;
the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of any Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice any Borrower;
honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower or any Restricted Subsidiary or in the relevant currency markets generally; or
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Restricted Subsidiary.
The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. The applicable Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
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Role of L/C Issuer. Each Revolving A Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving A Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving A Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless the L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary and reasonably acceptable to the beneficiary.
Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to any Borrower for, and the L/C Issuer’s rights and remedies with respect to any Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade -
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International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.
Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving A Lender in accordance, subject to Section 2.15, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit and (ii) for each standby Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the ~~Borrower~~Company and the L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of,
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a Restricted Subsidiary, the applicable Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
Swing Line Loans.
Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving A Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Domestic Borrowers in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (B) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments and (C) the aggregate Revolving A Exposure of any Revolving A Lender shall not exceed such Lender’s Revolving A Commitment, (ii) no Domestic Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Domestic Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such Swing Line Loan.
Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the applicable Domestic Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving A Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the
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borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Domestic Borrower.
Refinancing of Swing Line Loans.
The Swing Line Lender at any time in its sole discretion may request, on behalf of the applicable Domestic Borrower (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Revolving A Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans that are Revolving A Loans, but subject to the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice); provided that, after giving effect to such Borrowing, the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments. The Swing Line Lender shall furnish the applicable Domestic Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving A Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving A Lender that so makes funds available shall be deemed to have made a Base Rate Loan that is a Revolving A Loan to the applicable Domestic Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving A Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans that are Revolving A Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving A Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving A Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
If any Revolving A Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Overnight Rate. A certificate of the Swing Line Lender submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
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Each Revolving A Lender’s obligation to make Revolving A Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, any Domestic Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Domestic Borrowers to repay Swing Line Loans, together with interest as provided herein.
Repayment of Participations.
At any time after any Revolving A Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving A Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving A Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Domestic Borrowers for interest on the Swing Line Loans. Until each Revolving A Lender funds its Revolving A Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Revolving A Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
Payments Directly to Swing Line Lender. The Domestic Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
Prepayments.
Optional Prepayments.
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Any Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans or Term Loans in whole or in part without premium or penalty; provided, in each case, that (v) such notice must be in a form acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Officer of the applicable Borrower and be received by the Administrative Agent not later than (A) 1:00 p.m. three Business Days prior to any date of prepayment of ~~Eurocurrency~~LIBOR Rate Loans ~~denominated in Dollars~~, (B) 11:00 a.m. four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of ~~Eurocurrency Rate Loans denominated in Alternative Currencies or Canadian Dollars~~any Alternative Currency Loans, (C) 11:00 a.m. on the date of prepayment of Base Rate Loans, and (D) 11:00 a.m. on the date of prepayment of Canadian Prime Rate Loans; (w) any prepayment of ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 (or C$5,000,000, in the case of ~~Eurocurrency Rate~~Alternative Currency Loans denominated in Canadian Dollars) or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or C$1,000,000, in the case of ~~Eurocurrency Rate~~Alternative Currency Loans denominated in Canadian Dollars) or, if less, the entire principal amount thereof then outstanding; (x) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; (y) any prepayment of Canadian Prime Rate Loans shall be in a principal amount of C$500,000 or a whole multiple of C$100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (z) any prepayment of the Term Loans shall be applied ratably to the Term Loans to the remaining principal amortization payments thereof as directed by such Borrower. Each such notice shall specify (1) the date and amount of such prepayment, (2) the Loans to be prepaid, (3) the Type(s) of Loans to be prepaid, (4) if ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans, (5) the currencies of the Loans to be prepaid and (6) whether the Loans to be prepaid are Revolving A Loans, Revolving B Loans, the Initial Term Loan, the Initial Term A-2 Loan, Incremental Term Loans or Specified Refinancing Term Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, a notice of optional prepayment delivered by the applicable Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice of prepayment may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of a ~~Eurocurrency Rate~~ Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any LIBOR Rate Loan and any Alternative Currency Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the applicable Lenders in accordance with their respective Applicable Percentages.
Swing Line Loans. The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily
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prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
Mandatory Prepayments of Loans.
Revolving Commitments.
If for any reason, including exchange rate fluctuations, the Total Revolving A Outstandings at any time exceed the Aggregate Revolving A Commitments then in effect, the Borrowers shall promptly following notice from the Administrative Agent prepay Revolving A Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i)(A) unless after the prepayment in full of the Revolving A Loans and the Swing Line Loans the Total Revolving A Outstandings exceed the Aggregate Revolving A Commitments then in effect.
If for any reason the Total Revolving B Outstandings at any time exceed the Aggregate Revolving B Commitments then in effect, the Borrowers shall promptly following notice from the Administrative Agent prepay Revolving B Loans in an aggregate amount equal to such excess.
Asset Sales and Recovery Events. The Borrowers shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of any Asset Sale or Recovery Event to the extent such Net Cash Proceeds are not reinvested or committed to be reinvested in assets (including Permitted Acquisitions) that are useful in the business of the Company and its Restricted Subsidiaries within 365 days of the date of such Asset Sale or Recovery Event (it being understood that such prepayment shall be due immediately upon the expiration of such 365 day period); provided, that in the case of any legally binding commitment to reinvest such Net Cash Proceeds within 365 days of receipt thereof, such 365 day period shall be extended by an additional 180 days.
Debt Issuance. Immediately upon receipt by the Company or any Restricted Subsidiary of the Net Cash Proceeds of (x) any Debt Issuance or (y) any Refinancing Notes, any Specified Refinancing Term Loans or any Refinancing Junior Loans, the Borrowers shall prepay the Term Loans (in the case of clause (y), only the Term Loans being refinanced or replaced) in an aggregate amount equal to 100% of such Net Cash Proceeds.
Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(A), first, ratably to the L/C Borrowings
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and the Swing Line Loans, second, to the outstanding Revolving A Loans, and, third, to Cash Collateralize the remaining L/C Obligations; (B) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(B), to the outstanding Revolving B Loans; and (C) with respect to all amounts prepaid pursuant to Section 2.05(b)(ii) or (iii), ratably to the Term Loans (in each case to the remaining principal amortization payments thereof as directed by the applicable Borrower); provided, that any Incremental Term Loan or Specified Refinancing Term Loan may participate in such mandatory prepayments pursuant to Section 2.05(b)(ii) and 2.05(b)(iii) on a pro rata or less than pro rata basis. Within the parameters of the applications set forth above, prepayments shall be applied first ratably to Base Rate Loans and Canadian Prime Rate Loans ~~and~~, then to ~~Eurocurrency~~Alternative Currency Daily Rate Loans, then to LIBOR Rate Loans and lastly to Alternative Currency Term Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
Repatriation Considerations. Notwithstanding any other provisions of Section 2.05(b)(ii), (i) to the extent that (and for so long as) any of or all the net proceeds of any event giving rise to a mandatory prepayment pursuant to Section 2.05(b)(ii) is prohibited or restricted by applicable local Law from being repatriated to the jurisdiction of organization of the Company, taking into account matters such as financial assistance, corporate benefit restrictions and the fiduciary and statutory duties of the directors of the Company and its Subsidiaries, an amount equal to the portion of such net proceeds so affected will not be required to be applied to repay Loans at the times provided in Section 2.05(b)(iv) but may be retained by the applicable Restricted Subsidiary so long as the applicable local Law will not permit such repatriation to the Company (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take commercially reasonable actions available under applicable local Law to permit such repatriation or a part thereof if full repatriation is not permitted) or such conflict or risk exists, and if such repatriation of any such affected net proceeds is permitted under the applicable local Law and such conflict or risk no longer exists, an amount equal to such net proceeds not previously paid will be promptly applied to the Loans pursuant Section 2.05(b)(ii) and (ii) to the extent that the Company has determined in good faith (in consultation with the Administrative Agent) that repatriation of any of or all of the net proceeds of any event giving rise to a prepayment pursuant to Sections 2.05(b)(ii) to the jurisdiction of organization of the Company would have a material adverse tax consequence with respect to such net proceeds (taking into account any foreign tax credit or benefit that would be realized in connection with such repatriation), the net proceeds so affected will not be required to be applied to repay the Loans at the times provided in Section 2.05(b) but may be retained by the applicable Restricted Subsidiary until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time such amount shall be repatriated to the Company and applied to repay the Loans to the extent provided herein).
Declined Amount. Other than with respect to repayments pursuant to Section 2.05(b)(iii)(y), the applicable Lenders may elect not to accept any mandatory prepayment (each such Lender, a “Declining Lender”). Any prepayment amount declined by the Declining Lenders (the “Declined Amount”) shall be retained by the Company.
Termination or Reduction of Commitments.
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Revolving Commitments. The Company may, upon notice to the Administrative Agent, (i) terminate the Aggregate Revolving A Commitments and/or the Aggregate Revolving B Commitments, (ii) from time to time permanently reduce the Letter of Credit Sublimit, the Swing Line Sublimit and/or the Foreign Borrower Sublimit, (iii) from time to time permanently reduce the Aggregate Revolving A Commitments to an amount not less than the Outstanding Amount of Revolving A Loans, Swing Line Loans and L/C Obligations or (iv) from time to time permanently reduce the Aggregate Revolving B Commitments to an amount not less than the Outstanding Amount of Revolving B Loans; provided that (A) any such notice shall be received by the Administrative Agent not later than 12:00 noon three (3) Business Days prior to the date of termination or reduction, (B) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof, (C) the Company shall not terminate or reduce (x) (1) the Aggregate Revolving A Commitments and/or Aggregate Revolving B Commitments, as applicable, if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving A Outstandings and/or Total Revolving B Outstandings, as applicable, would exceed the Aggregate Revolving A Commitments and/or Aggregate Revolving B Commitments, as applicable, (2) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (3) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit or (4) the Foreign Borrower Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Loans and L/C Obligations made to Foreign Borrowers would exceed the Foreign Borrower Sublimit and (D) any such notice may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice of termination or reduction may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)Notice. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit, the Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments under this Section 2.06. Upon any reduction of the Aggregate Revolving A Commitments, the Revolving A Commitment of each Revolving A Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. Upon any reduction of the Aggregate Revolving B Commitments, the Revolving B Commitment of each Revolving B Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Aggregate Revolving A Commitments and/or Aggregate Revolving B Commitments, as applicable, accrued until the effective date of any termination of the Aggregate Revolving A Commitments and/or the Aggregate Revolving B Commitments, as applicable, shall be paid on the effective date of such termination.
Repayment of Loans.
Revolving Loans. The Borrowers shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.
Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date within ten (10) Business Days of demand therefor by the Swing Line Lender and (ii) the Maturity Date.
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Initial Term Loan. The Company shall repay the outstanding principal amount of the Initial Term Loan in installments on the dates and in the amounts equal to the percentages set forth in the table below of the outstanding principal amount of the Initial Term Loan on the Second Amendment Effective Date (as such installments may hereafter be adjusted as a result of prepayments of the Initial Term Loan made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 8.01:

Payment Dates	Principal Amortization Payment (% of Outstanding Amount of Initial Term Loan on the Second Amendment Effective Date)
September 30, 2021	0.000%
December 31, ~~2017~~2021	~~$00.000%~~
March 31, ~~2018~~2022	~~$00.000%~~
June 30, ~~2018~~2022	~~$00.000%~~
September 30, ~~2018~~2022	~~$00.000%~~
December 31, ~~2018~~2022	~~$1,875,000.001.250%~~
March 31, ~~2019~~2023	~~$1,875,000.001.250%~~
June 30, ~~2019~~2023	~~$1,875,000.001.250%~~
September 30, ~~2019~~2023	~~$1,875,000.001.250%~~
December 31, ~~2019~~2023	~~$2,812,500.001.250%~~
March 31, ~~2020~~2024	~~$2,812,500.001.250%~~
June 30, ~~2020~~2024	~~$2,812,500.001.250%~~
September 30, ~~2020~~2024	~~$2,812,500.001.250%~~
December 31, ~~2020~~2024	~~$3,750,000.001.875%~~
March 31, ~~2021~~2025	~~$3,750,000.001.875%~~
June 30, ~~2021~~2025	~~$3,750,000.001.875%~~
September 30, 2025	1.875%
December 31, 2025	2.500%
March 31, 2026	2.500%
June 30, 2026	2.500%
Maturity Date	Outstanding Principal Balance of the Initial Term Loan

If any date set for payment is not a Business Day, the payment to be made on such payment date shall be made on the immediately prior Business Day.
(a)Initial Term A-2 Loan. The Canadian Borrower shall repay the outstanding principal amount of the Initial Term A-2 Loan in installments on the dates and in the amounts equal to the percentages set forth in the table below of the outstanding principal amount of the Initial Term A-2 Loan on the Second Amendment Effective Date (as such installments may hereafter be adjusted as a result of prepayments of the Initial Term A-2 Loan made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 8.01:
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Payment Dates	Principal Amortization Payment (% of Outstanding Amount of Initial Term A-2 Loan on the Second Amendment Effective Date)
September 30, 2021	~~$3,750,000.000.000%~~
December 31, 2021	~~$3,750,000.000.000%~~
March 31, 2022	~~$3,750,000.000.000%~~
June 30, 2022	~~$3,750,000.000.000%~~
September 30, 2022	0.000%
December 31, 2022	1.250%
March 31, 2023	1.250%
June 30, 2023	1.250%
September 30, 2023	1.250%
December 31, 2023	1.250%
March 31, 2024	1.250%
June 30, 2024	1.250%
September 30, 2024	1.250%
December 31, 2024	1.875%
March 31, 2025	1.875%
June 30, 2025	1.875%
September 30, 2025	1.875%
December 31, 2025	2.500%
March 31, 2026	2.500%
June 30, 2026	2.500%
Maturity Date	Outstanding Principal Balance of the Initial Term A-2 Loan

If any date set for payment is not a Business Day, the payment to be made on such payment date shall be made on the immediately prior Business Day.
(b)~~(d)~~ Incremental Term Loans. The Borrowers shall repay the outstanding principal amount of all Incremental Term Loans in the installments, on the dates and in the amounts set forth in the applicable Incremental Term Loan Lender Joinder Agreement for such Incremental Term Loan (as such installments may hereafter be adjusted as a result of the application of prepayments of Incremental Term Loans in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.01.
Interest.
Subject to the provisions of subsection (b) below, (i) each ~~Eurocurrency~~LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the ~~Eurocurrency~~LIBOR Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date
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at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; (v) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; and (~~iv~~vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate.
~~(i)~~(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each Credit Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement and the other Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.
Fees.
In addition to certain fees described in subsections (h) and (i) of Section 2.03:
Commitment Fee. The Company shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) at a rate per annum equal to:
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(i)the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Revolving A Commitments exceed the sum of (y) the Outstanding Amount of Revolving A Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15; and
(ii)the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Revolving B Commitments exceed the Outstanding Amount of Revolving B Loans, subject to adjustment as provided in Section 2.15
The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day ~~of~~ after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving A Commitments and/or the Aggregate Revolving B Commitments, as applicable.
Other Fees. The Company shall pay (i) to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter, and (ii) to the Lenders, in Dollars, such fees, if any, as shall have been separately agreed upon in writing in the amounts and at the times so specified. All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the ~~Eurocurrency~~LIBOR Rate) and Loans denominated in Canadian Dollars shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies if market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Total Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Net Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed
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entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States or other applicable Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Article VIII. The Company’s obligations under this paragraph shall survive the termination of all commitments and the repayment of all Obligations hereunder.
Evidence of Debt.
The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to their respective Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of (x) Exhibit B-1 with respect to the Company or any other Borrower that is a Domestic Subsidiary and (y) Exhibit B-2 with respect to any Borrower that is a Foreign Borrower (each a “Revolving Note”), (ii) in the case of the Initial Term Loan, be in the form of Exhibit B-3 (an “Initial Term Note”), (iii) in the case of the Initial Term Loan, be in the form of Exhibit B-6 (an “Initial Term A-2 Note”), (iv) in the case of any Incremental Term Loan, be in the form of Exhibit B-4 (an “Incremental Term Note”) and (~~iv~~v) in the case of Swing Line Loans, be in the form of Exhibit B-5 (a “Swing Line Note”). Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans, as applicable. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Payments Generally; Administrative Agent’s Clawback.
General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative ~~Currencies~~Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars ~~or Canadian~~
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~~Dollars, as applicable,~~ and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative ~~Currencies~~Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in ~~the applicable~~such Alternative Currency and in Same Day Funds not later than the Applicable Time on the dates specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars ~~or Canadian Dollars, as applicable~~, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as may otherwise be provided in the definition of “Interest Period” or Section 2.07, if any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
~~(i)~~(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans or Canadian Prime Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to (x) Base Rate Loans, in the case of Loans denominated in Dollars, (y) Canadian Prime Rate Loans, in the case of Loans denominated in Canadian Dollars, or (z) in the case of Loans denominated in Alternative Currencies (other than Canadian Dollars), in accordance with such market practice, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
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(i)Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the L/C Issuer, as the case may be, the amount due~~. In such event, if such Borrower has not~~ With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) no Borrower has in fact made such payment, (B) the Administrative Agent has made a payment in excess of the amount so paid by the applicable Borrower (whether or not then owed) or (C) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the applicable Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the ~~amount~~Rescindable Amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to the Overnight Rate.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing
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Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Restricted Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
Cash Collateral.
(a)Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.01 or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at the Administrative Agent. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other
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than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company, or the relevant Defaulting Lender, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.01 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving A Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving A Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(v))) or (ii) the good faith determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
Reallocation of Payments. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to that Defaulting Lender in accordance with Section 2.14; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as
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determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy that Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to that Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any Commitment Fee payable under Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (b) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
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(b)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving A Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Administrative Agent and the Lenders may assume that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate principal amount at such time of any Non-Defaulting Lender’s outstanding Revolving A Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time to exceed such Non-Defaulting Lender’s Revolving A Commitment. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(c)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(d)Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving A Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Designated Borrowers.
The Company may at any time, upon not less than ten (10) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional wholly-owned Restricted Subsidiary (an “Applicant Borrower”) as a Borrower to receive Revolving A Loans, Revolving B Loans and/or Incremental Term Loans hereunder by delivering to the Administrative Agent (which shall promptly (and in any event, within two (2) Business Days) deliver counterparts thereof to each applicable Lender) a duly executed notice and agreement in substantially the form of Exhibit F (a “Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Revolving A Commitments, Revolving B Commitments or borrow Incremental Term Loans as provided for herein, the Administrative Agent and the Revolving A Lenders, the Revolving B
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Lenders or the Incremental Term Lenders, as applicable, shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its reasonable discretion, and Notes signed by such new Borrowers to the extent any Revolving A Lenders, Revolving B Lenders or Incremental Term Lenders, as applicable, so request. If the Administrative Agent and the Revolving A Lenders, Revolving B Lenders and/or Incremental Term Lenders, as applicable, each agree that an Applicant Borrower shall be entitled to receive Revolving A Loans, Revolving B Loans and/or Incremental Term Loans, as applicable, then promptly following receipt of (x) all documentation and other information required by bank regulatory authorities under the applicable “know your customer” and anti-money laundering rules and regulations, including the Act ~~and~~, (y) if such Applicant Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to the extent requested by a Lender, a Beneficial Ownership Certification in relation to such Applicant Borrower and (z) all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit G (a “Borrower Notice”) to the Company and the applicable Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Borrower for purposes hereof, whereupon each of the Revolving A Lenders, Revolving B Lenders and/or Incremental Term Lenders, as applicable, agrees to permit such Borrower to receive Revolving A Loans, Revolving B Loans and/or Incremental Term Loans hereunder, on the terms and conditions set forth herein, and each of the parties hereto agrees that such Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Borrower until the date five (5) Business Days after such effective date. Any failure by a Revolving A Lender, Revolving B Lender and/or Incremental Term Lender, as applicable, to respond to a Borrower Request and Assumption Agreement for an Applicant Borrower shall be deemed to be a refusal by such Revolving A Lender, Revolving B Lender and/or Incremental Term Lender, as applicable, to the addition of such Applicant Borrower.
The Obligations of the Company and each Domestic Borrower shall be joint and several in nature regardless of which such Person actually receives Credit Extensions hereunder or the amount of such Credit Extensions received or the manner in which the Administrative Agent or any Lender accounts for such Credit Extensions on its books and records. Each of the obligations of the Company and each Domestic Borrower with respect to Credit Extensions made to it, and each such Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Credit Extensions made to and other Obligations owing by the Company and the other Domestic Borrowers hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each such Borrower. The provisions of Section 11.02 and 11.04 are incorporated herein by reference and shall apply to the obligations of the Company and the Domestic Borrowers under this Section 2.16(b) mutatis mutandis.
Each Foreign Borrower shall be jointly and severally liable with the other Foreign Borrowers for all Obligations of the Foreign Borrowers, regardless of which Foreign Borrower actually receives Credit Extensions or the amount of such Credit Extensions received or the manner in which the Administrative Agent or any Lender accounts for such Credit Extensions on its books and records. Each Foreign Borrower’s obligations with respect to Credit Extensions made to it, and each Foreign Borrower’s obligations arising as a result of the joint and several liability of such Foreign Borrower with the other Foreign Borrowers with respect to Credit
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Extensions made to, and other Obligations owing by, the other Foreign Borrowers, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each such Foreign Borrower. Notwithstanding anything to the contrary, any amount paid by or collected from a Foreign Borrower under this Agreement or any other Loan Document shall not, in any event, be allocated to the payment of any obligations hereunder (or any other Loan Document) of any Domestic Credit Party. The provisions of Section 11.02 and 11.04 are incorporated herein by reference and shall apply to the obligations of the Foreign Borrowers under this Section 2.16(c) mutatis mutandis.
Each Restricted Subsidiary that is or becomes a “Borrower” pursuant to this Section 2.16 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
The Company may from time to time, upon not less than ten (10) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such status as a Borrower; provided that there are no outstanding Loans payable by such Designated Borrower or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
Refinancing Facilities.
The Borrowers may from time to time, add one or more new term loan facilities to the credit facilities under this Agreement (“Specified Refinancing Term Loans”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers, to refinance all or any portion of any Term Loans then outstanding under this Agreement; provided that such Specified Refinancing Term Loans: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not have obligors or contingent obligors that were not obligors or contingent obligors in respect of the Obligations; (iii) will be (x) unsecured or (y) secured by the Collateral on a pari passu or junior basis with the Obligations pursuant to a Market Intercreditor Agreement that is reasonably satisfactory to the Administrative Agent and the Company; (iv) will have a maturity date that is not prior to the Latest Maturity Date of, and will have a weighted average life to maturity that is not shorter than the weighted average life to maturity of, the Term Loans being refinanced; (v) any Specified Refinancing Term Loan shall share ratably in any prepayments of Term Loans pursuant to Section 2.05(b) (or otherwise provide for more favorable prepayment treatment for the then outstanding Term Loans other than the Specified Refinancing Term Loans); (vi) subject to clause (v) above, shall have terms and conditions that are the same as the Term Loan(s) being refinanced or, if not consistent with the terms of the Term Loan(s) being refinanced, shall be reasonably
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satisfactory to the Administrative Agent (it being agreed that the following shall be reasonably satisfactory to the Administrative Agent: (A) covenants or other provisions applicable only to periods after the Latest Maturity Date of the Loans existing at the time of such refinancing or that are added for the benefit of the Administrative Agent and the Lenders under the then-existing Loans and (B) to the extent required by the lenders providing the Specified Refinancing Term Loan, customary “most-favored-nation” protection, call protection, and an excess cash flow prepayment, in each case, which may be applicable solely with respect to such Specified Refinancing Term Loans; provided, that, to the extent an excess cash flow prepayment is required in connection with the establishment of a Specified Refinancing Term Loan, such excess cash flow mandatory prepayment shall be applied ratably to all then-existing Term Loans); (vii) no Event of Default shall have occurred and be continuing at the time such Specified Refinancing Term Loans are incurred; and (viii) the Net Cash Proceeds of such Specified Refinancing Term Loans shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced, in each case pursuant to Section 2.05 and 2.07, as applicable; provided, however, that such Specified Refinancing Term Loans; (A) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (excluding accrued interest, fees (including original issue discount and upfront fees), discounts, premiums or expenses) and (B) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Company and the lenders thereof and applicable only during periods after the Latest Maturity Date of any of the Loans that remain outstanding after giving effect to such Specified Refinancing Term Loans or the date on which all non-refinanced Obligations are paid in full.
The Company shall make any request for Specified Refinancing Term Loans pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Term Loans may be provided by existing Lenders (it being understood that existing Lenders are not required to provide such proposed Specified Refinancing Term Loans) or, subject to the approval of the Administrative Agent, Eligible Assignees in such respective amounts as the Company may elect.
The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in clause (a) above and Section 4.02, and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Term Loans to be secured thereby, generally consistent, where applicable, with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish any Specified Refinancing Term Loan and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such Specified Refinancing Term Loans, in each case on terms consistent with and/or to effect the provisions of this Section 2.17.
Each class of Specified Refinancing Term Loans incurred under this Section 2.17 shall be in an aggregate principal amount that is (i) (x) with respect to Specified Refinancing Term Loans denominated in Dollars, not less than $5,000,000, or $1,000,000 increments in excess thereof or
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(y) with respect to Specified Refinancing Term Loans denominated in an Alternative Currency, not less than an amount in such Alternative Currency equal to the Dollar Equivalent of $5,000,000, and $1,000,000 increments in excess thereof or (ii) the amount required to refinance all of the applicable class of Loans and/or Commitments.
The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Term Loans incurred pursuant thereto (including the addition of such Specified Refinancing Term Loans as separate facilities hereunder and treated in a manner consistent with the credit facilities under this Agreement being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrowers, the Administrative Agent and the Lenders providing such Specified Refinancing Term Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company to effect the provisions of or be consistent with this Section 2.17.
Incremental Facilities
The Borrowers may at any time and from time to time following the Second Amendment Effective Date, upon prior written notice by the applicable Borrower to the Administrative Agent, increase the Aggregate Revolving A Commitments (but not the Letter of Credit Sublimit, the Swing Line Sublimit or the Foreign Borrower Sublimit (except as otherwise set forth in the definition therein)) and/or the Aggregate Revolving B Commitments and/or establish one or more Incremental Term Loans, by a maximum aggregate amount not to exceed the Incremental Amount, as follows (in each case, subject to Section 1.02(d)):
(a)The Borrowers may at any time and from time to time, upon prior written notice by the applicable Borrower to the Administrative Agent, increase the Aggregate Revolving A Commitments (but not the Letter of Credit Sublimit, the Swing Line Sublimit or the Foreign Borrower Sublimit (except as otherwise set forth in the definition therein)) with additional Revolving A Commitments from any existing Revolving A Lender or new Revolving A Commitments from any other Person selected by the Company and reasonably acceptable to the Administrative Agent, the L/C Issuer and the Swing Line Lender; provided that:
any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;
no Event of Default shall exist and be continuing at the time of any such increase;
no existing Revolving A Lender shall be under any obligation to increase its Revolving A Commitment and any such decision whether to increase its Revolving A Commitment shall be in such Revolving A Lender’s sole and absolute discretion;
(1) any new Revolving A Lender shall join this Agreement by executing such joinder documents required by the Administrative Agent and/or (2) any existing Revolving A Lender electing to increase its Revolving A Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent;
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as a condition precedent to such increase, (1) the applicable Borrower shall deliver to the Administrative Agent (x) a certificate of each Credit Party that has guaranteed the Obligations of such Borrower dated as of the date of such increase signed by an Authorized Officer of such Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase and (y) a certificate of the Company signed by an Authorized Officer of the Company certifying that, (A) before and after giving effect to such increase, (I) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date and (II) no Event of Default exists and (B) immediately after giving pro forma effect to the increase of the Aggregate Revolving A Commitments (assuming for such calculation that such increase is fully drawn), the Company would be in compliance with the financial covenants set forth in Section 7.08 and 7.09 recomputed as of the end of the period of twelve months most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b); (2) the Company shall deliver to the Administrative Agent customary opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, dated as of the effect date of such increase; and (3) the Company shall deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent may deem necessary in connection with such increase; and
Schedule 2.01 shall be deemed revised to include any increase in the Aggregate Revolving A Commitments pursuant to this Section 2.18(a) and to include thereon any Person that becomes a Lender pursuant to this Section 2.18(a).
The Borrowers shall prepay any Revolving A Loans owing by them and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving A Loans ratable with any revised Revolving A Commitments arising from any non-ratable increase in the Revolving A Commitments under this Section.
The Borrowers may at any time and from time to time, upon prior written notice by the applicable Borrower to the Administrative Agent, increase the Aggregate Revolving B Commitments with additional Revolving B Commitments from any existing Revolving B Lender or new Revolving B Commitments from any other Person selected by the Company and acceptable to the Administrative Agent, the L/C Issuer and the Swing Line Lender; provided that:
(i)any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;
no Event of Default shall exist and be continuing at the time of any such increase;
no existing Revolving B Lender shall be under any obligation to increase its Revolving B Commitment and any such decision whether to increase its Revolving B Commitment shall be in such Revolving B Lender’s sole and absolute discretion;
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(1) any new Revolving B Lender shall join this Agreement by executing such joinder documents required by the Administrative Agent and/or (2) any existing Revolving B Lender electing to increase its Revolving B Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent;
as a condition precedent to such increase, (1) the applicable Borrower shall deliver to the Administrative Agent (x) a certificate of each Credit Party that has guaranteed the Obligations of such Borrower dated as of the date of such increase signed by an Authorized Officer of such Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase and (y) a certificate of the Company signed by an Authorized Officer of the Company certifying that, (A) before and after giving effect to such increase, (I) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date and (II) no Event of Default exists and (B) immediately after giving pro forma effect to the increase of the Aggregate Revolving B Commitments (assuming for such calculation that such increase is fully drawn), the Company would be in compliance with the financial covenants set forth in Section 7.08 and 7.09 recomputed as of the end of the period of twelve months most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b); (2) the Company shall deliver to the Administrative Agent customary opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, dated as of the effect date of such increase; and (3) the Company shall deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent may deem necessary in connection with such increase; and
Schedule 2.01 shall be deemed revised to include any increase in the Aggregate Revolving B Commitments pursuant to this Section 2.18(a) and to include thereon any Person that becomes a Lender pursuant to this Section 2.18(a).
The Borrowers shall prepay any Revolving B Loans owing by them and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving B Loans ratable with any revised Revolving B Commitments arising from any non-ratable increase in the Revolving B Commitments under this Section.
The Borrowers may at any time and from time to time, upon prior written notice by the applicable Borrower to the Administrative Agent, institute an Incremental Term Loan; provided that:
the applicable Borrower (in consultation and coordination with the Administrative Agent) shall obtain commitments for the amount of such Incremental Term Loan from existing Lenders or other Persons reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld), which Lenders
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shall join this Agreement as Incremental Term Lenders by executing an Incremental Term Loan Lender Joinder Agreement;
any such Incremental Term Loan shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;
subject to Section 1.02(d), no Event of Default shall exist and be continuing at the time of any such institution;
no existing Lender shall be under any obligation to become an Incremental Term Lender and any such decision whether to become an Incremental Term Lender shall be in such Lender’s sole and absolute discretion;
the Incremental Term Loan Maturity Date for such Incremental Term Loan shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Loan; provided, that such date shall not be earlier than the Latest Maturity Date;
the scheduled principal amortization payments under such Incremental Term Loan shall be as set forth in the Incremental Term Loan Lender Joinder Agreement relating to such Incremental Term Loan; provided, that the weighted average life to maturity of such Incremental Term Loan shall not be shorter than the then-remaining weighted average life to maturity of the Initial Term Loan or the Initial Term A-2 Loan;
the currency of such Incremental Term Loan shall be as set forth in the Incremental Term Loan Lender Joinder Agreement;
each Incremental Term Loan shall rank pari passu in right of payment and security with the Obligations and shall be secured only by the Collateral and shall be guaranteed only by the Guarantors;
other than as set forth in clauses (v), (vi) and (vii) above, such Incremental Term Loan shall have terms and conditions that are the same as the then-existing Term Loan(s) or, if not consistent with the terms of the then-existing Term Loan(s), shall be reasonably satisfactory to the Administrative Agent (it being agreed that the following shall be reasonably satisfactory to the Administrative Agent: (A) covenants or other provisions applicable only to periods after the Latest Maturity Date of the then-existing Term Loans or that are added for the benefit of the Administrative Agent and the Lenders under the then-existing Term Loans and (B) to the extent required by the lenders providing the Incremental Term Loan, customary “most-favored-nation” protection, call protection, and an excess cash flow prepayment, in each case, which may be applicable solely with respect to such Incremental Term Loans; provided, that, to the extent an excess cash flow prepayment is required in connection with the establishment of an Incremental Term Loan, such excess cash flow mandatory prepayment shall be applied ratably to all then-existing Term Loans);
as a condition precedent to such institution, (1) the applicable Borrower shall deliver to the Administrative Agent (x) a certificate of each Credit Party that has guaranteed the Obligations of such Borrower dated as of the date of such institution signed by an Authorized Officer of such Credit Party certifying and attaching the
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resolutions adopted by such Credit Party approving or consenting to such institution, and (y) a certificate of the Company signed by an Authorized Officer of the Company, certifying that, (A) before and after giving effect to such institution and subject to Section 1.02(d), (I) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (II) no Event of Default exists and (B) subject to Section 1.02(d), immediately after giving pro forma effect to the institution of the Incremental Term Loan, the Company would be in compliance with the financial covenants set forth in Section 7.08 and 7.09 recomputed as of the end of the period of twelve months most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b); (2) the Company shall deliver to the Administrative Agent customary opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, dated as of the effect date of such institution; (3) the Company shall deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent may deem necessary in connection with such institution;
such Incremental Term Loan shall share ratably in any prepayments of any existing Term Loan pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for any existing Term Loan) and shall have ratable voting rights as any existing Term Loan (or otherwise provide for more favorable voting rights for the existing Term Loans); and
Schedule 2.01 shall be deemed revised to reflect the commitments and commitment percentages of the Incremental Term Lenders as set forth in the Incremental Term Loan Lender Joinder Agreement.
Amend and Extend Transactions.
The Company may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the Maturity Date of any Loans (and, as applicable, the Commitments relating thereto) to the extended maturity date specified in such notice. Such notice shall set forth (i) the amount of the Revolving Commitments and/or Term Loans to be extended (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000), and (ii) the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)). Each Lender holding the relevant Commitments and/or Loans to be extended shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent. Any Lender approached to participate in such Extension may elect or decline, in its sole discretion, to participate in such Extension. If the aggregate principal amount of Revolving Commitments and/or Term Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments and/or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Commitments and/or Term Loans, as applicable, of the applicable Lenders shall be
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extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.
The following shall be conditions precedent to the effectiveness of any Extension: (i) no Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the effective date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date, (iii) the L/C Issuer and the Swing Line Lender shall have consented to any Extension of the Revolving A Commitments, in each case to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Line Loans at any time during the extended period, and (iv) the terms of such Extended Revolving Commitments and Extended Term Loans shall comply with Section 2.19(c).
The terms of each Extension shall be determined by the Company and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Commitment or Extended Term Loan shall be no earlier than the Latest Maturity Date for the Revolving Commitments so extended or the Term Loans so extended, as applicable, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Commitments, and (B) the weighted average life to maturity of the Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans so extended, (iii) the Extended Revolving Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Loans and the existing Term Loans and the borrowers and guarantors of the Extended Revolving ~~Credit~~ Commitments or Extended Term Loans, as applicable, shall be the same as the Borrowers and Guarantors with respect to the existing Revolving Loans and the existing Term Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving ~~Credit~~ Commitment (and the Extended Revolving Loans thereunder) and Extended Term Loans shall be determined by the Company and the applicable extending Lenders, and (v) to the extent the terms of the Extended Revolving Commitments or Extended Term Loans are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.
In connection with any Extension, the Company, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment. The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, any Extension Amendment entered into in connection with any Extension to the extent (and only to the extent) the Administrative Agent deems necessary in order to (i) reflect the existence and terms of such Extension, (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of such Extension, and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.19. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. The effectiveness of any Extension Amendment shall be subject
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to the receipt by the Administrative Agent of (A) to the extent requested by the Administrative Agent, customary opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender (including each Person providing any portion of such Extension) dated as of the effective date of such Extension, and (ii) such other documents and certificates it may reasonably request relating to the necessary authority for such Extension, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.
~~ERISA Matters2.20    ERISA Matters. AUTONF D3_TC~~ESG Adjustments.
~~As of the Closing Date, each Lender represents and warrants that such Lender is not and will not be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code, (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (d) a “governmental plan” within the meaning of ERISA.~~
(c)After the Second Amendment Effective Date, the Company, in consultation with the Sustainability Coordinator, shall be entitled, in its sole discretion, to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Company and its Subsidiaries. The Sustainability Coordinator and the Company may amend this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement, and any such amendment shall become effective at 5:00 p.m. on the tenth (10th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent (who shall promptly notify the Company) written notice that such Required Lenders object to such ESG Amendment. In the event that Required Lenders deliver a written notice objecting to any such ESG Amendment, an alternative ESG Amendment may be effectuated with the consent of the Required Lenders, the Company and the Sustainability Coordinator. Upon the effectiveness of any such ESG Amendment, based on the Company’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Rate Adjustments”) to the otherwise applicable Applicable Rate for LIBOR Rate Loans, Alternative Currency Loans, Base Rate Loans, Canadian Prime Rate Loans, Letter of Credit Fees, and the Commitment Fee will be made; provided, further, that, the amount of such adjustments shall not exceed (i) in the case of the Applicable Rate for the Commitment Fee, an increase and/or decrease of 0.01% and (ii) in the case of the Applicable Rate for LIBOR Rate Loans, Alternative Currency Loans, Base Rate Loans, Canadian Prime Rate Loans, and Letter of Credit Fees, an increase and/or decrease of 0.05%; provided, that, in no event shall the Applicable Rate for LIBOR Rate Loans, Alternative Currency Loans, Base Rate Loans, Canadian Prime Rate Loans, Letter of Credit Fees, or the Commitment Fee be less than zero. The KPIs, the Company’s performance against the KPIs, and any related ESG Applicable Rate Pricing Adjustments resulting therefrom, will be determined based on certain certificates, reports and other documents, in each case, setting forth the calculation and measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and to be mutually agreed between the Company and the Sustainability Coordinator (each acting reasonably). Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Lenders so long as such modification does not have the effect of reducing the Applicable Rate for LIBOR Rate Loans, Alternative Currency Loans, Base Rate Loans, Canadian Prime Rate Loans, Letter of Credit Fees, or the Commitment Fee to a level not otherwise permitted by this Section 2.20(a).
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(d)The Sustainability Coordinator will (i) assist the Company in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Company in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.
(e)This Section 2.20 shall supersede any provisions in Section 10.01 to the contrary.

TAXES, YIELD PROTECTION AND ILLEGALITY
1.01.Taxes.
Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
If any Credit Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
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Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes; provided, however, that no payments made by a Foreign Borrower pursuant to this Section 3.01(b) shall be used to pay or reimburse Other Taxes imposed on or with respect to or otherwise payable by any Domestic Credit Party.
Tax Indemnifications.
Each of the Domestic Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Domestic Credit Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount that a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(iii) below.
Each of the Foreign Borrowers shall, and does hereby, jointly and severally indemnify each Recipient, and, within ten days after demand therefor, shall make payment in respect of, the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, in each case, solely in respect of obligations of or amounts otherwise payable by or for the account of the Foreign Borrowers hereunder or under any other Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Foreign Borrowers shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount that a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(iii) below.
Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of
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the Credit Parties to do so), (y) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (iii).
Evidence of Payments. Upon request by any Credit Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Credit Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Credit Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Credit Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Credit Party or the Administrative Agent, as the case may be.
Status of Lenders; Tax Documentation.
Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from
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time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, executed copies of IRS Form W-8ECI,
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner,
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or
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a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
For purposes of determining withholding Taxes imposed under FATCA, from and after the ~~effective date of this Agreement~~Closing Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
A Borrower organized under the laws of the United Kingdom, the Administrative Agent and any Lender claiming relief from United Kingdom withholding Tax under an applicable United Kingdom income tax treaty shall cooperate and shall use commercially reasonable efforts to complete any procedural formalities necessary for such Borrower to make payments without deduction of United Kingdom Taxes.
Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental
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Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.
Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
1.02.Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to ~~the Eurocurrency Base Rate (whether denominated in Dollars, Canadian Dollars or Alternative Currencies) or the CDOR Rate,~~a Relevant Rate or to determine or charge interest rates based upon ~~the Eurocurrency Base Rate or the CDOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender~~a Relevant Rate or to purchase or sell, or to take deposits of, ~~Dollars, Canadian Dollars or~~ any Alternative Currency in the applicable interbank market, then, ~~on~~upon notice thereof by such Lender to the Company (through the Administrative Agent), (~~i~~a) any obligation of such Lender to make or ~~continue Eurocurrency~~maintain Alternative Currency Loans or Canadian Prime Rate Loans in the affected currency or currencies or, in the case of ~~Eurocurrency Rate~~ Loans denominated in Dollars, any obligation of such Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to ~~Eurocurrency Rate Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the Eurocurrency Base Rate, to make Base Rate Loans as to which the interest rate is determined with reference to the Eurocurrency Base Rate~~LIBOR Rate Loans shall be, in each case, ~~shall be~~ suspended, ~~or (ii) any obligation of such Lender, in the case of Eurocurrency Rate Loans in Canadian Dollars, to convert~~ (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate, and (c) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Loans ~~to Eurocurrency Rate Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the CDOR Rate, to make Canadian Prime Rate Loans as to which~~ the interest rate on which is determined ~~with~~by reference to the CDOR Rate component of the Canadian Prime Rate, the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDOR Rate component of the Canadian Prime Rate, in each case, ~~shall be suspended, in each case~~ until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the ~~Borrowers~~Company shall, upon demand from such Lender (with a copy to the Administrative Agent), ~~either prepay such Loans or (A) if applicable and such Loans are denominated in Dollars,~~(A) prepay all Alternative Currency Loans in the affected currency or currencies or all LIBOR Rate Loans, as applicable, or (B) if applicable, (1) convert all ~~such Eurocurrency~~LIBOR Rate Loans of such Lender ~~and Base Rate Loans as to which the interest rate is determined with reference to the Eurocurrency Base Rate~~ to Base Rate Loans ~~as to which the rate of interest is not determined with~~(the interest rate on which Base Rate Loans of such Lender shall, if
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necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency~~LIBOR Rate component of the Base Rate) or (~~B) if applicable and such Loans are~~2) convert all Alternative Currency Term Rate Loans denominated in Canadian Dollars~~, convert all such Eurocurrency Rate Loans~~ of such Lender to Canadian Prime Rate Loans~~, in each case either~~ (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDOR Rate component of the Canadian Prime Rate), in each case, immediately, or, in the case of LIBOR Rate Loans or Alternative Currency Term Rate Loans, as applicable, on the last day of the Interest Period therefor~~,~~ if such Lender may lawfully continue to maintain such ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Term Rate Loans, as applicable, to such day, ~~or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or such Base Rate Loans as to which the interest rate is determined with reference to the Eurocurrency Base Rate. Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Eurocurrency Rate Loans or Base Rate Loans as to which the interest rate is determined with reference to the Eurocurrency Base Rate, that Lender shall remain committed to make and maintain Base Rate Loans as to which the rate of interest is not determined with reference to the Eurocurrency Base Rate and shall be entitled to recover interest at such Base Rate~~(ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate, and (iii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the CDOR Rate, the Administrative Agent shall during the period of such suspension compute the Canadian Prime Rate applicable to such Lender without reference to the CDOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the CDOR Rate. Upon any such prepayment or conversion, the ~~Borrowers~~Company shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
~~Each Lender at its option may make any Credit Extension to any Designated Borrower which is a Foreign Subsidiary by causing any domestic or foreign branch or Affiliate of such Lender (each a “Designated Lender”) to make such Credit Extension (and in the case of an Affiliate, the provisions of Sections 3.01 through 3.05 and 10.04 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Credit Extension in accordance with the terms of this Agreement; provided, however, if any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Designated Lender to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Designated Borrower which is a Foreign Subsidiary then, on notice thereof by such Lender to the Company through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended. Upon receipt of such notice, the Credit Parties shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality.~~
1.03.Inability to Determine Rates.
(a)If in connection with any request for a ~~Eurocurrency~~LIBOR Rate Loan or an Alternative Currency Loan or a conversion ~~to or~~of Base Rate Loans to LIBOR Rate Loans or a conversion of Canadian Prime Rate Loans to Alternative Currency Term Rate Loans denominated in Canadian Dollars
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or a continuation ~~thereof~~of any of such Loans, as applicable, (i) the Administrative Agent determines ~~that (A) deposits (whether in Dollars, Canadian Dollars or an Alternative Currency) are not being offered to banks in the applicable interbank market for such currency~~(which determination shall be conclusive absent manifest error) that (A) no Benchmark Replacement or Successor Rate, as applicable, for the Relevant Rate for the applicable ~~amount and Interest Period of such Eurocurrency Rate Loan~~Agreed Currency has been determined in accordance with Section 3.03(b) or Section 3.03(c), as applicable, and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the ~~Eurocurrency Base~~Relevant Rate for ~~any~~the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed ~~Eurocurrency~~LIBOR Rate Loan ~~(whether denominated in Dollars, Canadian Dollars~~ or an Alternative Currency~~) or the CDOR Rate with respect to a proposed Canadian Prime Rate~~ Loan~~,~~ or in connection with an existing or proposed Base Rate Loan or Canadian Prime Rate Loan ~~(in each case with respect to clause (i), “Impacted Loans”)~~, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the ~~Eurocurrency Rate~~ Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period ~~with respect to a proposed Eurocurrency Rate Loan~~or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.
Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurocurrency~~LIBOR Rate Loans or Alternative Currency Loans in the affected ~~currency or~~ currencies, as applicable, or to convert Base Rate Loans to LIBOR Rate Loans or to convert Canadian Prime Rate Loans to Alternative Currency Term Rate Loans denominated in Canadian Dollars, in each case, shall be suspended ~~(~~to the extent of the affected ~~Eurocurrency Rate~~ Loans ~~or~~, Interest ~~Periods)~~Period(s) or determination date(s), as applicable, (y) in the event of a determination described in ~~the preceding sentence~~clause (x) with respect to the ~~Eurocurrency Base~~LIBOR Rate component of the Base Rate, the utilization of the ~~Eurocurrency Base~~LIBOR Rate component in determining the Base Rate shall be suspended, and (z) in the event of a determination described in ~~the preceding sentence~~clause (x) with respect to the CDOR ~~Rate~~ component of the Canadian Prime Rate, the utilization of the CDOR ~~Rate~~ component in determining the Canadian Prime Rate shall be suspended, in each case, until the Administrative Agent (~~upon the~~ or, in the case of a determination by the Required Lenders described in clause Section 3.03(a)(ii), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice ~~(and during such period, (I) Base Rate Loans shall be made and continued based on the interest rate determined by the greater of clauses (a) and (b) in the definition of Base Rate, and (II) Canadian Prime Rate Loans shall be made and continued based on the interest rate determined by reference to clause (a) in the definition of Canadian Prime Rate).~~.
Upon receipt of such notice, (i) the Company may revoke any pending request for a Borrowing of, conversion to or continuation of ~~Eurocurrency~~LIBOR Rate Loans ~~in~~, or Borrowing of, or continuation of Alternative Currency Loans, in each case to the extent of the affected ~~currency or currencies~~Loans, Interest Periods or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of ~~(or conversion to)~~ Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein (or in connection with a request for Loans denominated in Canadian Dollars, into a request for a Borrowing of Canadian Prime Rate Loans denominated in Canadian Dollars ~~in the amount specified therein, as applicable.~~), and (ii) (A) any outstanding LIBOR Rate Loans shall be deemed to have been converted to Base Rate Loans at the end of their respective applicable Interest Period, (B) any outstanding Alternative Currency Term Rate Loans
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denominated in Canadian Dollars shall be deemed to have been converted to Canadian Prime Rate Loans at the end of their respective applicable Interest Period, and (C) any outstanding affected Alternative Currency Loans (other than Loans denominated in Canadian Dollars), at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided, that, if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.
~~(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the affected Lenders notify the Company that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.~~
(b)Notwithstanding anything to the contrary herein or in any other Loan Document:
(i)On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month Dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of Dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023, and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (a) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after
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5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided, that, solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of Benchmark Replacement unless the Administrative Agent reasonably determines that neither of such alternative rates is available. On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any other Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.
(iii)At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, each Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until such Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.
(iv)In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(v)The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).
(vi)At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
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(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)the applicable Alternative Currency Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease; provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or
(iii)syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;
or if the events or circumstances of the type described in Section 3.03(c)(i), (ii) or (iii) have occurred with respect to the Successor Rate for an Alternative Currency then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Successor Rate for an Alternative Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.
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Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Alternative Currency Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Alternative Currency Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Alternative Currency Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
1.04.Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Section 3.04(e) ~~or the Eurocurrency Rate~~) or the L/C Issuer;
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
impose on any Lender or the L/C Issuer or the ~~London~~applicable interbank market any other condition, cost or expense affecting this Agreement ~~or Eurocurrency~~, LIBOR Rate Loans made by such Lender or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan ~~the interest on which is determined by reference to the Eurocurrency Base Rate~~or any Alternative Currency Loans (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
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(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loan held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninemonth period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Additional Reserve Requirements. ~~To the extent not already reflected in the calculation of any interest rate, the~~The Company shall pay (or cause the applicable Borrower to pay) to each Lender or the L/C Issuer, as the case may be, as long as such Lender or the L/C Issuer shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the ~~Eurocurrency~~LIBOR Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender or the L/C Issuer (as determined by such Lender or the L/C Issuer in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender or the L/C Issuer. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 10 days from receipt of such notice.
1.05.Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
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(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Canadian Prime Rate Loan on a day other than the last day of the Interest Period, relevant interest payment date or payment period, as applicable, for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a Canadian Prime Rate Loan on the date or in the amount notified by the applicable Borrower;
(c)any failure by any Borrower to make payment of any ~~Eurocurrency Rate~~Alternative Currency Loan (or interest due thereon) ~~denominated in an Alternative Currency or Canadian Dollars~~ on its scheduled due date or any payment thereof in a different currency; or
(d)any assignment of a ~~Eurocurrency~~LIBOR Rate Loan or an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company (or the applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each ~~Eurocurrency~~Alternative Currency Term Rate Loan made by it at the ~~Eurocurrency Rate used in determining the Eurocurrency~~Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such ~~Eurocurrency~~Alternative Currency Term Rate Loan was in fact so funded.
1.06.Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to a Borrower through any Lending Office; provided, that, the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender or the L/C Issuer gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates), if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
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(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 10.13.
1.07.Survival. All of the Borrowers’ obligations under this Article III shall survive the termination of the commitments and the repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

CONDITIONS PRECEDENT
Conditions to Effectiveness and Initial Credit Extension. The occurrence of the Closing Date and the obligation of the L/C Issuer each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:
The Administrative Agent (or its counsel) shall have received from the Credit Parties and, in the case of this Agreement, each Lender, either (i) a counterpart of this Agreement and the Security Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and the Security Agreement.
The Administrative Agent (or its counsel) shall have received from each Borrower, a Note for each Lender as has been requested by such Lender.
The Administrative Agent shall have received the satisfactory written opinions from the Company’s counsel (addressed to the Administrative Agent and the Lenders and dated the Closing Date), in a form reasonably satisfactory to the Administrative Agent, and covering such other matters relating to the Credit Parties, this Agreement, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.
The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions to which such Credit Party is a party, and any other legal matters relating to the Credit Parties, this Agreement, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
The Administrative Agent shall have received (i) a Solvency Certificate and (ii) a certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company, the President of the Company or an Authorized Officer of the Company, confirming that:
(x)    on the Closing Date, both before and after giving effect to the Credit Extensions and the other Transactions occurring on such date, no Default or Event of Default shall have occurred and be continuing; and
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(y)    the representations and warranties of the Company and each other Credit Party contained in Article V or any other Loan Document delivered on the Closing Date, are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date.
The Administrative Agent shall have received:
UCC financing statements, in form for filing, for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral;
all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of organization of such Person); and
copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including naming the Administrative Agent and its successors and assigns as additional insured (in the case of liability insurance) or lender’s loss payee (in the case of property insurance) on behalf of the Lenders.
The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including (i) any fees payable under this Agreement or the Fee Letter, and (ii) to the extent invoiced at least two (2) Business Days prior to the Closing Date, reimbursement or payment of all outofpocket expenses required to be reimbursed or paid by the Company hereunder.
The Administrative Agent shall have received certified copies of all consents, approvals, authorizations, registrations, filings and orders required to be made or obtained by all Borrowers and all Guarantors in connection with the financings evidenced by this Agreement and the other Transactions, and all such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority in respect of such financings or other Transactions shall be ongoing.
Since March 31, 2017, there shall have occurred no events or conditions that have had, or are reasonably expected to have, a Material Adverse Effect.
The Company shall have duly completed and submitted to the Administrative Agent a Loan Notice for funding of its Loans, and the Administrative Agent shall have received, not less than three Business Days prior to the Closing Date (or such shorter time as may be agreed by the Administrative Agent), a fullyexecuted Funding Indemnity Letter.
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All existing third party Indebtedness for borrowed money of the Company and its Restricted Subsidiaries (other than such third party Indebtedness for borrowed money which is permitted to remain outstanding pursuant to the terms of this Agreement) shall have been, or substantially concurrently, will be refinanced or repaid.
The Credit Parties shall have provided (at least three (3) Business Days before the Closing Date) to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and the Lenders in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested in writing at least ten (10) days prior to the Closing Date.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
1.02.Conditions to all Credit Extensions.
The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:
(a)The representations and warranties of the Company and each other Credit Party contained in Article V or any other Loan Document shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the L/C Issuer and/or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension; provided, however, (i) the application of clauses (a) and (b) hereto to any Incremental Term Loan made in connection with any Limited Conditionality Transaction shall, at the Company’s option, be subject to Section 1.02(d) and (ii) clauses (a) and (b) hereto shall not apply to any Loans made under any Refinancing Amendment.
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REPRESENTATIONS AND WARRANTIES
Each Credit Party represents and warrants to the Administrative Agent and the Lenders that:
Company Status. Each of the Company and its Restricted Subsidiaries (i) is a duly organized and validly existing company in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, except where the failure to have such power and authority (x) has not had and (y) is not reasonably likely to have, a Material Adverse Effect and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified (x) has not had (unless same has ceased to exist in all respects) or (y) is not reasonably likely to have, a Material Adverse Effect.
Power and Authority. Each of the Company and the other Credit Parties has the requisite power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each of the Company and the other Credit Parties has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
No Violation. Neither the execution, delivery or performance by the Company or any of the other Credit Parties of the Loan Documents to which it is a party, nor compliance by the Company or any of its Restricted Subsidiaries with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (a) will contravene any material provision of any material applicable Law, (b) will violate or result in a default under any material indenture, agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, (c) will result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Restricted Subsidiaries (other than pursuant to the Collateral Documents) or (d) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party.
Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened in writing (i) with respect to any Loan Document, (ii) with respect to the Transaction, or (iii) with respect to the Company or any of its Restricted Subsidiaries that (x) have had (unless same has ceased to exist in all respects) or (y) are reasonably likely to have a Material Adverse Effect (taking into account reserves made or the benefit of warranties, indemnities or insurance cover in respect thereof).
Use of Proceeds; Margin Regulations.
The proceeds of the Initial Term Loan, the Initial Term A-2 Loan, and all Revolving Loans and Swing Line Loans shall be utilized (i) to refinance existing Indebtedness (including the Existing Credit Agreement) and to pay fees and expenses incurred in connection with the
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Transaction and (ii)  after application of such proceeds for the purposes described in preceding clause (i), for general corporate and working capital purposes of the Company and its Restricted Subsidiaries (including the financing of Permitted Acquisitions, Investments permitted under Section 7.05 and (subject to Section 5.05(c)) payments permitted under Section 7.06).
All proceeds of Incremental Term Loans shall be utilized (i) to finance Permitted Acquisitions (and to pay the fees and expenses incurred in connection therewith) and to refinance any Indebtedness assumed as part of any such Permitted Acquisitions (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto) and (ii) for other general corporate and working capital purposes of the Company and its Restricted Subsidiaries (including Investments permitted under Section 7.05 and (subject to Section 5.05(c)) payments permitted under Section 7.06).
Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Extension will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
At the time of each Credit Extension, not more than 25% of the value of the assets of the Company and its Restricted Subsidiaries taken as a whole (including all capital stock of the Company held in treasury) will constitute margin stock.
Governmental Approvals. Except as may have been obtained or made on or prior to the Closing Date (and which remain in full force and effect on the Closing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required in connection with (i) the execution, delivery and performance of any Loan Document or (ii) the legality, validity, binding effect or enforceability of any Loan Document.
Investment Company Act. None of the Company or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
True and Complete Disclosure. As of the Closing Date, neither the information memorandum nor any of the other written reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to the Administrative Agent (other than information of a general economic or industry specific nature, projected financial information or other forward looking information) in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished prior to the date on which this representation is made or deemed made), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that projections may vary from actual results and that such variances may be material).
Financial Condition; Financial Statements.
As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date: (i) the fair value of the assets of the Company and its Restricted Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities,
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subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Company and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (iii) the Company and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured or otherwise due in the ordinary course of business, and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise); and (iv) the Company and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business contemplated as of the ~~date hereof~~Closing Date for which they have unreasonably small capital. For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at this time, represents the amount that can reasonably be expected to become an actual and matured liability as determined by the Company and its Restricted Subsidiaries in good faith.
The audited consolidated statements of financial condition of the Company and its Subsidiaries at March 31, 2016 and March 31, 2017, and the related consolidated statements of income and cash flow and changes in shareholders’ equity of the Company and its Subsidiaries for the fiscal years ended on such dates present fairly in all material respects the financial condition of the Company and its Restricted Subsidiaries at the date of such statements of financial condition and the results of operations of the Company and its Restricted Subsidiaries for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP and practices consistently applied.
Since March 31, ~~2017~~2021, no event or condition has occurred that (x) has had a Material Adverse Effect (unless same has ceased to exist in all respects) or (y) is reasonably likely to have a Material Adverse Effect.
The projections of the Company and its Restricted Subsidiaries have been prepared on a basis consistent with the financial statements referred to in Section 5.09(b), and are based on good faith estimates and assumptions made by the management of the Company, which assumptions, taken as a whole, such management believed were reasonable on the Closing Date, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results contained therein and such differences may be material.
Security Interests. On and after the Closing Date, the Collateral Documents (to the extent executed and in effect) will create in favor of the Administrative Agent a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the Liens under such Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when UCC financing statements in appropriate form are filed in the applicable filing offices, the security interest created under such Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the remaining Collateral to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except, in each case, for Permitted Liens.
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Compliance with ERISA.
Except to the extent it would not reasonably be expected to result in a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) all material contributions required to be made with respect to a Plan and a Multiemployer Plan have been timely made; (iii) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) maintained by the Company or any ERISA Affiliate which covers employees or former employees of the Company, any Restricted Subsidiary, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code;(iv) no lien imposed under the Code or ERISA on the assets of the Company or any Restricted Subsidiary or any ERISA Affiliate exists or to the knowledge of the Company, is reasonably likely to arise on account of any Plan or any Multiemployer Plan; (v) the Company and its Restricted Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees generally (other than as required by Section 601 of ERISA, and (vi) each Plan (and each related trust, insurance contract or fund) is in material compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter or an opinion letter to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; and no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, would reasonably be expected to have a Material Adverse Effect.
As of the ~~Closing Date the Company is not and will not be (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (iv) a “governmental plan”~~Second Amendment Effective Date, no Borrower is or will be using “plan assets” (within the meaning of ~~ERISA~~29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
Except as would not otherwise have a Material Adverse Effect, each Foreign Pension Plan, if any, has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made with respect to a Foreign Pension Plan, if any, have been timely made. Except as could not reasonably be expected to have a Material Adverse Effect (i) neither the Company nor any of its Restricted Subsidiaries has incurred any material obligation in connection with the termination, of or withdrawal from, any Foreign Pension Plan, and (ii) there are no accrued benefit liabilities (whether or not vested) under any Foreign Pension Plan that are unfunded that have not been adequately reserved for in accordance with generally accepted accounting principles in the applicable jurisdiction.
No Credit Party maintains, contributes to, or has any liability or contingent liability with respect to, a Canadian Defined Benefit Pension Plan.
Subsidiaries. On and as of the ~~Closing~~Second Amendment Effective Date, the Company has no Subsidiaries other than those Subsidiaries listed on Schedule 5.12. Schedule 5.12 correctly sets forth, as
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of the ~~Closing~~Second Amendment Effective Date, (x) the percentage ownership by the Company in the Equity Interests of each Subsidiary directly owned by the Company and the percentage ownership of each Subsidiary’s ownership in the Equity Interests of each other Subsidiary and (y) the name of each Immaterial Subsidiary and each Unrestricted Subsidiary. All outstanding shares of Equity Interests of each Restricted Subsidiary have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Restricted Subsidiary has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights.
Intellectual Property. Each of the Company and each of its Restricted Subsidiaries owns or has the rights to use all patents, trademarks, service marks, trade names, copyrights and formulas, and other intellectual property, reasonably necessary for the conduct of their respective businesses as currently conducted and, to the knowledge of the Company, without any infringement, violation or misappropriation of the intellectual property rights of others, except such failure to own or have the right to use or such infringement, violation or misappropriation as (x) has not had (unless same has ceased to exist in all respects) and (y) is not reasonably likely to have, a Material Adverse Effect.
Compliance with Statutes, Agreements, Etc. Each of the Company and each of its Restricted Subsidiaries is in compliance with (i) all applicable Laws applicable to the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, in each case, except such non-compliance as (x) has not had (unless same has ceased to exist in all respects) and (y) is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.
Environmental Matters.
Each of the Company and each of its Restricted Subsidiaries has complied with, and on the date of each Credit Extension is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Company nor any of its Restricted Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company or any of its Restricted Subsidiaries or any real property owned or operated by the Company or any of its Restricted Subsidiaries. To the knowledge of the Company, there are no facts, circumstances, conditions or occurrences on any real property currently owned or operated by the Company or any of its Restricted Subsidiaries or on any property adjoining or in the vicinity of any such real property or at any formerly owned or operated real property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Restricted Subsidiaries or (ii) to cause any such currently owned or operated real property to be subject to any material legal restrictions (other than as included in the Company’s permits and approvals) on the ownership, occupancy, use or transferability of such real property by the Company or any of its Restricted Subsidiaries under any applicable Environmental Law.
Notwithstanding anything to the contrary in this Section 5.15, the representations made in this Section 5.15 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims and releases of Hazardous Material, in each case of the types described above, currently has or is reasonably likely to have a Material Adverse Effect.
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Properties. Each of the Company and its Restricted Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material tangible properties owned or leased by it (except for defects in title that are not reasonably likely to have a Material Adverse Effect), free and clear of all Liens, other than Permitted Liens.
Labor Relations. As of the Closing Date, neither the Company nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that (a) has had (unless same has ceased to exist in all respects) or (b) is reasonably likely to have, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Restricted Subsidiaries or, to the knowledge of the Company or its Restricted Subsidiaries, threatened against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Restricted Subsidiaries or, to the knowledge of the Company or any of its Restricted Subsidiaries, threatened against any of them and (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Restricted Subsidiaries or, to the knowledge of the Company or any of its Restricted Subsidiaries, threatened against any of them, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) such as (x) has not had (unless same has ceased to exist in all respects) and (y) is not reasonably likely to have, a Material Adverse Effect.
Tax Returns and Payments. Each of the Company and each of its Restricted Subsidiaries has timely filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP. Each of the Company and each of its Restricted Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Company) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date.
Insurance. Set forth on Schedule 5.19 is a true, correct and complete summary of all insurance carried by each Credit Party on and as of the Closing Date, with the amounts insured set forth therein.
Sanctions. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned 50% or more or controlled by any individual or entity that is (i) the target of any Sanctions, (ii) included on OFAC’s “List of Specially Designated Nationals and Blocked Persons”, HMT’s “Consolidated List of Financial Sanctions Targets” and HMT’s “Investment Ban List”, or any similar list enforced by any other relevant and applicable Sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such Sanctions.
Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation that may be applicable from time to time in other jurisdictions and have instituted and maintained policies and procedures reasonably designed to promote and achieve material compliance with such laws.
~~EEA~~Affected Financial Institution Status~~5.22    EEA Financial Institution Status. AUTONF D3_TC~~. Neither the Company nor any other Credit Party is an ~~EEA~~Affected Financial Institution.
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1.02.Covered Entity Status. Neither the Company nor any other Credit Party is a Covered Party.
1.03.Beneficial Ownership Certification. As of the Second Amendment Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Swap Agreements and Secured Cash Management Agreements and contingent obligations not yet due and owing), or any Letter of Credit shall remain outstanding, each Credit Party covenants and agrees with the Lenders and the Administrative Agent that:
Information Covenants. The Company will furnish to the Administrative Agent:
(a)within 90 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and certified by Ernst & Young LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof; provided that any such statement made by such accountants may be limited to the extent required by accounting rules and guidelines;
(b)within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, all of which shall be in reasonable detail and certified by an Authorized Officer of the Company that they fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes;
(c)commencing with the fiscal quarter ending October 1, 2017, at the time of the delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b), a Compliance Certificate to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, if delivered in connection with the financial statements in respect of a period ending on the last day of a fiscal quarter or fiscal year of the
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Company, setting forth (i) the calculations required to establish whether the Company and its Restricted Subsidiaries were in compliance with the financial covenants set forth in Sections 7.08 and 7.09 as at the end of such fiscal quarter or year, as the case may be and (ii) the calculation (in reasonable detail) of the Available JV Basket Amount and the Available Amount as at the last day of the respective fiscal quarter or fiscal year of the Company, as the case may be (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(d)not more than 65 days after the commencement of each fiscal year of the Company, consolidated budgets of the Company and its Restricted Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, in each case as customarily prepared by management for its internal use setting forth the principal assumptions upon which such budgets are based;
(e)promptly, and in any event within five Business Days after an officer of the Company or any of its Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the Company proposes to take with respect thereto, (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrators or Governmental Authorities against or affecting the Company or any of its Restricted Subsidiaries which, if adversely determined, is reasonably likely to have a Material Adverse Effect and (iii) any other event which (x) has had (unless same has ceased to exist in all respects) or (y) is reasonably likely to have, a Material Adverse Effect;
(f)promptly upon transmission thereof, (i) copies of any filings and registrations with, and reports to, the SEC by the Company or any of its Restricted Subsidiaries, (ii) copies of all financial information, notices and reports as the Company or any of its Restricted Subsidiaries shall send to the holders of any material Indebtedness in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and (iii) copies of all financial statements, proxy statements, notices and reports as the Company or any of its Restricted Subsidiaries shall send generally to analysts and the holders of their capital stock or public Indebtedness in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement);
(g)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), for any period in which the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, unaudited consolidating financial statements reflecting adjustments necessary to eliminate the accounts and results of operations of the Unrestricted Subsidiaries and their Subsidiaries from such financial statements delivered pursuant to Section 6.01(a) or 6.01(b), all in reasonable detail and certified by an Authorized Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes; and
(h)from time to time, such other information or documents (financial or otherwise) with respect to the Company or its Restricted Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), 6.01(b) or 6.01(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each
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Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or are available on the website of the SEC at http://www.sec.gov; provided, that the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the officer’s certificates required by Section 6.01(c) to the Administrative Agent. Except for such officer’s certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Administrative Agent and/or  ~~MLPFS~~BofA Securities will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material nonpublic information with respect to either of the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other marketrelated activities with respect to such Person’s securities. The Company hereby agrees that so long as the Company is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, ~~MLPFS~~BofA Securities and the Lenders to treat such Borrower Materials as not containing any material nonpublic information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and ~~MLPFS~~BofA Securities shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC.”
Books, Records and Inspections. The Company will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all material requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Restricted Subsidiaries to, permit, upon reasonable prior notice to the senior financial officer or other Authorized Officer of the Company, officers and designated representatives of the Administrative Agent, at their expense unless an Event of Default has occurred, to visit and inspect under the guidance of officers of the Company any of the properties or assets of the Company or any of its Restricted Subsidiaries in whomsoever’s possession, and to examine the books of account of the Company and any of its Restricted Subsidiaries and discuss the affairs, finances and accounts of the Company and of any of its Restricted Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent may desire; provided that unless an Event of Default has occurred and is continuing, such visits shall not occur more than one time per year.
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Insurance.
The Company will, and will cause each of its Restricted Subsidiaries to (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon reasonable request, information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.
The Company will (i) ensure that, in the case of insurance policies maintained by any Credit Party (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance), unless otherwise agreed by the Administrative Agent, (x) each general liability and umbrella liability insurance policy shall name the Administrative Agent (or its agent or designee) as additional insured and (y) each insurance policy covering Collateral shall name the Administrative Agent (or its agent or designee) as lender’s loss payee and (ii) use commercially reasonable efforts to cause each provider of any such insurance in the foregoing clauses (x) and (y) to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such shorter period as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled.
Payment of Taxes. The Company will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for material sums that have become due and payable which, if unpaid, would reasonably be expected to become a Lien not otherwise permitted under Section 7.03(a) and 7.03(h); provided that neither the Company nor any of its Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained and continues to maintain adequate reserves with respect thereto in accordance with GAAP.
Preservation of Existence. The Company will do, and will cause each of its Restricted Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authority to do business, licenses, certifications, accreditations and patents, except for rights, franchises, authority to do business, licenses, certifications, accreditations and patents the loss of which (individually and in the aggregate) is not reasonably likely to have, a Material Adverse Effect; provided, however, that any transaction permitted by Section 7.02 (including, without limitation, the dissolution of any Restricted Subsidiary permitted pursuant to said Section) will not constitute a breach of this Section 6.05.
Compliance with Statutes, Etc. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all applicable Laws applicable to the conduct of its business and the ownership of its property, except for such noncompliance as is not reasonably likely to have a Material Adverse Effect.
Compliance with Environmental Laws.    The Company will comply, and will cause each of its Restricted Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its real property now or hereafter owned or operated by the Company or any of its
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Restricted Subsidiaries, unless any such failure to comply, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. If the Company or any of its Restricted Subsidiaries, or any tenant or occupant of any real property owned or operated by the Company or any of its Restricted Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Company agrees, if required to do so under any final legally binding applicable directive or order of any governmental agency, to undertake, and/or to cause any of its Restricted Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any real property except where the failure to do so is not reasonably likely to have a Material Adverse Effect.
ERISA. As soon as possible and, in any event, within ten (15) Business Days after the Company, knows or may reasonably be expected to know of the occurrence of any ERISA Event, the Company will deliver to the Administrative Agent information as to such occurrence and the action, if any, that the Company, such Restricted Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Company, the Restricted Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by the Company, such Restricted Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto. Each of the following shall constitute an “ERISA Event” except as would not reasonably be expected to have a Material Adverse Effect: a Reportable Event has occurred (except to the extent that the Company has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); a Plan has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, or the filing of an application for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; a determination that any Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; a determination that any Plan or Multiemployer Plan has been or is expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; the receipt by the Company or any ERISA Affiliate of any notice, or a receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; a Plan has an Unfunded Current Liability and to the knowledge of the Company, a withdrawal from all Multiemployer Plans would reasonably be expected to result in a Material Adverse Effect, all to the extent not previously disclosed to the Lenders; proceedings have been instituted to terminate or appoint a trustee to administer a Plan; the Company, any Restricted Subsidiary or any ERISA Affiliate incurs any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 436(f), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA. The Company will also deliver to the Administrative Agent upon request a complete copy of the annual report (on IRS Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the IRS. In addition to any certificate or notices delivered to the Administrative Agent pursuant to the first sentence hereof, any material notices relating to material liabilities received by the Company, any Restricted Subsidiary or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Administrative Agent no later than ten (10) Business Days after the date such notice has been received by the Company, the Restricted Subsidiary or the ERISA Affiliate, as applicable. The Company and each of its applicable Restricted
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Subsidiaries shall ensure that all Foreign Pension Plans administered by it obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing is not reasonably likely to have, a Material Adverse Effect.
Good Repair. The Company will, and will cause each of its Restricted Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so is not reasonably likely to have a Material Adverse Effect; provided, however, that the consummation of transactions permitted by Section 7.02 shall not be construed to be a violation of this Section 6.09.
Additional Security; Further Assurances.
Upon (i) the formation or acquisition after the Closing Date of any wholly-owned Material Domestic Subsidiary, (ii) any wholly-owned Material Domestic Subsidiary ceasing to be an Excluded Subsidiary or (iii) any Subsidiary becoming (or being designated as) a wholly-owned Material Domestic Subsidiary, on or before the date that is sixty (60) days after the relevant event (or such longer period as the Administrative Agent may reasonably agree), the Company agrees to (x) cause such Restricted Subsidiary to execute and deliver a Guaranty Supplement and thereby guaranty all Obligations and (y) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.
The Company shall, and shall cause its Domestic Subsidiaries that are Credit Parties to, cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than Foreign Subsidiary Holding Companies) directly owned by such Credit Party and (ii) (x) 65% (or such greater percentage that, due to a change in an applicable Law after the Closing Date, could not reasonably be expected to cause any material adverse tax consequences, as reasonably determined by the Company in consultation with the Administrative Agent) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (y) 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and each Foreign Subsidiary Holding Company directly owned by such Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request to perfect such Liens in accordance with the Collateral Documents; provided that, this clause (b) shall not apply with respect to any Excluded Property.
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The Company shall, and shall cause its Domestic Subsidiaries that are Credit Parties to, cause all Collateral (other than, for the avoidance of doubt, any Excluded Property) of each Credit Party (other than any Foreign Borrower) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request to perfect such Liens in accordance with the Collateral Documents; provided that, no filings shall be required to be made with respect to any intellectual property constituting Collateral in the United States Patent and Trademark Office, the United States Copyright Office or any foreign equivalent of the foregoing.
Notwithstanding anything contained herein to the contrary, no Credit Party shall be required to (i) grant to the Administrative Agent perfection through control agreements or perfection by control with respect to any Collateral (other than delivery of certificated pledged Equity Interests and promissory notes constituting Collateral, in each case to the extent required by the Security Agreement), including control agreements with respect to deposit accounts, securities accounts, and commodities accounts or (ii) take any actions under or execute any documents or instruments governed by the laws of any jurisdiction other than the United States or any state thereof to grant, perfect or provide for the enforcement of any security interest.
Each of the Credit Parties agrees that each action required above by this Section 6.10 shall be completed as soon as possible, but in no event later than 60 days (or such later date as agreed by the Administrative Agent in its sole discretion) after such action is requested to be taken by the Administrative Agent or required to be taken by any Credit Party pursuant to the terms of this Section 6.10; provided that in no event will the Company or any of its Restricted Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 6.10.
Release and Springing Lien.
(i)Immediately upon the commencement of any Collateral Release Period and without further action of any Person, the security interests of the Administrative Agent in the Collateral shall be terminated and released; provided that the Guaranty shall remain in effect during any such Collateral Release Period. During any Collateral Release Period, the Administrative Agent shall execute and deliver, at the Company’s expense, all documents or other instruments that the Company shall reasonably request to evidence the termination and release of such security interests and shall return all Collateral in their possession to the Company. During any Collateral Release Period, the Company shall not be required to comply with the Collateral Documents or the terms of Section 6.10, to the extent such terms require the creation and perfection of security interests or Liens on Collateral (it being understood that the Company shall continue to be required to comply with the terms of Section 6.10(a)).

(ii)Upon the termination of any Collateral Release Period, the security interests of the Administrative Agent in the Collateral shall, without any further action on the part of the Administrative Agent or any Credit Party, be reinstated and the provisions of the immediately preceding paragraph shall no longer apply (until the commencement of a subsequent Collateral Release Period). Promptly following the termination of any Collateral Release Period, the Credit Parties shall execute any and all documents, financing statements, agreements and instruments, and take all such actions (including the filing and recording of financing statements and other documents) that may be required under applicable Law or that the Administrative Agent shall reasonably request, to reinstate such security interests and to
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cause Section 6.10 to be satisfied (all at the expense of the Credit Parties), including with respect to any Restricted Subsidiaries or assets that would have been subjected to Section 6.10 had such terminated Collateral Release Period not been in effect; provided that all such actions shall be completed no later than sixty (60) days after the date of termination of such Collateral Release Period (or such later date as the Administrative Agent shall deem appropriate).
(iii)This Agreement and the other Loan Documents shall be amended prior to or as of the effectiveness of the Collateral Release Period or the termination of a Collateral Release Period to implement such changes to this Agreement and the other Loan Documents as the Administrative Agent deems necessary to give effect to the release or reinstatement of Liens contemplated by this Section 6.10(f), and the Lenders hereby authorize the Administrative Agent to enter into such amendments.
Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 5.05.
Performance of Obligations. The Company will, and will cause each of its Restricted Subsidiaries to, perform all of its obligations under the terms of each material agreement, contract or instrument by which it is bound, except such non-performances as are not reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect.
Anti-Corruption Laws; Sanctions. The Company will, and will cause each of its Subsidiaries to, conduct its businesses in compliance in all material respects with, and maintain and enforce policies and procedures reasonably designed to promote and achieve compliance with, (a) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions with authority or jurisdiction over the Borrowers or their Subsidiaries and (b) applicable Sanctions.
Unrestricted Subsidiaries.
The Company may at any time designate any Restricted Subsidiary (other than a Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Company shall be in compliance, on a Pro Forma Basis, with the financial covenants set forth in Sections 7.08 and 7.09, and, as a condition precedent to the effectiveness of any such designation, the Company shall deliver to the Administrative Agent in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, a certificate setting forth in reasonable detail the calculations demonstrating such compliance and (iii) such Subsidiary also shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Incremental Equivalent Debt, Incremental Term Loan, Refinancing Notes, Refinancing Junior Loans or other Indebtedness for borrowed money with an aggregate outstanding principal amount in excess of $75,000,000, and any Permitted Refinancing Indebtedness of any of the foregoing (and successive Permitted Refinancing Indebtedness thereof), in each case, to the extent such concept exists therein. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Company therein at the date of designation in an amount equal to the fair market value of the Company’s or its Subsidiary’s (as applicable) Investment therein (including the aggregate (undiscounted) principal amount of any Indebtedness owed by such Subsidiary to any Credit Party or Restricted Subsidiary at the time of such designation). The Investment resulting from such designation must otherwise be in compliance with Section 7.05. The Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary at any time by written notice to the Administrative Agent if after giving effect to such designation, the Company is in compliance with the
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financial covenants set forth in Sections 7.08 and 7.09 on a Pro Forma Basis, no Default or Event of Default exits or would otherwise result therefrom and the Company complies with the obligations under clause (a) of Section 6.10. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence by the Company at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the above in an amount equal to the fair market value at the date of such designation of the Company’s or its Subsidiary’s (as applicable) Investment in such Subsidiary (without giving effect to any write downs or write offs thereof).

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Swap Agreements and Secured Cash Management Agreements and contingent obligations not yet due and owing), or any Letter of Credit shall remain outstanding, each Credit Party covenants and agrees with the Lenders and the Administrative Agent that:
Changes in Business; Fiscal Year.
The Company and its Restricted Subsidiaries will not engage in any business other than a Permitted Business.
The Company will not change the manner in which either the last day of its fiscal year or the last day of each of the first three (3) fiscal quarters of its fiscal year is calculated, in each case, without the prior written consent of the Administrative Agent.
Consolidation; Merger; Sale or Purchase of Assets, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or merge or consolidate, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales, leases or rentals of inventory in the ordinary course of business), or enter into any sale-leaseback transactions (such conveyance, sale, lease, sale-leaseback or other disposition, a “Disposition”), except that the following shall be permitted:
the Company and its Restricted Subsidiaries may, as lessee or licensee, enter into operating leases, subleases, licenses or sub-licenses in the ordinary course of business with respect to real or personal property;
Capital Expenditures by the Company and its Restricted Subsidiaries;
to the extent constituting Dispositions, Investments permitted pursuant to Section 7.05 and Liens permitted pursuant to Section 7.03;
the Company and its Restricted Subsidiaries may Dispose of (x) inventory in the ordinary course of business or (y) assets (whether tangible or intangible) which, in the reasonable opinion of such Person, are obsolete, uneconomic, no longer used or useful, worn-out or constitute surplus assets;
any Disposition (other than with respect to the Equity Interests of any Borrower or Guarantor, unless all of the Equity Interests of such Guarantor are so sold), so long as (i) no Event
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of Default then exists or would result therefrom, (ii) the Company or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by the Company or such Restricted Subsidiary, as the case may be), (iii) the total consideration in excess of $5,000,000 received by the Company or such Restricted Subsidiary is at least 75% cash and is paid at the time of the closing of such sale and (iv) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.05(b)(ii); provided that for purposes of the 75% cash consideration requirement (A) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Company or a Restricted Subsidiary) of the Company or any applicable Restricted Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are (x) assumed by the transferee of any such assets or (y) otherwise cancelled or terminated in connection with the transaction with such transferee and, in each case, for which the Company and its Restricted Subsidiaries (to the extent previously liable thereunder) shall have been validly released by all relevant creditors in writing, (B) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such asset sale, (C) any securities, notes or other obligations or assets received by the Company or any Restricted Subsidiary from such transferee that are converted by such Person into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred eighty (180) days following the closing of the applicable asset sale, (D) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such asset sale (other than intercompany debt owed to a Borrower or its Restricted Subsidiaries), to the extent that the Borrowers and all of the Restricted Subsidiaries (to the extent previously liable thereunder) are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such asset sale and (E) any Designated Non-Cash Consideration received in respect of such asset sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (e) that is at that time outstanding, not in excess of $100,000,000 (determined at the time any such asset sale is made) shall be deemed to be cash, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;
each of the Company and its Restricted Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;
each of the Company and its Restricted Subsidiaries may grant leases or subleases or licenses or sublicenses to other Persons not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries;
Dispositions to the Company or any Restricted Subsidiary; provided that, any such Disposition made by (i) a Domestic Credit Party to a Foreign Borrower and (ii) a Foreign Borrower to a Non-Credit Party must be, in each case, permitted by Section 7.05;
(i) any Subsidiary may merge with a Borrower in a transaction in which such Borrower is the surviving Person, (ii) any Restricted Subsidiary may merge with any Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (so long as, (x) if a Borrower is a party to such transaction, such Borrower shall be the surviving Person and (y) if a Credit Party is a party to such transaction, the Credit Party shall be the surviving Person), (iii) any Person may merge into a Borrower in an Investment permitted by Section 7.05 in which such
CHAR1\1812724v7

Borrower is the surviving Person, (iv) any Person may merge with a Restricted Subsidiary in an Investment permitted by Section 7.05 in which the surviving entity is a Restricted Subsidiary so long as if any party to such merger is a Credit Party, the surviving entity is a Credit Party and (v) in connection with the Disposition of a Restricted Subsidiary (other than a Borrower) or its assets permitted by this Section 7.02, such Restricted Subsidiary may merge with or into any other Person;
the Company and its Restricted Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;
Permitted Acquisitions;
the Company and its Restricted Subsidiaries may consummate any Corporate Restructuring;
Foreign Subsidiaries may from time to time (x) sell for cash accounts receivable (and rights ancillary thereto) pursuant to one or more Foreign Receivables Facilities and (y) repurchase accounts receivable theretofore sold pursuant to one or more Foreign Receivables Facilities, so long as any Foreign Receivables Facilities Indebtedness arising therefrom and any Liens securing the same are permitted pursuant to Sections 7.04 and 7.03, respectively;
subject to Section 7.04(r), the Chinese Subsidiaries may from time to time (i) sell for cash accounts receivable (and rights ancillary thereto) pursuant to the Chinese Factoring Program and (ii) repurchase accounts receivable theretofore sold pursuant to the Chinese Factoring Program;
any Restricted Subsidiary (other than a Borrower) may be wound up, liquidated or dissolved if (x) the Company determines in good faith that the winding up, liquidation or dissolution of such Restricted Subsidiary in the best interests of the Company and is not materially disadvantageous to the Lenders and (y) in the case of the winding up, liquidation or dissolution of a Guarantor, all or substantially all of the assets of such Guarantor held prior to such winding up, liquidation or dissolution have been transferred to another Subsidiary otherwise in accordance with the requirements of this Section 7.02;
the Company and its Restricted Subsidiaries may liquidate or otherwise dispose of cash and Cash Equivalents in the ordinary course of business, in each case for cash at fair market value (as determined in good faith by management of the Company or such Restricted Subsidiary);
the Disposition of Investments in joint ventures to the extent required by, or made pursuant to, any buy/sell arrangement or similar binding arrangement between joint venture parties;
Dividends permitted pursuant to Section 7.06;
the sale and leaseback of an asset acquired or constructed after the Closing Date in connection with an IRB Sale-Leaseback Transaction; provided that (i) no Event of Default then exists or would result therefrom, (ii) the proceeds of the respective IRB Sale-Leaseback Transaction shall be entirely cash, be paid at the time of the closing of such transaction and equal to at least 90% of the aggregate amount expended by the Company or its Restricted Subsidiary in
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acquiring or constructing such asset (or, if not then acquired or constructed, 90% of the fair market value of the assets subject to such IRB Sale-Leaseback Transaction), (iii) the aggregate amount of all proceeds received by the Company and its Restricted Subsidiaries from all IRB Sale-Leaseback Transactions shall not exceed the greater of $75,000,000 and 3.00% of Consolidated Total Assets, (iv) the Attributable Indebtedness (if any) resulting from such IRB Sale-Leaseback Transaction shall be permitted by Section 7.04(t), (v) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.05(c), and (vi) the respective IRB Sale-Leaseback Transaction occurs within one year after the acquisition or construction (as applicable) of such assets;
the sale and leaseback of batteries and related accessories by Foreign Subsidiaries (each, a “Foreign Battery Sale-Leaseback Transaction”); provided that (i) the proceeds of the respective Foreign Battery Sale-Leaseback Transaction shall be entirely cash, be paid at the time of the closing of such transaction and equal at least 90% of the fair market value of the assets subject to such Foreign Battery Sale-Leaseback Transaction), and (ii) each such Foreign Battery Sale-Leaseback Transaction gives rise to Attributable Indebtedness that is permitted by Section 7.04(w);
Dispositions in the form of sale and leaseback transactions shall be permitted so long as (i) the sale or transfer of the property thereunder is otherwise permitted by this Section 7.02 (other than this clause (u)), (ii) any Capitalized Lease Obligations arising in connection therewith are permitted by Section 7.04 and (iii) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capitalized Lease Obligations) are permitted by Section 7.03;
Dispositions resulting from any casualty or insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Restricted Subsidiary;
~~[reserved];~~Restricted Subsidiaries may from time to time (i) sell for cash accounts receivable (and rights ancillary thereto) pursuant to one or more Receivables Facilities and (ii) repurchase accounts receivable theretofore sold pursuant to one or more Receivables Facilities, so long as any Receivables Facilities Indebtedness arising therefrom and any Liens securing the same are permitted pursuant to Sections 7.04 and 7.03, respectively;
the Company and its Restricted Subsidiaries may dispose of assets not otherwise permitted pursuant to this Section 7.02, so long as (i) no Event of Default then exists or would result therefrom, (ii) the Net Cash Proceeds (if any) therefrom are applied and/or reinvested as (and to the extent) required by Section 2.05(b)(ii) and (iii) the aggregate consideration received by the Company and its Restricted Subsidiaries in respect of all assets disposed of pursuant to this clause (x) shall not exceed an amount equal to 15% of Consolidated Total Assets of the Company and its Restricted Subsidiaries;
Dispositions of the Equity Interests of, or the assets or securities of, Unrestricted Subsidiaries;
Dispositions of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise;
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Dispositions of non-core assets (which may include real property) acquired in an Acquisition permitted under this Agreement to the extent such Disposition is consummated within one (1) year of such Acquisition; and
any Immaterial Asset Sale.
To the extent the Required Lenders waive the provisions of this Section 7.02 with respect to the Disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 7.02, such Collateral (unless transferred to the Company or a Restricted Subsidiary thereof) shall be Disposed of free and clear of the Liens created by the Collateral Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith.
Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Liens”):
inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;
Liens in respect of property or assets of the Company or any of its Restricted Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory and common law landlord’s Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any of its Restricted Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;
Liens created by or pursuant to this Agreement and the Collateral Documents;
Liens in existence on the ~~Closing~~Second Amendment Effective Date which are listed, and the property subject thereto described, in Schedule 7.03, plus any extensions, replacements, refinancings or renewals of such Liens; provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement, refinancing or extension (other than as permitted by Section 7.04) and (y) any such renewal, replacement, refinancing or extension does not encumber any additional assets or properties of the Company or any of its Restricted Subsidiaries (other than the proceeds and products thereof and accessions and improvements thereto);
Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(j);
Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Company and its Restricted Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, (y) to secure the performance by the Company and its Restricted Subsidiaries of tenders, statutory obligations
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(other than excise taxes), surety, stay and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the Company and its Restricted Subsidiaries of leases of real property, to the extent incurred or made in the ordinary course of business;
licenses, sublicenses, leases or subleases granted to other Persons permitted under Section 7.02(a);
Permitted Encumbrances;
Liens arising from or related to precautionary UCC financing statements regarding operating leases entered into by the Company and its Restricted Subsidiaries;
Liens created pursuant to Capital Leases permitted pursuant to Section 7.04(d); provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligations and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Company or any of its Restricted Subsidiaries;
Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price of assets acquired after the Closing Date by the Company and its Restricted Subsidiaries; provided that (i) any such Liens attach only to the assets so purchased, and (ii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 7.04(d);
Liens on property or assets acquired pursuant to an Acquisition permitted hereunder, or on property or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to an Acquisition; provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 7.04 and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Acquisition and do not attach to any other asset of the Company or any of its Restricted Subsidiaries;
restrictions imposed in the ordinary course of business on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;
Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
Liens on the assets of a Foreign Subsidiary which is not a Credit Party securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 7.04(g);
Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 7.04(n);
other Liens that (x) were not incurred in connection with borrowed money, (y) do not encumber any Collateral and (z) do not secure obligations in excess of $50,000,000 in the aggregate for all such Liens;
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Liens on accounts receivable (and rights ancillary thereto (including, without limitation, the right of setoff granted to financial institutions participating in the Chinese Factoring Program)) of the Chinese Subsidiaries subject to purchase and sale pursuant to the Chinese Factoring Program from time to time;
Liens securing Attributable Indebtedness of (i) the Company or any wholly-owned Domestic Subsidiary in respect of IRB Sale-Leaseback Transactions permitted by Section 7.04(t) and (ii) Foreign Subsidiaries in respect of Foreign Battery Sale-Leaseback Transactions permitted by Section 7.04(w); provided that (x) such Liens are created substantially simultaneously with the consummation of the respective transaction and (y) such Liens extend to and cover only the capital assets and improvements financed with such Attributable Indebtedness;
Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit or commodity trading or brokerage accounts or other funds maintained with a creditor depository institution;
Liens solely on any cash earnest money deposits made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement entered into in connection with an Investment permitted by Section 7.05;
Liens consisting of, or created in connection with, an agreement to sell or transfer any property in a transaction permitted under Section 7.02, in each case, solely to the extent such sale or transfer would have been permitted on the date of the creation of such Lien;
Liens securing Refinancing Notes, Refinancing Junior Loans or Incremental Equivalent Debt; provided that any Incremental Equivalent Debt of Foreign Borrowers shall be unsecured;
any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
any interest or title of a licensor under any license or sublicense entered into by the Company or any Restricted Subsidiary as a licensee or sublicensee (A) existing on the Closing Date or (B) in the ordinary course of its business;
Liens that are customary contractual rights of set-off relating to purchase orders and other similar agreements entered into in the ordinary course of business;
Liens granted in the ordinary course of business to secure liabilities for premiums or reimbursement obligations to insurance carriers; provided, that such Liens shall at no time encumber assets other than the unearned portion of any insurance premiums, the insurance policies and the proceeds thereof;
Liens on deposits or other amounts held in escrow to secure contractual payments (contingent or otherwise) payable by the Company or its Restricted Subsidiaries to a seller after the consummation of an Acquisition permitted hereunder;
Liens on assets of Foreign Subsidiaries (other than Foreign Borrowers) arising under Foreign Receivables Facilities or Foreign Receivables Indebtedness;
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(a)Liens on assets of Restricted Subsidiaries (other than Credit Parties) arising under Receivables Facilities or Receivables Indebtedness;
(b)~~(dd)~~ Liens securing obligations in respect of Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 7.04; provided, any such Liens on the assets of any Credit Party shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent; and
(c)~~(ee)~~ other Liens securing Indebtedness permitted by Section 7.04; provided that the aggregate amount obligations secured by such Liens shall not exceed the greater of (i) $150,000,000 and (ii) 6.25% of Consolidated Total Assets.
Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
(i) Indebtedness created under the Loan Documents (including with respect to Specified Refinancing Term Loans), (ii) Indebtedness of the Credit Parties evidenced by Refinancing Notes and any Permitted Refinancing Indebtedness in respect thereof and (iii) Indebtedness of the Credit Parties evidenced by Refinancing Junior Loans and any Permitted Refinancing Indebtedness in respect thereof;
Indebtedness outstanding on the ~~Closing~~Second Amendment Effective Date and listed on Schedule 7.04 and any Permitted Refinancing thereof;
Indebtedness under Swap Agreements entered into to protect the Company against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement;
(i) Capitalized Lease Obligations and Indebtedness of the Company and its Restricted Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 7.03(k); provided that (x) no Event of Default shall have occurred and be continuing at the time such Capitalized Lease Obligations or Indebtedness is incurred and (y) after giving effect to the incurrence of such Capitalized Lease Obligations and/or Indebtedness, the Company shall be in compliance with the financial covenants set forth in Section 7.08 and 7.09 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or 6.01(b) after giving effect to such Capitalized Lease Obligations and/or Indebtedness on a Pro Forma Basis and (ii) any Permitted Refinancing thereof;
intercompany Indebtedness of the Company to any Restricted Subsidiary and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided that (x) Indebtedness of any Foreign Subsidiary to any Domestic Credit Party and Indebtedness of any Non-Credit Party to any Credit Party shall, in each case, be subject to the limitations set forth in Section 7.05(f) and (y) any Indebtedness owing by any Credit Party to a Non-Credit Party, or owing by any Domestic Credit Party to any Foreign Borrower, shall, in the case of this clause (y), be unsecured and subordinated in right of payment to the Obligations on a basis, and pursuant to an agreement, reasonably satisfactory to the Administrative Agent;
(i) Indebtedness of a Restricted Subsidiary acquired pursuant to an Acquisition permitted hereunder (or Indebtedness assumed at the time of such Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in
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anticipation or contemplation of, such Acquisition and (y) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed the greater of (A) $200,000,000 and (B) 8.25% of Consolidated Total Assets, (ii) Indebtedness of a Restricted Subsidiary acquired pursuant to an Acquisition permitted hereunder (or Indebtedness assumed at the time of such Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Acquisition, (y) such Indebtedness is of the type described in Section 7.04(d) and (z) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $50,000,000 (collectively “Permitted Acquired Debt”) and (iii) any Permitted Refinancing thereof;
unsecured Indebtedness of Restricted Subsidiaries that are not Credit Parties; provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Restricted Subsidiaries shall not exceed the greater of (x) $350,000,000 and (y) an amount equal to 14.50% of Consolidated Total Assets;
Indebtedness of the Company under Shareholder Subordinated Notes issued pursuant to Section 7.06(b);
Guarantees by the Company or any Restricted Subsidiary of Indebtedness or other obligations of the Company or any Restricted Subsidiary permitted to be incurred under this Section 7.04; provided that the aggregate amount of Indebtedness and other payment obligations (other than in respect of any overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or in connection with any automated clearing house transfer of funds) of Non-Credit Parties that is Guaranteed by any Credit Party, or of Foreign Borrowers that is Guaranteed by a Domestic Credit Party, shall, in each case, be subject to Section 7.05(f);
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;
Indebtedness in respect of Other Hedging Agreements to the extent permitted by Section 7.05(m) and forward commodities purchases to the extent permitted by Section 7.05(o);
Indebtedness of the Company or any of its Restricted Subsidiaries evidenced by completion guarantees, performance bonds and surety bonds incurred in the ordinary course of business for purposes of insuring the performance of the Company or such Restricted Subsidiary;
Indebtedness of the Company or any Restricted Subsidiary arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary permitted under this Agreement, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;
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Permitted Refinancing Indebtedness incurred in respect of (and to refinance) Indebtedness theretofore outstanding (and permitted to be outstanding) pursuant to Section 7.04(b), 7.04(d), 7.04(f), 7.04(q) and 7.04(y) and otherwise in accordance with Section 7.12;
[reserved];
additional Indebtedness of the Company and its Restricted Subsidiaries not otherwise permitted hereunder not to exceed an aggregate principal amount at any time outstanding equal to the greater of (i) $150,000,000 and (ii) 6.25% of Consolidated Total Assets;
[reserved];
Indebtedness of Chinese Subsidiaries which may be deemed to exist pursuant to the Chinese Factoring Program, so long as the aggregate outstanding amount of all Chinese Receivables Indebtedness attributable thereto does not exceed $25,000,000;
unsecured Indebtedness of the Credit Parties, so long as (i) no Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, and (ii) the Company shall be in compliance with the financial covenants contained in Sections 7.08 and 7.09 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), determined on a Pro Forma Basis after giving effect to the incurrence of any such Indebtedness;
Attributable Indebtedness of the Company or any wholly-owned Domestic Subsidiary arising in connection with IRB Sale-Leaseback Transactions; provided that the aggregate amount of such Indebtedness shall not exceed at any time outstanding an amount equal to the greater of (i) $75,000,000 and (ii) 3.00% of Consolidated Total Assets;
Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within five Business Days following such drawing or incurrence;
Indebtedness consisting of take-or-pay obligations contained in supply arrangements and incurred in the ordinary course of business in an aggregate amount not to exceed $150,000,000 at any time outstanding;
Attributable Indebtedness of Foreign Subsidiaries in connection with Foreign Battery Sale-Leaseback Transactions pursuant to Section 7.02(t) not to exceed $30,000,000 at any time outstanding;
(i) Indebtedness of the joint ventures in an aggregate principal amount not to exceed $50,000,000 at any time outstanding and (ii) Guarantees of the Company consisting of a guaranty of the Company’s “ratable portion” of such Indebtedness (determined using the Company’s percentage of its indirect equity ownership interest in such joint ventures);
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Indebtedness in respect of (i) one or more series of notes issued by any of the Domestic Borrowers (or, to the extent unsecured, the Foreign Borrowers) that are either (x) senior or subordinated and unsecured or (y) secured by Liens on the Collateral ranking junior to or pari passu with the Liens securing the Obligations, in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing (and any Registered Equivalent Notes issued in exchange therefor), and (ii) loans made to any of the Domestic Borrowers (or, to the extent unsecured, the Foreign Borrowers) that are either (x) senior or subordinated and unsecured or (y) secured by Liens on Collateral ranking junior to the Liens securing the Obligations (any such Indebtedness, “Incremental Equivalent Debt”); provided that (A) the aggregate initial principal amount of all Incremental Equivalent Debt shall not exceed the amount permitted to be incurred under the Incremental Amount, provided that (x) the Company shall have delivered a certificate to the Administrative Agent demonstrating that the Company is in compliance with the financial covenants contained in Sections 7.08 and 7.09 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), determined on a Pro Forma Basis after giving effect to the incurrence of any such Indebtedness (assuming for such calculation that such Incremental Equivalent Debt is fully drawn) and (y) in the case of Incremental Equivalent Debt that is secured, such Incremental Equivalent Debt shall be subject to a Market Intercreditor Agreement reasonably satisfactory to the Administrative Agent and the Company, (B) the incurrence of such Indebtedness shall be subject to clauses (v), (vi) and (xi) of Section 2.18(c), as if such Incremental Equivalent Debt constituted Incremental Term Loans; provided that clauses (v), (vi) and (xi) of Section 2.18(c) shall not apply to any bridge facility on customary terms if the long-term indebtedness that such bridge facility is to be converted into satisfies the maturity, prepayment and amortization restrictions in such clauses, (C) if any Incremental Term Loan, Refinancing Notes or Refinancing Junior Loan shall have “most-favored-nation” protection for the benefit of the lenders providing such facility, any Incremental Equivalent Debt (x) in the case of any Domestic Borrower, that constitutes term loans secured on a pari passu basis with the Obligations or (y) in the case of any Foreign Borrower, that is comprised of senior unsecured term loans, in each case, shall be subject to such “most-favored-nation” protection, (D) no Event of Default shall have occurred and be continuation at the time such Incremental Equivalent Debt is incurred, (E) such Incremental Equivalent Debt shall not be secured by a Lien on any asset that does not constitute Collateral, (F) there shall be no obligors in respect of any Incremental Equivalent Debt that are not Credit Parties and (G) the terms and conditions including such financial maintenance covenants (if any) applicable to such Incremental Equivalent Debt shall not be, when taken as a whole, materially more favorable (as determined in good faith by the board of directors of the Company), to the holders of such Indebtedness than those applicable under this Agreement (except for covenants or other provisions (i) applicable only to periods after the Latest Maturity Date or (ii) that are also for the benefit of all other Lenders in respect of Loans and Commitments outstanding at the time such Incremental Equivalent Debt is incurred), and any Permitted Refinancing Indebtedness in respect thereof;
to the extent constituting Indebtedness, contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to the real property of the Company or any Restricted Subsidiary;
to the extent constituting Indebtedness, customary indemnification and purchase price adjustments or similar obligations (including earn-outs) incurred or assumed in connection with Investments and Dispositions otherwise permitted hereunder;
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to the extent constituting Indebtedness, deferred compensation or similar arrangements payable to future, present or former directors, officers, employees, members of management or consultants of the Company and the Restricted Subsidiaries;
Indebtedness consisting of the financing of insurance premiums;
unsecured Indebtedness in respect of obligations of the Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;
to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Company and its Restricted Subsidiaries; ~~and~~
Indebtedness of Foreign Subsidiaries (other than Foreign Borrowers) in an aggregate amount not to exceed $100,000,000 with respect to Foreign Receivables Facilities and Foreign Receivables Indebtedness~~.~~; and
(d)Indebtedness of Restricted Subsidiaries (other than Credit Parties) in an aggregate amount not to exceed $125,000,000 with respect to Receivables Facilities and Receivables Indebtedness.
Advances; Investments; Loans. The Company will not, and will not permit any of its Restricted Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or assets or business of another Person (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) or assets constituting a business unit, line of business or division of any Person (each of the foregoing an “Investment” and, collectively, “Investments”), except that:
Investments in the form of cash and Cash Equivalents shall be permitted;
the Company and its Restricted Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Company or such Restricted Subsidiary;
the Company and its Restricted Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
Swap Agreements entered into in compliance with Section 7.04(c) shall be permitted;
(i) Investments in existence on the ~~Closing~~Second Amendment Effective Date and listed on Schedule 7.05 and any intercompany Investments outstanding on the ~~date hereof~~Second Amendment Effective Date shall be permitted and (ii) any modification, replacement, renewal or
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extension of the foregoing; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.05;
Investments made by the Company in or to any Restricted Subsidiary and made by any Restricted Subsidiary in or to the Company or any other Restricted Subsidiary and Guarantees by the Company or any Restricted Subsidiary of obligations of any other Restricted Subsidiary, provided that the amount of any Investment (i) by a Domestic Credit Party to a Foreign Subsidiary, (ii) by a Foreign Borrower to a Non-Credit Party, (iii) constituting a Guarantee by a Domestic Credit Party of obligations of any Foreign Subsidiary and (iv) constituting a Guarantee by a Foreign Borrower of obligations of any Non-Credit Party shall not exceed in the aggregate the greater of $250,000,000 and 10.50% of Consolidated Total Assets at any time outstanding; provided, further that any unsecured Guarantees by the Company of any Indebtedness of Foreign Subsidiaries permitted under Section 7.04 shall be excluded from the calculation of the basket in the foregoing proviso;
loans and advances by the Company and its Restricted Subsidiaries to officers and employees of the Company and its Restricted Subsidiaries, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $10,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted;
(i) the Company and the Domestic Credit Parties may make equity contributions to their respective direct wholly-owned Restricted Subsidiaries which are Domestic Credit Parties and (ii) the Foreign Borrowers may make equity contributions to their respective direct wholly-owned Restricted Subsidiaries which are Credit Parties;
Permitted Acquisitions shall be permitted;
the Company and its Restricted Subsidiaries may own the Equity Interests of their respective Restricted Subsidiaries in existence on the Closing Date or thereafter created or acquired in accordance with the terms of this Agreement;
any Investments in any Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;
the Company and its Restricted Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 7.02(e);
the Company and its Restricted Subsidiaries may enter into Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the operations of the Company or any of its Restricted Subsidiaries, so long as management of the Company or such Restricted Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;
so long as no Event of Default exists or would exist immediately after giving effect to the respective Investment, the Company and its Restricted Subsidiaries shall be permitted to make Investments in any Joint Venture and any Unrestricted Subsidiary on any date in an amount not to exceed the Available JV Basket Amount on such date (after giving effect to all prior and
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contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that to the extent the Company or one or more other Restricted Subsidiaries (after the respective Investment has been made) receives a cash return from the respective Joint Venture or Unrestricted Subsidiary, as applicable, of amounts previously invested pursuant to this clause (n) after the Closing Date (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments) or a return in the form of an asset distribution from the respective Joint Venture or Unrestricted Subsidiary, as applicable, of any asset previously contributed pursuant to this clause (n) after the Closing Date, then the amount of such cash return of investment or the fair market value of such distributed asset (as determined in good faith by senior management of the Company), as the case may be, shall apply to increase the Available JV Basket Amount; provided that, the aggregate amount of increases to the Available JV Basket Amount described above shall not exceed the amount of returned Investment and in no event, shall the amount of the increases made to the Available JV Basket Amount in respect of any Investment exceed the amount previously invested pursuant to this clause (n) after the Closing Date;
the Company and its Restricted Subsidiaries may (i) make Investments consisting of forward purchases of commodities used in a Permitted Business in connection with the hedging of prices of such commodities and (ii) purchase options to buy commodities used in a Permitted Business, and purchase and sell options to purchase commodities used in a Permitted Business, in each case in connection with the hedging of prices of such commodities; provided that (x) the aggregate amount of such forward purchases of any such commodity and option purchases in respect of any such commodity shall at no time exceed 75% of the estimated purchases by the Company and its Restricted Subsidiaries of the respective commodity subject thereto over a two year period following each date on which an Investment is made pursuant to this Section 7.05(o) and (y) management of the Company shall have determined in good faith that such forward and/or option purchases are bona fide hedging activities and not for speculative purposes;
the Company and its Restricted Subsidiaries may make additional Investments in an aggregate not to exceed the Available Amount, so long as (i) no Event of Default is continuing or would result therefrom and (ii) the Company is in compliance with the covenants contained in Sections 7.08 and 7.09 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), determined on a Pro Forma Basis after giving effect to such Investment;
the Company and its Restricted Subsidiaries may make Investments not otherwise permitted by this Section 7.05 in an aggregate amount not to exceed the greater of (i) $80,000,000 and (ii) 3.25% of Consolidated Total Assets;
Guarantees permitted by Section 7.04 (other than Section 7.04(i)) and transactions permitted by Section 7.02 (other than Section 7.02(c)), in each case to the extent constituting Investments;
Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit;
the Company or any of its Restricted Subsidiaries may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors, so long as such expenses were
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incurred in the ordinary course of business, and consistent with the past practices as in effect on the Closing Date;
Investments in the form of industrial revenue bonds (or similar instruments) acquired in connection with IRB Sale-Leaseback Transactions; provided that the Administrative Agent shall have a perfected first-priority security interest in such industrial revenue bonds (or similar instruments) and the rights related thereto pursuant to the relevant Collateral Documents;
Investments made by any Non-Credit Party to the extent such Investments are financed with the proceeds received by such Non-Credit Party from an Investment in such Non-Credit Party permitted under Section 7.05(f);
the Company may use the proceeds of Incremental Term Loans in an aggregate amount not to exceed $214,500,000 to make intercompany loans and advances to its wholly-owned Foreign Subsidiaries (directly or indirectly);
Investments in any Restricted Subsidiary in connection with the Corporate Restructuring;
advances or extensions of trade credit in the ordinary course of business;
the Company and the Restricted Subsidiaries may make Investments using the net proceeds actually received by the Company from and after the Closing Date from the sale of Equity Interests of the Company (other than (i) Disqualified Preferred Stock, (ii) Equity Interests issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and (iii) Equity Interests the net proceeds of which are used to repay long-term Indebtedness for borrowed money (other than revolving loans));
advances of payroll payments to employees in the ordinary course of business;
Guarantees by the Company and the Restricted Subsidiaries of leases of the Company and Restricted Subsidiaries (other than Capitalized Lease Obligations) or of other obligations not constituting Indebtedness, in each case entered into in the ordinary course of business and payments thereon or Investments in respect thereof in lieu of such payments;
(i) Investments held by any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with the Company or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 7.05 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 7.05(cc) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 7.05; and
the Company and its Restricted Subsidiaries may make Investments not otherwise permitted under this Section 7.05, so long as (i) no Event of Default shall have occurred and be
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continuing at the time such Indebtedness is incurred, (ii) the Company shall be in compliance with the financial covenants contained in Sections 7.08 and 7.09 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), determined on a Pro Forma Basis after giving effect to the incurrence of any such Investment and (ii) either (x) the Consolidated Total Net Leverage Ratio shall be less than 2.50 to 1.00 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), determined on a Pro Forma Basis after giving effect to the incurrence of any such Investment or (y) the non-credit-enhanced, senior secured long-term debt rating of the credit facilities under this Agreement shall be rated as least Baa3 by Moody’s and BBB- by S&P.
For purposes of compliance with this Section 7.05, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such other Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment and less any such amount which increases the Available Amount or the Available JV Basket Amount).

Any Investment that exceeds the limits of any particular clause set forth above may be allocated amongst more than one of such clauses to permit the incurrence of holding of such Investment to the extent such excess is permitted as an Investment under such other clauses.

Dividends. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Dividends (other than Dividends payable solely in common stock of the Company or any such Restricted Subsidiary, as the case may be) or make any payments in respect of any outstanding Shareholder Subordinated Notes, except that:
(x) any Restricted Subsidiary may pay Dividends to the Company or any wholly-owned Restricted Subsidiary and (y) any non-wholly-owned Restricted Subsidiary may pay cash Dividends to its shareholders generally so long as the Company or its respective Restricted Subsidiary which owns the Equity Interest in the Restricted Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Restricted Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Restricted Subsidiary);
the Company may redeem or purchase shares of Company common stock or options to purchase Company common stock, as the case may be, held by former officers or employees of the Company or any of its Restricted Subsidiaries (or corporations owned by former officers or employees) following the termination of their employment and may make payments to former officers or employees of the Company or any of its Restricted Subsidiaries in respect of certain tax liabilities arising from the exercise of options to purchase Company common stock; provided that (i) the only consideration paid by the Company in respect of such redemptions, purchases and/or payments shall be cash and Shareholder Subordinated Notes and (ii) the sum of (A) the aggregate amount paid by the Company in cash in respect of all such redemptions, purchases and payments plus (B) the aggregate amount of all cash payments made on all Shareholder Subordinated Notes shall not exceed $15,000,000 in any fiscal year of the Company; provided that in the event that the amount of cash permitted to be spent pursuant to this clause (ii) in any fiscal year of the Company (before giving effect to any increase in such permitted amount
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pursuant to this proviso) is greater than the amount of cash actually expended by the Company and its Restricted Subsidiaries during any fiscal year of the Company, 100% of such excess may be carried forward and used to make cash redemptions and repurchases of Company common stock and/or cash payments on Shareholder Subordinated Notes in the immediately succeeding fiscal year of the Company; provided further that no amount once carried forward pursuant to the immediately preceding proviso may be carried forward to any fiscal year thereafter and such amounts carried forward in any fiscal year may only be utilized after the Company has spent its full $15,000,000 allotment for such cash redemptions, repurchases or payments in such fiscal year of the Company; provided further that notwithstanding the foregoing provisions of this Section 7.06(b) (but subject to following clause (C)) the Company may redeem or repurchase shares of Company common stock owned by former officers or employees of the Company or any of its Restricted Subsidiaries upon the death or permanent disability of such officer or employee with cash in excess of amounts permitted above in this clause (ii) not to exceed $15,000,000 in any fiscal year of the Company and with the proceeds of any key man life insurance carried by the Company and/or its Restricted Subsidiaries in respect of such deceased or permanently disabled officer or employee and (C) at the time of any cash payment permitted to be made pursuant to this Section 7.06(b), no Default or Event of Default shall then exist or result therefrom;
repurchases of capital stock of the Company deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof and so long as no cash is otherwise paid or distributed by the Company or any of its Restricted Subsidiaries in connection therewith;
the Company may pay Dividends on its Qualified Preferred Stock solely through the issuance of additional shares of Qualified Preferred Stock and not in cash;
the Company may effect additional Dividends in an aggregate amount not to exceed the Available Amount then in effect, so long as (x) no Default or Event of Default is continuing or would result therefrom and (y) the Company shall be in compliance with the covenants contained in Sections 7.08 and 7.09 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), determined on a Pro Forma Basis after giving effect to such Dividend;
the Company may make Dividends, so long as (i) no Default or Event of Default then exists or would exist after giving effect to the respective Dividend, (ii) the Company shall be in compliance with the covenants contained in Sections 7.08 and 7.09 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), determined on a Pro Forma Basis after giving effect to such Dividend and (iii) the aggregate amount of all Dividends paid in reliance on this clause (f) on and after the ~~Closing~~Second Amendment Effective Date shall not exceed, in any fiscal year of the Company, the greater of (A) $125,000,000 and (B) 5.25% of Consolidated Total Assets; provided that, to the extent capacity under the preceding clause (iii) is not utilized to make Dividends in any calendar year, such unutilized amounts shall carry forward and may be utilized by the Company to declare and pay Dividends in the immediately succeeding calendar year (after utilization of all capacity under clause (iii) for such succeeding calendar year);
the Company may make Dividends in the form of the issuance of additional capital stock to effectuate the Shareholders’ Rights Plan, so long as no Change ~~of~~in Control would result therefrom;
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the Company and any of its Restricted Subsidiaries may purchase or acquire Equity Interests of another Person constituting an Investment, to the extent such Investment is permitted pursuant to Section 7.05;
the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests;
repurchases by the Company of partial interests in its Equity Interests for nominal amounts which are required to be repurchased in connection with the exercise of stock options or warrants to permit the issuance of only whole shares of Equity Interests;
the repurchase of Equity Interests of the Company that occurs upon the cashless exercise of stock options, warrants or other convertible securities as a result of the Company accepting such options, warrants or other convertible securities as satisfaction of the exercise price of such Equity Interests or in connection with the satisfaction of withholding tax obligations;
the Company and any Restricted Subsidiary may pay cash payments in lieu of fractional shares in connection with (i) any dividend, split or combination of its Equity Interests or any Permitted Acquisition (or similar Investment) or (ii) the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any of its Restricted Subsidiaries;
the Company may make Dividends in an aggregate amount not to exceed the aggregate amount of net cash proceeds received from sales or issuances of Equity Interests of the Company after the Closing Date (other than (i) Disqualified Preferred Stock, (ii) Equity Interests issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and (iii) Equity Interests the net proceeds of which are used to repay long-term Indebtedness for borrowed money (other than revolving loans)); and
the Company may make other Dividends, so long as (i) no Default or Event of Default then exists or would exist after giving effect to the respective Dividend, (ii) the Company shall be in compliance with the covenants contained in Sections 7.08 and 7.09 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), determined on a Pro Forma Basis after giving effect to such Dividend and (iii) either (x) the Consolidated Total Net Leverage Ratio shall be less than 2.50 to 1.00 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), determined on a Pro Forma Basis after giving effect to the incurrence of such Dividend or (y) the non-credit-enhanced, senior secured long-term debt rating of the credit facilities under this Agreement shall be rated as least Baa3 by Moody’s and BBB- by S&P.
Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the Company or any of its Restricted Subsidiaries involving aggregate payment for any such transaction or series of transactions in excess of $5,000,000 other than on terms and conditions substantially as favorable to the Company or such Restricted Subsidiary as would be reasonably expected to be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a
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Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among the Company and its Restricted Subsidiaries permitted by this Agreement shall be permitted (including the payment of interest and principal on intercompany Indebtedness permitted by Section 7.04); (iii) the payment of consulting or other fees to the Company by any of its Restricted Subsidiaries in the ordinary course of business; (iv) the payment of reasonable and customary fees and expenses, and the provision of customary indemnification to directors, officers, employees, members of management and consultants of the Company and the Restricted Subsidiaries; (v) employment and severance arrangements (including options to purchase Equity Interests of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans) between the Company and any Restricted Subsidiary and their directors, officers, employees, members of management and consultants in the ordinary course of business; (vi) Dividends may be paid by the Company to the extent permitted by Section 7.06; (vii) payments may be made pursuant to any Tax Allocation Agreement; (viii) the Company and its Restricted Subsidiaries may enter into transactions with employees and/or officers of the Company and its Restricted Subsidiaries in the ordinary course of business; (ix) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or its Restricted Subsidiaries pursuant to the terms of this Agreement; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect in the good faith judgment of the Company when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger); (x) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Company and the Restricted Subsidiaries in such joint venture), non-wholly owned Subsidiaries and Unrestricted Subsidiaries in the ordinary course of business to the extent otherwise permitted under Section 7.05; (xi) transactions undertaken in good faith (as certified by an Authorized Officer of the Company) for the purpose of improving the consolidated Tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement; (xii) any transactions in connection with the Corporate Restructuring; and (xiii) any other transaction with an Affiliate, which is approved by a majority of disinterested members of the board of directors (or equivalent governing body) of the Company in good faith.
Consolidated Interest Coverage Ratio. Commencing with the fiscal quarter ending October 1, 2017, the Company will not permit the Consolidated Interest Coverage Ratio at the end of each fiscal quarter of the Company to be less than 3.00 to 1.00.
Consolidated Total Net Leverage Ratio. Commencing with the fiscal quarter ending October 1, 2017, the Company will not permit the Consolidated Total Net Leverage Ratio on the last day of any fiscal quarter of the Company to be greater than 3.50 to 1.00; provided, that for each of the four (4) fiscal quarters immediately following a Qualified Acquisition, commencing with the fiscal quarter in which such Qualified Acquisition was consummated (such period of increase, the “Leverage Increase Period”), the required ratio set forth above shall be increased to 4.00 to 1.00; provided, further that (A) there shall only be two (2) Leverage Increase Periods during the term of this Agreement and (B) the maximum Consolidated Total Net Leverage Ratio shall revert to 3.50 to 1.00 at the end of such four (4) fiscal quarter period.
Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock, Etc. The Company will not, and will not permit any of its Restricted Subsidiaries to:
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amend or modify, or permit the amendment or modification of, any provision of any Qualified Preferred Stock (including, without limitation, a certificate of designation) in a manner that is inconsistent with the requirements therefor set forth in the definition “Qualified Preferred Stock” or that could reasonably be expected to be adverse in any material respect to the interests of the Lenders;
make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment or redemption (except as expressly required under the terms of the relevant agreement) as a result of any asset sale, change of control or similar event, of any Indebtedness pursuant to, after the incurrence or issuance thereof, any Shareholder Subordinated Note (except to the extent expressly permitted under Section 7.06(b)) or any Qualified Preferred Stock (except to the extent permitted by Section 7.06); provided that shares of Qualified Preferred Stock may be converted into shares of Company common stock in accordance with the certificate of designation governing the same;
amend, modify or change in a way adverse to the interests of the Lenders in any material respect any Tax Allocation Agreement, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificates of designation relating to Qualified Preferred Stock issued as permitted herein), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or any agreement entered into by it, with respect to its capital stock or other Equity Interests, or enter into any new Tax Allocation Agreement or agreement with respect to its capital stock or other Equity Interests which could reasonably be expected to be adverse in any material respect to the interests of the Lenders; provided that the foregoing clause shall not restrict (x) the ability of the Company and its Restricted Subsidiaries to amend their respective certificates of incorporation to authorize the issuance of capital stock otherwise permitted to be issued pursuant to the terms of this Agreement, (y) the ability of the Company to enter into, amend or otherwise modify the Shareholders’ Rights Plan or (z) the ability of the Company to amend its organizational documents to adopt customary takeover defenses for a public company, such as classification of its board of directors, requirements for notice of acquisition of shares and other similar measures;
make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase, conversion or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption, conversion or other acquisition for value as a result of any asset sale, change of control or other required “repurchase” event prior to final stated maturity (any such payment, prepayment, redemption, repurchase, conversion or other acquisition, a “Debt Repurchase”), of any Junior Debt or any Permitted Refinancing Indebtedness in respect thereof; provided that the Company and its Restricted Subsidiaries may at any time effect a Debt Repurchase thereof, so long as (x) immediately before and after such Debt Repurchase, the Company shall be in compliance, on a Pro Forma Basis, with the covenants contained in Sections 7.08 and 7.09 as of the most recent fiscal quarter end for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) prior to the date of such Debt Repurchase, and (y) no Event of Default shall have occurred or be continuing; or
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amend, modify or change any provision of any Junior Debt or any Permitted Refinancing Debt Documents governing Permitted Refinancing Indebtedness in respect of Junior Debt in a manner adverse to the interests of the Lenders in any material respect; provided that in no event shall any such amendment, modification or change shorten the maturity or average life to maturity of any Junior Debt or Permitted Refinancing Indebtedness in respect thereof or require any payment with respect thereto sooner than previously scheduled.
Limitations on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to the Company or a Restricted Subsidiary, (b) make loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the other Loan Documents or any document governing any Swap Agreement, Refinancing Notes, Refinancing Junior Loans, Incremental Equivalent Debt or any Permitted Refinancing Indebtedness in respect thereof, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Restricted Subsidiary, (iv) customary provisions restricting assignment of any contract entered into by the Company or any Restricted Subsidiary in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures not prohibited by this Agreement, (vii) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (viii) the Chinese Factoring Program, the other Foreign Receivables Facilities, the Receivables Facilities and the documentation governing the foregoing, (ix) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or assets pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary or assets being sold and such sale is permitted hereunder, (x) restrictions and conditions on any Foreign Subsidiary imposed by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred pursuant to Section 7.04, (xi) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or the Persons obligated thereon, (xii) clause (c) above shall not apply to restrictions or conditions imposed by restrictions on cash and other deposits or net worth provisions in leases and other agreements entered into in the ordinary course of business, (xiii) clause (a) above shall not apply to provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis, (xiv) restrictions contained in agreements and instruments governing Indebtedness permitted pursuant to Section 7.04(b), (d), (f), (g), (i), (n), (p), (r), (s), (t), (w), (x), (y) and (ff) to the extent not materially more restrictive, taken as a whole, to the Company and its Subsidiaries than the covenants contained in this Agreement (as reasonably determined by the Company in good faith) and (xv) restrictions and conditions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (i) through (xiv) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the
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Company, no more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Sanctions. No Credit Party shall, nor shall any Credit Party permit any Subsidiary to directly or knowingly indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the target of Sanctions, in each case, in violation of applicable Sanctions, or, to the knowledge of any Credit Party, in any other manner that will result in a violation by the Company or any of its Subsidiaries or any Lender, Arranger, Sustainability Coordinator, Administrative Agent, L/C Issuer, Swing Line Lender or Swap Provider of Sanctions.
Anti-Corruption Laws. No Credit Party shall, nor will any Credit Party permit any Subsidiary to directly or, to the knowledge of any Credit Party, indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions with authority or jurisdiction over the Company or its Subsidiaries.
Canadian Defined Benefit Pension Plan. No Credit Party shall maintain, contribute to, or incur any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan.

EVENTS OF DEFAULT AND REMEDIES
Events of Default. Any of the following shall constitute an Event of Default:
(a)The Company or the applicable Borrower shall fail to pay when and as required to be paid herein, and in the currency required herein, any principal of any Loan or any L/C Obligation;
(b)the Company or the applicable Borrower shall fail to pay any interest on any Loan or on any L/C Obligation or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied thereafter for a period of three Business Days;
(c)any representation or warranty made or deemed made in writing by or on behalf of any Borrower or any Restricted Subsidiary in or in connection with this Agreement, in any other Loan Document, or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been untrue or incorrect in any material respect when made or deemed made;
(d)any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01(e)(i), 6.05 (with respect to the Company’s existence) or Article VII;
(e)any Credit Party or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30
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days after (i) any officer of any Borrower becomes aware thereof, or (ii) notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);
(f)(i) the Company or any of its Restricted Subsidiaries shall (x) default in any payment with respect to any Indebtedness (other than the Obligations) with an aggregate principal amount in excess of $75,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (y) default (or any similar term) in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after the period of grace, if any, and with the giving of any notice that tolls a grace period, if required), any such Indebtedness to become due prior to its stated maturity (it being understood that a default described above in this clause (y) shall cease to constitute an Event of Default if and when same has been cured or otherwise ceases to exist, in each case prior to the taking of any action by the Administrative Agent or the Required Lenders pursuant to the last paragraph of this Section 8.01); or (ii) any Indebtedness (other than the Obligations) with an aggregate principal amount in excess of $75,000,000 of the Company or any of its Restricted Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid as a result of a default thereunder or an event of the type that constitutes an Event of Default, in each case, prior to the stated maturity thereof; provided that, that this Section 8.01 shall not apply to (i) secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets (to the extent not prohibited under this Agreement) securing such Indebtedness, (ii) Guarantees of Indebtedness that are satisfied promptly on demand or (iii) with respect to Indebtedness incurred under any Swap Agreement, termination events or equivalent events pursuant to the terms of the relevant Swap Agreement which are not the result of any default thereunder by any Credit Party or any Restricted Subsidiary;
(g)the Company or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or under any other Debtor Relief Law; or an involuntary case is commenced against the Company or any of its Material Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 90 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code), trustee, receiver or receiver-manager is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Material Subsidiaries; or the Company or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Material Subsidiaries; or the Company or any of its Material Subsidiaries makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or there is commenced against the Company or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 90 days; or the Company or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Material Subsidiaries suffers any appointment of any custodian, trustee, receiver or receiver-manager or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or the Company or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Material Subsidiaries for the purpose of effecting any of the foregoing;
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(h)an ERISA Event shall occur which results or could reasonably be expected to have a Material Adverse Effect;
(i)one or more judgments or decrees shall be entered against the Company or any of its Restricted Subsidiaries involving a liability (to the extent not paid or covered by insurance (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) in excess of $75,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been paid in full, vacated, discharged or stayed or bonded pending appeal within 60 days of the entry thereof;
(j)a Change in Control shall occur; or
(k)any provision of any Loan Document, at any time after its execution and delivery and for any reason other than in accordance with the terms of such Loan Document or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Administrative Agent any material part of the Liens purported to be created thereby; or any Credit Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any Loan Document;
then, and in every such event (other than an event with respect to any Borrower described in clause (g) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare all Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers, (iii) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount) and (iv) exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents; and in case of any event with respect to any Borrower described in clause (g) of this Section, the Commitments shall automatically terminate and the principal of all Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall become effective, in each case without further act of the Administrative Agent or any Lender.
Application of Funds. After the exercise of remedies provided for in Section 8.01 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically be required to be Cash Collateralized as set forth in the last paragraph of Section 8.01), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.14 and 2.15, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent to the
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extent payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations arising under the Loan Documents constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer to the extent payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, Obligations then owing under Secured Swap Agreements and Obligations then owing under any Secured Cash Management Agreements and (b) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the Swap Providers and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or such Credit Party’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Obligations arising under Secured Swap Agreements and Secured Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Swap Provider or Cash Management Bank, as the case may be (unless such Cash Management Bank or Swap Provider is the Administrative Agent or an Affiliate thereof). Each Swap Provider and Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ADMINISTRATIVE AGENT
Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such
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actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof (including entering into any Market Intercreditor Agreement) together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Company shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Swap Provider and potential Cash Management Banks) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto (including entering into Market Intercreditor Agreement). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
Exculpatory Provisions. ~~The~~
(e)Neither the Administrative Agent ~~shall not~~, any Arranger, or the Sustainability Coordinator, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, any Arranger, or the Sustainability Coordinator, as applicable, and its Related Parties:
(i)~~(a)~~ shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)~~(b)~~ shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan
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Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
~~(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.~~
(iii)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, any Arranger, the Sustainability Coordinator or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
(f)~~The~~Neither the Administrative Agent nor any of its Related Parties shall ~~not~~ be liable for any action taken or not taken by ~~it~~the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the L/C Issuer.
(g)~~The~~Neither the Administrative Agent nor any of its Related Parties shall ~~not be responsible for or~~ have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(h)Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to
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whether any Lender or prospective Lender is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution.
Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, so long as no Specified Event of Default exists, the consent of the Company (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
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(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with, so long as no Specified Event of Default exists, the consent of the Company (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender
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other than a Defaulting Lender) and acceptance by such Lender of such appointment, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
NonReliance on Administrative Agent, Arrangers, Sustainability Coordinator, and Other Lenders. Each ~~Lender~~of the Lenders and the L/C Issuer expressly acknowledges that neither the Administrative Agent, any Arranger, nor the Sustainability Coordinator has made any representation or warranty to it, and that no act by the Administrative Agent, any Arranger or the Sustainability Coordinator hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, any Arranger, or the Sustainability Coordinator to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent, any Arranger, or the Sustainability Coordinator has disclosed material information in such Person’s (or its Related Parties’) possession. Each of the Lenders and the L/C Issuer represents to the Administrative Agent, the Arrangers, and the Sustainability Coordinator that it has, independently and without reliance upon the Administrative Agent ~~or~~, any Arranger, the Sustainability Coordinator, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis ~~and~~of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each ~~Lender~~of the Lenders and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent ~~or~~, any Arranger, the Sustainability Coordinator, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder~~.~~, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Each of the Lenders and the L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the L/C Issuer, as applicable, for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the L/C Issuer, as applicable, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each of the Lenders and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each of the Lenders and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, as applicable, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, syndication agents, documentation agents, or senior managing agents shall have any powers, duties or
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responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent
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interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.
Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacity as a potential Swap Provider and a potential Cash Management Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) if the Obligations have been paid-in-full (other than any Obligations pursuant to any Secured Swap Agreement or Secured Cash Management Agreement or contingent and other obligations not then due and owing) and the Commitments have terminated, (ii) that is transferred, sold or otherwise disposed of as part of or in connection with any transfer, sale or other disposition permitted hereunder or under any other Loan Document or any Recovery Event, (iii) as permitted by Section 6.10(d) or (iv) as otherwise approved in accordance with Section 10.01;
to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02;
to release any Guarantor from its obligations under the Guaranty if (x) such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents or (y) such Guarantor becomes an Excluded Subsidiary; and
to enter into and perform its obligations under any Market Intercreditor Agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 9.10. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
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Secured Swap Agreements and Secured Cash Management Agreements. No Swap Provider or Cash Management Bank that obtains the benefit of Section 8.02, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Swap Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Swap Provider or Cash Management Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Swap Agreements and Secured Cash Management Agreements in the case of the Maturity Date or if the Obligations (other than Obligations under Secured Swap Agreements and Secured Cash Management Agreements) have been paid-in-full (other than contingent and other obligations not then due and owing).
1.04.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are
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satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (i) Section 9.12(a)(i) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with Section 9.12(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
1.05.Recovery of Erroneous Payments.
Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to the Overnight Rate. To the extent permitted by applicable law, each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.

MISCELLANEOUS
Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01) without the written consent of such Lender;
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postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding any mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) if the effect of such amendment is to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
change (i) Section 2.13 ~~or Section 8.02~~ in a manner that would alter the pro rata sharing of payments required thereby or (ii) Section 8.02, in each case, without the written consent of each Lender directly and adversely affected thereby;
change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
release the Company from its obligations under the Loan Documents or all or substantially all of the value of the Guaranty, without the written consent of each Lender, except, with respect to the Guaranty, to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
release all or substantially all of the Collateral under all the Collateral Documents without the written consent of each Lender except to the extent the release of any Collateral is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone) or amend the definition of “Collateral Release Period” without the written consent of each Lender; or
amend Section 1.06 or, except as otherwise set forth in this Section 10.01, the definition of “Alternative ~~Currency”, “LIBOR Quoted Currency” or “Non-LIBOR Quoted~~ Currency” without the written consent of each Revolving A Lender and L/C Issuer obligated to make Credit Extensions in Alternative Currencies;
provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii) unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (iii) unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected
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Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (vi) ~~only the consent of the Company and the Revolving A Lenders and L/C Issuer that have agreed to issue such Credit Extensions in the applicable Alternative Currency shall be necessary to amend the definition of “Eurocurrency Base Rate” to provide for the addition of a replacement interest rate with respect to such Alternative Currency; (vii)~~ in order to implement any additional Commitments and/or any Incremental Term Loan, in each case, in accordance with Section 2.18, this Agreement and the other Loan Documents may be amended for such purpose (but solely to the extent necessary to implement such additional Commitments and/or such Incremental Term Loan and otherwise in accordance with Section 2.18) by the Credit Parties, the Administrative Agent and each Lender providing a such additional Commitments and/or such Incremental Term Loan; (~~viii~~vii) in order to implement any Specified Refinancing Term Loan, this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment in accordance with Section 2.17 with only the consent of the Credit Parties, the Administrative Agent and the Lenders providing such Specified Refinancing Term Loan; (~~ix~~viii) in order to implement any release or reinstatement of Liens as contemplated by Section 6.10(f), this Agreement and the other Loan Documents may be amended in accordance with Section 6.10(f) with only the consent of the Credit Parties and the Administrative Agent; (~~x~~ix) in connection with the addition of any Designated Borrowers pursuant to Section 2.16, this Agreement and the other Loan Documents may be amended to reflect the addition of such Designated Borrower with only the consent of the Credit Parties, the Administrative Agent and the Lenders lending to such Designated Borrower ~~and~~; (~~xi~~x) in order to implement any Extension, this Agreement and the other Loan Documents may be amended in accordance with Section 2.19 with only the consent of the Credit Parties, the Administrative Agent and each applicable extending Lender~~.~~; (xi) this Agreement may be amended in accordance with Section 3.03 with only the consent of the Administrative Agent and the Company; and (xii) in order to implement any ESG Amendment, this Agreement and the other Loan Documents may be amended in accordance with Section 2.20 with only the consent of the Company and the Sustainability Coordinator.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, the Company may replace such NonConsenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuer, the Company and the Revolving A Lenders obligated to make Credit Extensions in Alternative Currencies to amend the definition of “Alternative Currency”, “~~LIBOR Quoted Currency”, “Non-LIBOR Quoted Currency” or “Eurocurrency Base Rate”~~Alternative Currency Daily Rate”, or “Alternative Currency Term Rate” solely to add additional currency options and the applicable interest rate with respect thereto, in each case, solely to the extent permitted pursuant to Section 1.06.
Notwithstanding any provision herein to the contrary the Administrative Agent and the Company may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any
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other party to such Loan Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
Notwithstanding anything to the contrary herein, this Agreement may be amended or amended and restated without the consent of any Lender (but with the consent of the Credit Parties and the Administrative Agent) if, upon giving effect to such amendment or such amendment and restatement, as applicable, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated, as appliable), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
if to the Company or any other Borrower or the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Company may
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each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of such Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material
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non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Credit Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Company agrees (a) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution, delivery and syndication of this Agreement and the
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other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs; provided that the Company shall only be responsible for the reasonable documented out-of-pocket fees and disbursements of one primary counsel to the Administrative Agent and the Lenders, (and, if reasonably necessary, one regulatory counsel and one local counsel in each jurisdiction the laws of which govern any of the Loan Documents or in which the Company or any of its Subsidiaries is organized or owns property or assets (a “Relevant Jurisdiction”)), and, solely in the case of any actual or potential conflict of interest as determined by the Administrative Agent or Lender affected by such conflict, the Administrative Agent’s or such Lender’s own firm of counsel (and, if reasonably necessary, one regulatory counsel and one local counsel in each Relevant Jurisdiction to such affected Administrative Agent or Lender), (b) to pay or reimburse all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or demand for payment thereunder and (c) to pay or reimburse the Administrative Agent and each Lender for all documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing and recording charges and fees and taxes related thereto, and other reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.
(b)Indemnification by the Company. The Company shall indemnify and hold harmless the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, reasonable expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including such Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of its Subsidiaries or any Environmental Claim related in any way to the Company or any of its Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence,
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bad faith or willful misconduct of such Indemnitee or any of its Related Indemnified Parties and (ii) arise from any dispute solely among Indemnitees or its Related Indemnified Parties and (y) the Company shall only be responsible for the reasonable documented out-of-pocket fees and disbursements of one primary counsel to the Indemnitees (and, if reasonably necessary, one regulatory counsel and one local counsel in each Relevant Jurisdiction), and, solely in the case of any actual or potential conflict of interest as determined by any Indemnitee affected by such conflict, such Indemnitee’s own firm of counsel (and, if reasonably necessary, one regulatory counsel and one local counsel in each Relevant Jurisdiction to such affected Indemnitee).
(c)Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the unused Commitments, Revolving A Exposure, Revolving B Exposure, Outstanding Amount of the Initial Term Loan, Outstanding Amount of the Initial Term A-2 Loan and Outstanding Amount of all Incremental Term Loans of such Lender at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party to this Agreement shall assert, and each of them hereby waives on behalf of itself and its Affiliates, and acknowledges that no Person shall have, any claim against any party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds; provided, however, that the foregoing shall not relieve the Company of its indemnification obligations set forth in this Section 10.04 to the extent any Indemnitee is found so liable. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from either (i) the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction, or (ii) the material breach of such Indemnitee’s confidentiality obligations under this Agreement or any other Loan Document as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
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(f)Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e), shall survive the resignation of the Administrative Agent, the Swing Line Lender and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Successors and Assigns.
Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Assignments by Lenders. Any Lender may at any time after the Closing Date assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
Minimum Amounts.
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or
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contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitments and the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Revolving Commitment (and the related Revolving Loans thereunder) and $1,000,000 in the case of any assignment in respect of a Term Loan, unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund of a Revolving Lender; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required in respect of (1) any unfunded Term Loan Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
the consent of the L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving A Commitment if such assignment is to a Person that is not a Lender with a Revolving A Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and
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recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent
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thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a) through (h) that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e)) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any
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obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving A Commitment and Revolving A Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
Disqualified Institutions.
No assignment shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment as
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otherwise contemplated by this Section 10.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), such assignee shall not retroactively be considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.
If any assignment is made to any Disqualified Institution without the Company’s prior consent in violation of clause (i) above, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the applicable Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement and the Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided, that, (i) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b), (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), the Company shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.
Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restrictions in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section
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1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the DQ List on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.
Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties and to any Swap Provider (or such Swap Provider’s professional advisor) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Person required to disclose such information shall, to the extent permitted by law, rule or regulation and reasonably practicable, promptly inform the Company, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective Swap Provider (or its advisors), (g) on a confidential basis to (A) rating agencies with respect to ratings of a Lender ~~or (B~~, the Company or its Subsidiaries, or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer or the Swing Line Lender to deliver Borrower Materials or notices to the Lenders or (C) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing, and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section ~~or~~, (y) becomes available to the Administrative Agent, the L/C Issuer, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or (z) is independently discovered or developed by a party hereto without utilizing any Information received from any Credit Party or violating the terms of this Section 10.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the L/C Issuer and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from the Company or any Subsidiary ~~in connection with the Transactions~~ relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this
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Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Interest Rate Limitation. As used in this Agreement the term “interest” does not include any fees (including, but not limited to, any loan fee, periodic fee, unused commitment fee or waiver fee) or other charges imposed on the Borrowers in connection with the indebtedness evidenced by this Agreement, other than the interest described herein. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of nonusurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. It is the express intent hereof no Borrower shall pay, and no Lender receive, directly or indirectly, interest in excess of that which may be lawfully paid under applicable Law, including the usury laws in force in the State of Georgia.
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~~Counterparts;~~ Integration; Effectiveness~~10.10    Counterparts; Integration; Effectiveness. AUTONF D3_TC~~ .
~~This Agreement and each of the Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.~~ This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto~~. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.~~, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any ~~Borrowing~~Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and
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the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not violate applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, (i) following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender and (ii) any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, (a) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit and (b) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
Governing Law; Jurisdiction; Etc.
GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT
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(EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
WAIVER OF VENUE. THE COMPANY AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. Each Foreign Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in
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any suit, action or proceeding of the nature referred to in Section 10.14(b). The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each Foreign Borrower until all Obligations payable by such Foreign Borrower shall have been paid in full in accordance with the provisions hereof and such Foreign Borrower shall have been terminated as a Borrower hereunder. Each Foreign Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.14(b) by service of process upon the Company as provided in this Section 10.14(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by certified or registered mail or sent by facsimile to the Company and (if applicable to) such Foreign Borrower at its address set forth on Section 10.02. Each Foreign Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Borrower in any suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon personal delivery to such Foreign Borrower.
Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each ~~Borrower~~Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Sustainability Coordinator and the Lenders, are arm’slength commercial transactions between such ~~Borrower~~Credit Party and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Sustainability Coordinator and the Lenders, on the other hand, (B) such ~~Borrower~~Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such ~~Borrower~~Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, the Sustainability Coordinator and the Lenders each are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have not been, are not, and will not be acting as an advisor, agent or fiduciary for such ~~Borrower~~Credit Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent ~~nor~~, the Arrangers, the Sustainability Coordinator nor the Lenders have any obligation to such ~~Borrower~~Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Sustainability Coordinator and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ
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from those of such ~~Borrower~~Credit Party and its Affiliates, and neither the Administrative Agent ~~nor~~, the Arrangers, the Sustainability Coordinator nor the Lenders have any obligation to disclose any of such interests to such ~~Borrower~~Credit Party or its Affiliates. To the fullest extent permitted by law, each ~~Borrower~~Credit Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the Sustainability Coordinator and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
~~10.17 Electronic Execution of Assignments and Certain Other Documents10.17    Electronic Execution of Assignments and Certain Other Documents. AUTONF D3_TC. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement, any other document executed in connection herewith and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, that without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.~~
1.06.Electronic Execution.
(a)This Agreement, any Loan Document, and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Credit Parties, the Administrative Agent and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this Section 10.17(a) may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each of the Administrative Agent and each Lender Party may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the L/C Issuer nor the Swing Line Lender is under any obligation to accept an Electronic Signature
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in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent, the L/C Issuer and/or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each Lender Party shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party, the Administrative Agent, and/or any Lender Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Lender Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.
(b)Neither the Administrative Agent, the L/C Issuer nor the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Communication (including in connection with the Administrative Agent’s, the L/C Issuer’s or the Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Each of the Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
(c)Each of the Credit Parties and the Lender Parties hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Communication based solely on the lack of paper original copies of this Agreement or such Communication, as applicable, and (ii) any claim against the Administrative Agent or any Credit Party and any Related Party of the foregoing for any liabilities arising solely from the Administrative Agent’s and/or such Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of any Credit Party or any Lender party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
(d)Each Person party to this Agreement represents and warrants to each other Person party to this Agreement that such Person has the corporate capacity and authority to execute this any Communication through electronic means and there are no restrictions on doing so in that party’s constitutive documents.
USA PATRIOT Act and Canadian AML Acts. Each Lender that is subject to the Act (as hereinafter defined) or any Canadian AML Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”) and the Canadian AML Acts, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party, information concerning its direct and indirect holders of Equity Interests and other Persons exercising Control over it, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Act and the Canadian AML Acts. Each Borrower shall (and the Company shall cause each Credit Party to), promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti money laundering rules and regulations, including the Act and the Canadian AML Acts.
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Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each ~~Borrower~~Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any ~~Borrower~~Credit Party in the Agreement Currency, such ~~Borrower~~Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such ~~Borrower~~Credit Party (or to any other Person who may be entitled thereto under applicable law).
Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions~~10.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. AUTONF D3_TC~~. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or the L/C Issuer that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or the L/C Issuer that is an ~~EEA~~Affected Financial Institution; and
the effects of any Bail-in Action on any such liability, including, if applicable:
a reduction in full or in part or cancellation of any such liability;
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion ~~powers of any EEA~~Powers of the applicable Resolution Authority.
1.07.Acknowledgement Regarding Any Supported QFCs.
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To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under such U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
1.08.Appointment of Company.
Without limiting Section 2.16(d), each of the Credit Parties hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Company may execute such documents and provide such authorizations on behalf of such Credit Parties as the Company deems appropriate in its sole discretion and each Credit Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, the L/C Issuer or a Lender to the Company shall be deemed delivered to each Credit Party and (c) the Administrative Agent, the L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Credit Parties.

GUARANTY
The Guaranty.
Each of the Guarantors hereby jointly and severally guarantees to each Lender, the L/C Issuer and each other holder of Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due
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(whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, (a) the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws, and if the Obligations would otherwise be held or determined to be avoidable on account of the amount of such Guarantor’s liability under this Article XI, then the amount of such liability shall be automatically limited and reduced to the highest amount that is valid and enforceable and (b) no Foreign Borrower shall guarantee the Obligations of the Domestic Credit Parties.
Obligations Unconditional.
The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other Credit Party for amounts paid under this Article XI until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;
the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
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any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.
Reinstatement.
The obligations of each Guarantor under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable and documented out-of-pocket costs and expenses (including Attorney Costs) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
Certain Additional Waivers.
Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02 and through the exercise of rights of contribution pursuant to Section 11.06.
Remedies.
The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 8.01) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.
Rights of Contribution.
The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other ~~Guarantor's~~Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 11.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid-in-
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full and the Commitments have terminated, and none of the Guarantors shall exercise any right or remedy under this Section 11.06 against any other Guarantor until such Obligations have been paid-in-full and the Commitments have terminated. For purposes of this Section 11.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 11.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the ~~Borrower~~Company in respect of any payment of Obligations.
Guarantee of Payment; Continuing Guarantee.
The guarantee in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.
Keepwell.
Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article XI by any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Credit Party”) or the grant of a security interest under the Loan Documents by any such Specified Credit Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings
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under this Article XI voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Credit Party for all purposes of the Commodity Exchange Act.
[Signature pages intentionally omitted.]

EXHIBIT A-1
[FORM OF] LOAN NOTICE
Date: ____________, ____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among EnerSys, a Delaware corporation, certain other Borrowers party thereto, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
The undersigned Borrower hereby requests:
☐    A Borrowing of [Revolving A Loans][Revolving B Loans][the Initial Term Loan][the Initial Term A-2 Loan][an Incremental Term Loan]
☐    A conversion or continuation of [Revolving A Loans][Revolving B Loans] [the Initial Term Loan][the Initial Term A-2 Loan][an Incremental Term Loan]
1.    On ________________________ (a Business Day).
2.    In the aggregate principal amount of $________________________.
3.    Comprised of ________________________.
[Type of Loan Requested]
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4.    For [LIBOR Rate Loans][Alternative Currency Term Rate Loans]: with an Interest Period of _____ month[s].
5.    Currency:                .
With respect to such Borrowing, the undersigned Borrower hereby represents and warrants that (i) such request complies with the requirements of [Section 2.01(a)][Section 2.01(b)][Section 2.01(c)][Section 2.01(d)][Section 2.01(e)] of the Credit Agreement and (ii) each of the conditions set forth in Sections 4.02(a) and (b) of the Credit Agreement has been satisfied on and as of the date of such Borrowing.
Delivery of an executed counterpart of a signature page of this Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Loan Notice.
[signature page follows]

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IN WITNESS WHEREOF, the undersigned Borrower has caused this Loan Notice to be executed by a duly authorized officer as of the date first written above.

[APPLICABLE BORROWER]

By:
Name:
Title:

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EXHIBIT C
[FORM OF] COMPLIANCE CERTIFICATE
Date:

Check for distribution to PUBLIC and Private side Lenders[2]

To:    Bank of America, N.A., as Administrative Agent
This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among EnerSys, a Delaware corporation (the “Company”), certain other Borrowers party thereto, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES (solely in such undersigned’s capacity as [__] of the Company and not individually) THAT:
1.    I am the duly elected __________________ of the Company.
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Company and its Subsidiaries occurring during the period covered by the financial statements delivered concurrently herewith.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the period covered by the financial statements delivered concurrently herewith[, except as set forth below:
    ].
4.    Schedule I attached hereto sets forth financial data and computations evidencing compliance with Sections 7.08 and 7.09 of the Credit Agreement, all of which data and computations are true, complete and correct as of [_______________], 20[__].
5.    Schedule II attached hereto sets forth in reasonable detail the calculation of the Available JV Basket Amount and the Available Amount as of [_______________], 20[__].
Delivery of an executed counterpart of a signature page of this Compliance Certificate by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.
2 If this box is not checked, this Compliance Certificate will only be posted to Private side Lenders.
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[signature page follows]
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IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.
ENERSYS

By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE
Computation of Financial Covenants
Confidential

In the event of conflict between the provisions and formulas set forth in this Schedule I and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.

I.	Section 7.08 – Consolidated Interest Coverage Ratio.
A.	Consolidated EBITDA for the most recently completed four fiscal quarters (see Exhibit A attached hereto):		$_________
B.	Consolidated Net Interest Expense for such period, all as determined in accordance with GAAP (subject to the express requirements set forth below):
	1.	the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period (calculated without regard to any limitations on payment thereof):	$_________
For Lines B.2 through B.4, to the extent not included in Line B.1, Chinese Factoring Program Financing Costs, the Foreign Receivables Facilities Financing Costs, and the Receivables Facilities Financing Costs for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation of Line B.1):
	1.	the amortization of any deferred financing costs for such period:	$_________
	1.	non-cash interest expense (including amortization of discount and interest which will be added to, and thereafter become part of, the principal or liquidation preference of the respective Indebtedness or Preferred Stock through a pay-in-kind feature or otherwise, but excluding all regularly accruing interest expense which will be payable in cash in a subsequent period) payable in respect of any Indebtedness or Preferred Stock:	$_________
	1.	dividends on Qualified Preferred Stock in the form of additional Qualified Preferred Stock:	$_________
	1.	without duplication, that portion of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries on a consolidated basis representing the interest factor for such period:	$_________
	1.	the cash portion of interest income of the Company and its Restricted Subsidiaries on a consolidated basis for such period (for this purpose, excluding any cash interest income received by any non-wholly owned Restricted Subsidiary to the same extent as such amount, if representing net income, would be excluded from Consolidated Net Income pursuant to the proviso to the definition thereof):	$_________
	1.	Consolidated Net Interest Expense (Line B.1 + B.2 + B.3 + B.4 + B.5 – B.6):	$_________
C.	Consolidated Interest Coverage Ratio (Lines I.A ÷ I.B.7):		_____to 1.0
D.	Minimum Consolidated Interest Coverage Ratio (Section 7.08 of the Credit Agreement):		3.00 to 1.0
E.	In compliance?		[Yes][No]

II.	Section 7.09 – Consolidated Total Net Leverage Ratio.
A.	Consolidated Debt of the Company and its Restricted Subsidiaries as of such date:
For Lines II.A.1 through II.A.4, without duplication:
	1.	the principal amount of all Indebtedness of the Company and its Restricted Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or capital leases on the liability side of a consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP:	$_________
	1.	all Indebtedness of the Company and its Restricted Subsidiaries of the type described in clause (c) of the definition of Indebtedness:	$_________
	1.	the aggregate amount of Chinese Receivables Indebtedness, other Foreign Receivables Indebtedness, and Receivables Indebtedness of the Company and its Restricted Subsidiaries outstanding at such time:	$_________
	1.	Attributable Indebtedness in respect of Synthetic Lease Obligations (but excluding Attributable Indebtedness in respect of or arising in connection with an IRB Sale-Leaseback Transaction) at such time:	$_________
	1.	the aggregate amount of Unrestricted Cash of the Credit Parties and the Foreign Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the Company if same were prepared on such date:	$_________
	1.	Consolidated Debt (Lines II.A.1+2+3+4–5):	$_________
B.	Consolidated EBITDA (see Exhibit A attached hereto):		$_________
C.	Consolidated Leverage Ratio (Line II.A.6 ÷ Line II.B):		_____to 1.00
D.	Maximum Consolidated Total Net Leverage Ratio (Section 7.09 of the Credit Agreement):		3.50 to 1.0[3]
E.	In compliance?		[Yes][No]

3 Provided, that, for any Leverage Increase Period, the required ratio set forth above shall be increased to 4.00 to 1.00; provided, further, that, (A) there shall only be two (2) Leverage Increase Periods during the term of the Credit Agreement and (B) the maximum Consolidated Total Net Leverage Ratio shall revert to 3.50 to 1.00 at the end of such four (4) fiscal quarter period.

Exhibit A to Schedule II to Compliance Certificate
Computation of Consolidated EBITDA

		Consolidated EBITDA	Quarter Ended _______	Quarter Ended _______	Quarter Ended _______	Quarter Ended _______	Twelve Months Ended _______
1.		Consolidated Net Income of the Company and its Restricted Subsidiaries
For Lines 2 through 5, in each case to the extent actually deducted in determining Consolidated Net Income for such period, consolidated interest expense of the Company and its Restricted Subsidiaries and provision for income taxes, adjusted to exclude for such period
1.	+	any extraordinary gains or losses
1.	+	gains or losses from sales of assets other than inventory sold in the ordinary course of business
1.	+	any write-downs of non-current assets relating to impairments or the sale of non-current assets
1.	+	any non-cash expenses incurred in connection with stock options, stock appreciation rights or similar equity rights
1.	=	Consolidated EBIT (Lines 1 through 5)
For Lines 7 through 17, with respect to the Company and its Restricted Subsidiaries, the amount of, without duplication (to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT)
1.	+	all amortization and depreciation that were deducted in arriving at Consolidated EBIT for such period

1.	+	any non-cash charges in such period to the extent that such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any other period)
1.	+	fees and expenses incurred by the Company and its Restricted Subsidiaries during such period in connection with the Transaction, the consummation of a Permitted Acquisition or any other Investment or Disposition, the issuance of any Equity Interests, any actual or proposed incurrence of Indebtedness or the Investment in any Joint Venture or Unrestricted Subsidiary, in each case permitted under the Credit Agreement
1.	+	cash charges not to exceed $10,000,000 incurred in connection with the termination of Swap Agreements during such period
1.	+	any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinuing operations
1.	+	any other extraordinary, unusual or non-recurring cash charges or expenses incurred outside the ordinary course of business, provided that the aggregate amount added pursuant to Line 12, Line 13 and Line 14 shall not exceed 25% of Consolidated EBITDA (determined prior to giving effect to such add-backs) for such period

1.	+	the amount of cost savings and synergies projected by the Company in good faith to be realized as a result of any Acquisition permitted hereunder within the first four consecutive fiscal quarters following the consummation of such Acquisition, calculated as though such cost savings and synergies had been realized on the first day of such period and net of the amount of actual benefits received during such period from such Acquisition provided, that, (A) such cost savings or synergies are reasonably identifiable and factually supportable and (B) the aggregate amount added pursuant to Line 12, Line 13 and Line 14 below shall not exceed 25% of Consolidated EBITDA (determined prior to giving effect to such add-backs) for such period
1.	+	restructuring and related charges, integration costs, business optimization expenses and charges attributable to, and payments of, legal settlements, fines, judgments or orders and severance, relocation costs, facilities start-up costs, recruiting fees, signing costs, retention or completion bonuses and transition costs, provided that the aggregate amount added pursuant to Line 12, Line 13 and Line 14 shall not exceed 25% of Consolidated EBITDA (determined prior to giving effect to such add-backs) for such period
1.	+	any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Preferred Stock)

1.	+	any non-cash impairment charge or asset write-off or write-down (other than write-offs or write-downs of current assets) in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP
1.	+	any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within such 365 days)
1.	–	the amount of non-cash gains during such period, to the extent included in arriving at Consolidated EBIT for such period
1.	–	any income directly attributable to discontinued operations, to the extent included in arriving at Consolidated EBIT for such period
1.	=	Consolidated EBITDA of the Company and its Restricted Subsidiaries (Line 6 + Lines 7 through 17 – Line 18 – Line 19)

SCHEDULE II TO COMPLIANCE CERTIFICATE
Calculation of Available JV Basket Amount and the Available Amount

Confidential
In the event of conflict between the provisions and formulas set forth in this Schedule II and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.

I.	Available JV Basket Amount.
	1.	$250,000,000	$250,000,000
+	1.	on the date of receipt by the Company after the Closing Date of Net Cash Proceeds from any sale or issuance of common stock or Qualified Preferred Stock of the Company or any contribution to the common equity capital of the Company, the amount of such Net Cash Proceeds to the extent such Net Cash Proceeds do not increase the Available Amount:	$_________
–	1.	the aggregate amount of Investments made (including for such purpose the fair market value of any assets contributed to any Joint Venture or Unrestricted Subsidiary (in each case, as determined in good faith by the Company), net of Indebtedness and, without duplication, Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture or Unrestricted Subsidiary in connection therewith) pursuant to Section 7.05(n) of the Credit Agreement after the Closing Date:	$_________
–	1.	the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture or Unrestricted Subsidiary for which the Company or any of its Restricted Subsidiaries (other than the respective Joint Venture or Unrestricted Subsidiary, as applicable) is liable:	$_________
–	1.	all payments made by the Company or any of its Restricted Subsidiaries (other than the respective Joint Venture or Unrestricted Subsidiary, as applicable) in respect of Indebtedness or other obligations of the respective Joint Venture or Unrestricted Subsidiary, as applicable, (including, without limitation, payments in respect of obligations described in preceding Line I.4) after the Closing Date:	$_________
+	1.	the amount of any increase to the Available JV Basket Amount made after the Closing Date in accordance with the provisions of Section 7.05(n) of the Credit Agreement:	$_________
=	1.	Available JV Basket Amount:	$_________

II.	Available Amount.
	1.	an amount, not less than zero in the aggregate, equal to 50% of Consolidated Net Income of the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from April 1, 2017 to the end of the Fiscal Period:	$_________

+	1.	on the date of receipt by the Company after the Closing Date of Net Cash Proceeds from any sale or issuance of common stock or Qualified Preferred Stock of the Company or any contribution to the common equity capital of the Company, the amount of such Net Cash Proceeds to the extent such Net Cash Proceeds do not increase the Available JV Basket Amount:	$_________
+	1.	the Net Cash Proceeds received by the Borrowers and their respective Restricted Subsidiaries of Dispositions of Investments made using the Available Amount to the extent such Net Cash Proceeds are not required to prepay the Loans pursuant to Section 2.05(b) of the Credit Agreement in an amount not to exceed the amount of the original Investment:	$_________
+	1.	returns received in cash or Cash Equivalents by the Borrowers and their respective Restricted Subsidiaries on Investments made using the Available Amount (including Investments in Unrestricted Subsidiaries) in an amount not to exceed the amount of the original Investment:	$_________
+	1.	any Declined Amounts:	$_________
–	1.	the amount of any Investment made (or deemed made) pursuant to Section 7.05(p) of the Credit Agreement:	$_________
–	1.	the amount of any Dividend made in reliance on Section 7.06(e) of the Credit Agreement:	$_________
=	1.	Available Amount:	$_________

EXHIBIT B-6
[FORM OF] INITIAL TERM A-2 NOTE
____________, ____
FOR VALUE RECEIVED, the undersigned hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the portion of the Initial Term A-2 Loan made by the Lender to the Canadian Borrower under that certain Credit Agreement, dated as of August 4, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among EnerSys, a Delaware corporation, certain other Borrowers party thereto, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
The undersigned promises to pay interest on the unpaid principal amount of such portion of the Initial Term A-2 Loan made by the Lender from the date of the Initial Term A-2 Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Canadian Dollars in Same Day Funds at the Administrative Agent’s Office for payments in Canadian Dollars. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to the extent permitted by law, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Initial Term A-2 Note is one of the Initial Term A-2 Notes referred to in the Credit Agreement, is entitled to the benefits thereof and of the other Loan Documents and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Initial Term A-2 Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The portion of the Initial Term A-2 Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Initial Term A-2 Note and endorse thereon the date, amount and maturity of the Initial Term A-2 Loan and payments with respect thereto.
The undersigned, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Initial Term A-2 Note.
[signature page follows]

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THIS INITIAL TERM A-2 NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS INITIAL TERM A-2 NOTE OR AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
ALPHA TECHNOLOGIES LTD.

By:
Name:
Title: